FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-01

Dated October 11, 2024	BMO 2024-5C7
Structural and Collateral Term Sheet
BMO 2024-5C7 Mortgage Trust
$959,562,630 (Approximate Mortgage Pool Balance)

$858,808,000 (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2024-5C7

Bank of Montreal

German American Capital Corporation

Starwood Mortgage Capital LLC

Citi Real Estate Funding Inc.

UBS AG

Goldman Sachs Mortgage Company

Societe Generale Financial Corporation

Greystone Commercial Mortgage Capital LLC

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Citigroup	Goldman Sachs & Co. LLC	Société Générale	UBS Securities LLC	Deutsche Bank Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Bancroft Capital, LLC Co-Manager		Drexel Hamilton Co-Manager
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated October 11, 2024	BMO 2024-5C7

This material is for your information, and none of BMO Capital Markets Corp., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2024-5C7 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Dated October 11, 2024	BMO 2024-5C7

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BMO 2024-5C7
Indicative Capital Structure

Offered Certificates
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$1,330,000	30.000%	%	(6)	2.45	11/24-06/29
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	(7)	30.000%	%	(6)	(7)	(7)
Class A-3	AAAsf/AAA(sf)/Aaa(sf)	(7)	30.000%	%	(6)	(7)	(7)
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$671,693,000 (8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$187,115,000 (8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	AAAsf/AAA(sf)/Aa2(sf)	$103,153,000	19.250%	%	(6)	4.96	10/29-10/29
Class B	AA-sf/AA-(sf)/NR	$47,978,000	14.250%	%	(6)	4.98	10/29-11/29
Class C	A-sf/A-(sf)/NR	$35,984,000	10.500%	%	(6)	5.04	11/29-11/29

Non-Offered Certificates(10)

Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class X-D	BBBsf/BBB+(sf)/NR	$12,282,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D	BBBsf/BBB+(sf)/NR	$12,282,000	9.220%	%	(6)	5.04	11/29-11/29
Class E-RR(11)	BBB-sf/BBB(sf)/NR	$17,704,000	7.375%	%	(6)	5.04	11/29-11/29
Class F-RR(11)	BB-sf/BB+(sf)/NR	$19,192,000	5.375%	%	(6)	5.04	11/29-11/29
Class G-RR(11)	B-sf/BB-(sf)/NR	$13,194,000	4.000%	%	(6)	5.04	11/29-11/29
Class J-RR(11)	NR/NR/NR	$38,382,629	0.000%	%	(6)	5.04	11/29-11/29
Class S(12)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Class R(12)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), as indicated. Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this structural and collateral term sheet (this “Term Sheet”) are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.
(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the respective classes of principal balance certificates (as defined in footnote (6) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of Class X certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of principal balance certificates may not be part of, and there may be a corresponding reduction in, such notional amount of the related class of Class X certificates.
(3)	"Approximate Initial Credit Support" means, with respect to any class of principal balance certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of principal balance certificates, if any, junior to the subject class of principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 certificates are represented in the aggregate.
(4)	Approximate per annum rate as of the closing date.
(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.
(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “principal balance certificates”, and collectively with the Class X certificates, the Class S certificates and the Class R certificates, the “certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $670,363,000 subject to a variance of plus or minus 5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BMO 2024-5C7
Indicative Capital Structure
Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-2	$0 - $300,000,000	N/A – 4.90	N/A – 06/29-10/29
Class A-3	$370,363,000 - $670,363,000	4.93 – 4.96	06/29-10/29–10/29-10/29
(8)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):
Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2 and Class A-3
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D

(9)	The pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in the Preliminary Prospectus.
(10)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered hereby.
(11)	In satisfaction of Bank of Montreal’s risk retention obligations as retaining sponsor for this securitization transaction, all of the Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”), with an aggregate fair value expected to represent at least 5.0% of the fair value, as of the closing date for this transaction, of all of the “ABS interests” (i.e., all of the certificates (other than the Class R certificates)) issued by the issuing entity, will collectively constitute an “eligible horizontal residual interest” that is to be purchased and retained by 660 RR Holdings LLC, a Delaware limited liability company, or its affiliate in accordance with the credit risk retention rules applicable to this securitization transaction. The certificate balances of the Class D and Class E-RR certificates may be reallocated between those classes based on the determination of the aggregate fair value, as of the closing date for this transaction, of all of the certificates (other than the Class R certificates), in order to satisfy the foregoing. Any such reallocation would have a corresponding effect on the notional amount of the Class X-D certificates. However, the “Approximate Initial Credit Support” for the Class D certificates will have a minimum value of 9.150%. “Retaining sponsor,” “ABS interests” and “eligible horizontal residual interest” have the meanings given to such terms in Regulation RR. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
(12)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates as set forth in “Description of the Certificates—Distributions—Excess Interest”. The Class R certificates will represent the residual interests in each of two (2) separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BMO 2024-5C7
Summary of Transaction Terms
Publicly Offered Certificates:	$858,808,000 monthly pay, multi-class, commercial mortgage REMIC pass-through Certificates.
Co-Lead Managers and Joint Bookrunners:	BMO Capital Markets Corp., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, SG Americas Securities, LLC and UBS Securities LLC
Co-Managers:	Academy Securities, Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC
Mortgage Loan Sellers:	German American Capital Corporation (“GACC”) (16.7%); Bank of Montreal (“BMO”) (16.2%); Starwood Mortgage Capital LLC (“SMC”) (16.0%); Citi Real Estate Funding Inc. (“CREFI”) (14.5%); UBS AG (“UBS”) (14.4%); Goldman Sachs Mortgage Company (“GSMC”) (8.6%); Société Générale Financial Corporation (“SGFC”) (7.2%); and Greystone Commercial Mortgage Capital LLC (“GCMC”) (6.4%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Greystone Servicing Company LLC
Directing Holder/Controlling Class Representative:	400 Capital Management, LLC
Trustee:	Computershare Trust Company, National Association
Certificate Administrator:	Computershare Trust Company, National Association
Operating Advisor:	BellOak, LLC
Asset Representations Reviewer:	BellOak, LLC
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).
U.S. Credit Risk Retention:	For a discussion on the manner in which BMO, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about October 30, 2024.
Cut-off Date:	With respect to each mortgage loan, the related due date in October 2024, or in the case of any mortgage loan that has its first due date after October 2024, the date that would have been its due date in October 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in November 2024.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in November 2024.
Assumed Final Distribution Date:	The Distribution Date in November 2029 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in November 2057.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S (other than the Class R Certificates).
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co and CRED iQ.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BMO 2024-5C7
Summary of Transaction Terms
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BMO 2024-5C7
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut- off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
GACC	3	10	$111,662,000	11.6%	$160,427,957	16.7%
BMO	3	3	$49,000,000	5.1%	$155,468,085	16.2%
SMC	6	6	$153,140,000	16.0%	$153,140,000	16.0%
CREFI	5	9	$138,850,000	14.5%	$138,850,000	14.5%
UBS AG	6	12	$138,300,000	14.4%	$138,300,000	14.4%
GSMC	2	2	$40,000,000	4.2%	$82,765,957	8.6%
SGFC	3	3	$68,960,630	7.2%	$68,960,630	7.2%
GCMC	3	3	$19,650,000	2.0%	$61,650,000	6.4%
GCMC, BMO	1	1	$60,000,000	6.3%	-	-
BMO, GACC, GSMC	1	1	$60,000,000	6.3%	-	-
GACC, BMO	1	1	$60,000,000	6.3%	-	-
GSMC, BMO	1	23	$60,000,000	6.3%	-	-
Total:	35	74	$959,562,630	100.0%	$959,562,630	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$959,562,630
Number of Mortgage Loans:	35
Number of Mortgaged Properties:	74
Average Cut-off Date Balance per Mortgage Loan:	$27,416,075
Weighted Average Current Mortgage Rate:	6.38270%
10 Largest Mortgage Loans as % of IPB:	57.7%
Weighted Average Remaining Term to Maturity:	60 months
Weighted Average Seasoning:	0 month

Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	1.70x
Weighted Average UW NOI Debt Yield(1):	11.3%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	60.5%
Weighted Average Maturity Date/ARD LTV(1)(3)(4):	60.4%

Other Statistics
% of Mortgage Loans with Additional Debt:	3.1%
% of Mortgage Loans with Single Tenants(5):	15.3%
% of Mortgage Loans secured by Multiple Properties:	18.2%

Amortization
Weighted Average Original Amortization Term(6):	360 months
Weighted Average Remaining Amortization Term(6):	358 months
% of Mortgage Loans with Interest-Only:	94.2%
% of Mortgage Loans with Interest-Only with Anticipated Repayment Date:	3.1%
% of Mortgage Loans with Amortizing Balloon:	2.7%

Lockboxes(7)
% of Mortgage Loans with Springing Lockboxes:	46.0%
% of Mortgage Loans with Hard Lockboxes:	44.6%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockbox:	6.3%
% of Mortgage Loans with Soft Lockbox:	3.2%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	81.7%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	53.2%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	86.4%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	67.0%

(See footnotes on following page)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BMO 2024-5C7
Collateral Characteristics
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 14, 15, 18, 20, 26, 28 and 31, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “upon stabilization” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of each of Loan Nos. 8 and 16, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 15, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan No. 14, the mortgage loan has an anticipated repayment date and is presented as if it was to mature on the related anticipated repayment date.
(5)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(6)	Excludes 34 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(7)	For a more detailed description of lockboxes, refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, industrial, retail, multifamily (with commercial tenants) and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BMO 2024-5C7
Collateral Characteristics

	Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)(4)
1	Signum at 375 Dean	Brooklyn, NY	GCMC, BMO	1	$60,000,000	6.3%	143	Multifamily	1.25x	7.7%	68.6%	68.6%
2	Colony Square	Atlanta, GA	BMO, GACC, GSMC	1	$60,000,000	6.3%	1,085,612	Mixed Use	1.51x	11.8%	50.4%	50.4%
3	GRM South Brunswick	South Brunswick, NJ	SMC	1	$60,000,000	6.3%	509,775	Industrial	1.37x	10.0%	57.1%	57.1%
4	125 Summer	Boston, MA	GACC, BMO	1	$60,000,000	6.3%	489,637	Office	2.57x	17.9%	61.1%	61.1%
5	Tank Holding Portfolio	Various, Various	GSMC, BMO	23	$60,000,000	6.3%	1,489,315	Industrial	2.25x	11.8%	65.0%	65.0%
6	Louisa Apartments	Portland, OR	GACC	1	$58,392,000	6.1%	242	Multifamily	1.76x	9.2%	72.0%	72.0%
7	Interstate Industrial Portfolio	Various, Various	UBS AG	7	$54,000,000	5.6%	2,573,860	Industrial	1.37x	9.9%	63.9%	63.9%
8	West Palm Gardens	West Palm Beach, FL	CREFI	1	$50,000,000	5.2%	437	Multifamily	1.58x	10.6%	59.4%	59.4%
9	95-22 147th Place	Jamaica, NY	CREFI	1	$46,000,000	4.8%	118	Multifamily	1.32x	8.6%	62.1%	62.1%
10	Hampton Inn JFK	Queens, NY	UBS AG	1	$45,000,000	4.7%	216	Hospitality	1.66x	14.2%	60.7%	60.7%

	Top 3 Total/Weighted Average			3	$180,000,000	18.8%			1.38x	9.8%	58.7%	58.7%
	Top 5 Total/Weighted Average			27	$300,000,000	31.3%			1.79x	11.8%	60.4%	60.4%
	Top 10 Total/Weighted Average			38	$553,392,000	57.7%			1.68x	11.2%	62.1%	62.1%
	Non-Top 10 Total/Weighted Average			36	$406,170,630	42.3%			1.73x	11.5%	58.4%	58.2%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 14, 15, 18, 20, 26, 28 and 31, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 14, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “upon stabilization” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of each of Loan Nos. 8 and 16, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 15, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan No. 14, the mortgage loan has an anticipated repayment date and is presented as if it was to mature on the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BMO 2024-5C7
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance(1)
1	Signum at 375 Dean	GCMC, BMO	$60,000,000	$24,000,000	BMO 2024-5C7	Midland	Greystone	Future Securitization(s)	$24,000,000
2	Colony Square	BMO, GACC, GSMC	$60,000,000	$200,000,000	BMO 2024-5C7(2)	Midland(2)	Greystone(2)	Future Securitization(s)	$200,000,000
3	GRM South Brunswick	SMC	$60,000,000	$12,000,000	BMO 2024-5C7	Midland	Greystone	Future Securitization(s)	$12,000,000
4	125 Summer	GACC, BMO	$60,000,000	$42,635,000	BMO 2024-5C7	Midland	Greystone	Future Securitization(s)	$42,635,000
5	Tank Holding Portfolio	GSMC, BMO	$60,000,000	$26,389,388	BMO 2024-5C7	Midland	Greystone	Future Securitization(s)	$26,389,388
7	Interstate Industrial Portfolio	UBS AG	$54,000,000	$58,000,000	BMO 2024-5C7(2)	Midland(2)	Greystone(2)	Future Securitization(s)	$58,000,000
14	277 Park Avenue	GACC	$30,000,000	$490,000,000	COMM 2024-277P	KeyBank	KeyBank	COMM 2024-277P BBCMS 2024-5C29	$420,000,000 $70,000,000
15	Baybrook Mall	SGFC	$25,960,630	$193,706,236	BANK5 2024-5YR9	Wells Fargo	Midland	BANK5 2024-5YR9 Benchmark 2024-V9 BBCMS 2024-5C29 BANK5 2024-5YR10(3)	$88,000,000 $25,000,000 $61,000,000 $20,000,000
18	One Park Square	GSMC	$20,000,000	$27,650,000	BMO 2024-5C7(2)	Midland(2)	Greystone(2)	Future Securitization(s)	$27,650,000
20	Cortland West Champions	GSMC	$20,000,000	$58,400,000	BMO 2024-5C7(2)	Midland(2)	Greystone(2)	Future Securitization(s)	$58,400,000
26	Westshore Crossing	UBS AG	$10,400,000	$40,000,000	BBCMS 2024-5C29	KeyBank	Argentic	BBCMS 2024-5C29 BMO 2024-5C5	$25,000,000 $15,000,000
28	Northbridge Centre	BMO	$8,000,000	$88,000,000	BMO 2024-5C6	Midland	LNR	BMO 2024-5C6 Future Securitization(s)	$53,000,000 $35,000,000
31	Linx	SGFC	$6,000,000	$88,000,000	BMO 2024-5C6	Midland	LNR	BMO 2024-5C6 Future Securitization(s)	$53,000,000 $35,000,000
(1)	In the case of Loan No. 14, the Aggregate Pari Passu Loan Companion Loan Cut-off Date Balance and Related Pari Passu Loan(s) Original Balance exclude the related subordinate companion loan.
(2)	In the case of each of Loan Nos. 2, 7, 18 and 20, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2024-5C7 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
(3)	Based on a publicly available prospectus, the BANK5 2024-5YR10 transaction is expected to close after the date of this Term Sheet and prior to the closing of this securitization transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BMO 2024-5C7
Collateral Characteristics
No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
14	277 Park Avenue	$30,000,000	$490,000,000	$230,000,000	$750,000,000	2.72x	1.89x	29.6%	42.7%	19.4%	13.5%
(1)	In the case of Loan No. 14, subordinate debt represents one subordinate companion loan secured by the same mortgaged property as the senior pari passu companion loans (including Loan No. 14).
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related subordinate companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BMO 2024-5C7
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)(5)
Multifamily	High Rise	4	$185,392,000	19.3%	1.43x	8.5%	68.1%	68.1%
	Garden	17	157,020,000	16.4	1.50x	10.2%	61.6%	61.6%
	Mid Rise	6	129,950,000	13.5	1.48x	9.2%	63.9%	63.9%
	Low Rise	4	17,250,000	1.8	1.42x	10.2%	58.2%	58.2%
	Subtotal:	31	$489,612,000	51.0%	1.47x	9.3%	64.5%	64.5%
Industrial	Warehouse	8	$114,000,000	11.9%	1.37x	10.0%	60.3%	60.3%
	Warehouse Distribution/Light manufacturing	23	60,000,000	6.3	2.25x	11.8%	65.0%	65.0%
	Car Dealership/Service Center	1	14,090,000	1.5	2.97x	12.8%	47.9%	47.9%
	Manufacturing	1	12,500,000	1.3	2.29x	16.6%	50.8%	50.8%
	Subtotal:	33	$200,590,000	20.9%	1.80x	11.1%	60.3%	60.3%
Office	CBD	3	$98,000,000	10.2%	2.53x	17.8%	51.4%	51.4%
	Suburban	1	20,000,000	2.1	2.18x	14.2%	58.8%	58.8%
	Subtotal:	4	$118,000,000	12.3%	2.47x	17.2%	52.7%	52.7%
Mixed Use	Office/Retail	1	$60,000,000	6.3%	1.51x	11.8%	50.4%	50.4%
	Lab/Office	1	6,000,000	0.6	2.36x	14.3%	38.1%	38.1%
	Subtotal:	2	$66,000,000	6.9%	1.59x	12.0%	49.3%	49.3%
Hospitality	Select Service	1	$45,000,000	4.7%	1.66x	14.2%	60.7%	60.7%
	Limited Service	1	8,500,000	0.9	3.02x	21.6%	47.2%	47.2%
	Extended Stay	1	5,900,000	0.6	1.80x	15.2%	56.2%	56.2%
	Subtotal:	3	$59,400,000	6.2%	1.87x	15.4%	58.3%	58.3%
Retail	Super Regional Mall	1	$25,960,630	2.7%	1.72x	13.8%	55.9%	53.0%
Total / Weighted Average:		74	$959,562,630	100.0%	1.70x	11.3%	60.5%	60.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 14, 15, 18, 20, 26, 28 and 31, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 14, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan.
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “upon stabilization” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of each of Loan Nos. 8 and 16, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 15, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(5)	In the case of Loan No. 14, the mortgage loan has an anticipated repayment date and is presented as if it was to mature on the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BMO 2024-5C7
Collateral Characteristics
Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)(5)
New York	16	$325,193,785	33.9%	1.50x	10.4%	61.5%	61.5%
New Jersey	2	97,000,000	10.1	1.53x	10.0%	57.8%	57.8%
Florida	5	91,257,837	9.5	1.70x	11.3%	59.4%	59.4%
Massachusetts	3	74,500,000	7.8	2.60x	18.0%	57.7%	57.7%
Georgia	2	60,685,281	6.3	1.52x	11.8%	50.6%	50.6%
Oregon	1	58,392,000	6.1	1.76x	9.2%	72.0%	72.0%
Texas	4	48,503,463	5.1	1.78x	12.5%	61.4%	59.9%
Pennsylvania	2	22,708,929	2.4	1.37x	9.9%	63.9%	63.9%
Illinois	3	22,147,216	2.3	2.49x	11.9%	54.6%	54.6%
Alabama	3	20,680,468	2.2	1.38x	9.8%	59.0%	59.0%
Missouri	4	20,457,486	2.1	2.04x	11.4%	65.0%	65.0%
Louisiana	1	17,500,000	1.8	1.35x	9.9%	61.2%	61.2%
Arkansas	6	16,644,000	1.7	1.59x	10.7%	65.0%	65.0%
Ohio	5	16,424,616	1.7	1.56x	10.6%	65.2%	65.2%
Virginia	1	12,500,000	1.3	2.29x	16.6%	50.8%	50.8%
South Carolina	2	11,650,000	1.2	1.29x	9.6%	58.4%	58.4%
Iowa	3	9,624,801	1.0	2.25x	11.8%	65.0%	65.0%
Indiana	2	6,924,123	0.7	2.25x	11.8%	65.0%	65.0%
Delaware	1	6,400,000	0.7	1.30x	9.5%	63.4%	63.4%
Tennessee	1	5,900,000	0.6	1.80x	15.2%	56.2%	56.2%
North Carolina	1	4,120,431	0.4	2.25x	11.8%	65.0%	65.0%
Wisconsin	1	4,081,393	0.4	2.25x	11.8%	65.0%	65.0%
Utah	2	3,058,265	0.3	2.25x	11.8%	65.0%	65.0%
Nebraska	1	1,515,516	0.2	2.25x	11.8%	65.0%	65.0%
California	1	1,009,471	0.1	2.25x	11.8%	65.0%	65.0%
Oklahoma	1	683,549	0.1	2.25x	11.8%	65.0%	65.0%
Total / Weighted Average:	74	$959,562,630	100.0%	1.70x	11.3%	60.5%	60.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 14, 15, 18, 20, 26, 28 and 31, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 14, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan.
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “upon stabilization” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of each of Loan Nos. 8 and 16, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 15, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(5)	In the case of Loan No. 14, the mortgage loan has an anticipated repayment date and is presented as if it was to mature on the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BMO 2024-5C7
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)(4)
$4,750,000	-	$4,999,999	1	$4,750,000	0.5%	7.78000%	58	1.30x	10.7%	67.6%	67.6%
$5,000,000	-	$9,999,999	8	52,800,000	5.5	6.70904%	59	1.84x	13.1%	55.0%	55.0%
$10,000,000	-	$19,999,999	6	77,840,000	8.1	6.19756%	59	1.86x	11.5%	58.3%	58.3%
$20,000,000	-	$29,999,999	6	130,230,630	13.6	6.38480%	60	1.65x	11.2%	63.8%	63.3%
$30,000,000	-	$39,999,999	3	97,350,000	10.1	6.34617%	60	1.92x	12.8%	49.7%	49.7%
$40,000,000	-	$49,999,999	3	134,200,000	14.0	6.71931%	60	1.41x	10.3%	62.6%	62.6%
$50,000,000	-	$60,000,000	8	462,392,000	48.2	6.27166%	60	1.71x	11.1%	62.2%	62.2%
Total / Weighted Average:			35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)(4)
4.25000%	-	4.99999%	1	$14,090,000	1.5%	4.25000%	60	2.97x	12.8%	47.9%	47.9%
5.00000%	-	5.99999%	5	181,392,000	18.9	5.25686%	60	1.95x	10.6%	65.5%	65.5%
6.00000%	-	6.49999%	12	325,720,000	33.9	6.30336%	60	1.47x	9.6%	63.9%	63.9%
6.50000%	-	6.99999%	9	195,960,630	20.4	6.65349%	60	1.85x	13.4%	60.3%	59.9%
7.00000%	-	7.49999%	5	186,750,000	19.5	7.14817%	60	1.62x	12.0%	51.0%	51.0%
7.50000%	-	7.78000%	3	55,650,000	5.8	7.53450%	60	1.64x	14.0%	60.8%	60.8%
Total / Weighted Average:			35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)(4)
60	32	$809,212,630	84.3%	6.37314%	60	1.68x	11.2%	60.0%	59.9%
61	3	150,350,000	15.7	6.43419%	61	1.78x	12.2%	63.5%	63.5%
Total / Weighted Average:	35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)(4)
57	-	61	35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%
Total / Weighted Average:			35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 14, 15, 18, 20, 26, 28 and 31, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 14, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan.
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “upon stabilization” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of each of Loan Nos. 8 and 16, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 15, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan No. 14, the mortgage loan has an anticipated repayment date and is presented as if it was to mature on the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BMO 2024-5C7
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	34	$933,602,000	97.3%	6.37065%	60	1.70x	11.3%	60.6%	60.6%
360	1	25,960,630	2.7	6.81600%	58	1.72x	13.8%	55.9%	53.0%
Total / Weighted Average:	35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	34	$933,602,000	97.3%	6.37065%	60	1.70x	11.3%	60.6%	60.6%
358	1	25,960,630	2.7	6.81600%	58	1.72x	13.8%	55.9%	53.0%
Total / Weighted Average:	35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	33	$903,602,000	94.2%	6.34943%	60	1.67x	11.0%	61.7%	61.7%
Interest Only - ARD	1	$30,000,000	3.1	7.01000%	58	2.72x	19.4%	29.6%	29.6%
Amortizing Balloon	1	25,960,630	2.7	6.81600%	58	1.72x	13.8%	55.9%	53.0%
Total / Weighted Average:	35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)(4)
1.25x	-	1.49x	14	$386,600,000	40.3%	6.55371%	60	1.32x	9.0%	63.2%	63.2%
1.50x	-	1.59x	6	159,020,000	16.6	6.81352%	60	1.55x	11.0%	57.4%	57.4%
1.60x	-	1.99x	7	202,852,630	21.1	6.08518%	60	1.73x	11.5%	63.9%	63.5%
2.00x	-	3.02x	8	211,090,000	22.0	6.03088%	60	2.49x	15.7%	54.8%	54.8%
Total / Weighted Average:			35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 14, 15, 18, 20, 26, 28 and 31, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 14, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan.
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “upon stabilization” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of each of Loan Nos. 8 and 16, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 15, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan No. 14, the mortgage loan has an anticipated repayment date and is presented as if it was to mature on the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BMO 2024-5C7
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)(4)
29.6%	-	49.9%	4	$58,590,000	6.1%	6.13334%	59	2.79x	17.6%	37.4%	37.4%
50.0%	-	59.9%	12	324,610,630	33.8	6.70619%	60	1.59x	11.3%	56.2%	56.0%
60.0%	-	64.9%	7	236,900,000	24.7	6.73880%	60	1.72x	12.5%	61.9%	61.9%
65.0%	-	72.0%	12	339,462,000	35.4	5.86789%	60	1.60x	9.5%	67.6%	67.6%
Total / Weighted Average:			35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

LTV Ratios as of the Maturity Date(1)(3)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)(4)
29.6%	-	49.9%	4	$58,590,000	6.1%	6.13334%	59	2.79x	17.6%	37.4%	37.4%
50.0%	-	59.9%	12	324,610,630	33.8	6.70619%	60	1.59x	11.3%	56.2%	56.0%
60.0%	-	64.9%	7	236,900,000	24.7	6.73880%	60	1.72x	12.5%	61.9%	61.9%
65.0%	-	72.0%	12	339,462,000	35.4	5.86789%	60	1.60x	9.5%	67.6%	67.6%
Total / Weighted Average:			35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)(4)
Defeasance	29	$680,562,630	70.9%	6.43142%	60	1.62x	10.9%	60.8%	60.7%
Defeasance or Yield Maintenance	4	188,000,000	19.6	6.39532%	60	2.09x	13.7%	58.9%	58.9%
Yield Maintenance	2	91,000,000	9.5	5.99232%	60	1.54x	9.9%	61.9%	61.9%
Total / Weighted Average:	35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)(4)
Refinance	28	$768,580,630	80.1%	6.63064%	60	1.60x	11.3%	59.7%	59.6%
Acquisition	5	124,982,000	13.0	5.46551%	60	2.02x	11.4%	64.4%	64.4%
Recapitalization	2	66,000,000	6.9	5.23227%	60	2.26x	12.0%	62.6%	62.6%
Total / Weighted Average:	35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 14, 15, 18, 20, 26, 28 and 31, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 14, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan.
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “upon stabilization” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of each of Loan Nos. 8 and 16, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 15, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan No. 14, the mortgage loan has an anticipated repayment date and is presented as if it was to mature on the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BMO 2024-5C7
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
2	BMO, GACC, GSMC	Colony Square	Atlanta, GA	Mixed Use	$60,000,000	6.3%	BXMT 2020-FL2, BXMT 2020-FL3 and BXMT 2021-FL4
8	CREFI	West Palm Gardens	West Palm Beach, FL	Multifamily	$50,000,000	5.2%	COMM 2014-CR14
13.02	CREFI	The Place at Galleria	Hoover, AL	Multifamily	$9,100,000	0.9%	FNA 2015-M4
14	GACC	277 Park Avenue	New York, NY	Office	$30,000,000	3.1%	COMM 2014-277P
20	GSMC	Cortland West Champions	Houston, TX	Multifamily	$20,000,000	2.1%	Freddie Mac 2014-KF04, Freddie Mac 2022-KF143
28	BMO	Northbridge Centre	West Palm Beach, FL	Office	$8,000,000	0.8%	BXMT 2020-FL3
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Structural and Collateral Term Sheet	BMO 2024-5C7

Structural Overview
■ Certificates:

The “Certificates” will consist of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class S and Class R certificates.  The Certificates other than the Class S and Class R Certificates are referred to as the “Regular Certificates”. The Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates are collectively referred to as the “Principal Balance Certificates”  The Class X-A, Class X-B and Class X-D certificates are collectively referred to as the “Class X Certificates”.

■ Accrual:	Each Class of Regular Certificates will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Distributions:

The aggregate amount available for distribution to holders of the Certificates on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®.

On each Distribution Date, funds available for distribution to holders of the Certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.     Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates: to interest on the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.       Class A-1, Class A-2 and Class A-3 certificates: to the extent of Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, then (ii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (i) above, then (iii) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-2 certificates in clause (ii) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Available Funds allocable to principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances.

3.       Class A-1, Class A-2 and Class A-3 certificates: to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.       Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2 and Class A-3 certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

5.       Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.       Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Structural and Collateral Term Sheet	BMO 2024-5C7

Structural Overview

distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.       After the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Available Funds will be used to pay interest to the Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates, and to pay principal to, and to reimburse (with interest) any unreimbursed losses to, the Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates, sequentially in order, and with respect to each such class of Principal Balance Certificates, in a manner analogous to the Class C certificates pursuant to clause 6 above.

■ Realized Losses:	The certificate balances of the Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the related class on such Distribution Date. On each Distribution Date, any such losses will be applied to the respective classes of Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first to the Class J-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E-RR certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2 and Class A-3 certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.

■ Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the aggregate available funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class F-RR, Class G-RR and Class J-RR certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) comprised of the Class A-1, Class A-2, Class A-3 and Class X-A certificates, (ii) the group (the “YM Group A-S/B/C”) comprised of the Class A-S, Class B, Class C and Class X-B certificates, (iii) the group (the “YM Group D”) comprised of the Class X-D and Class D certificates, and (iv) the group (the “YM Group E”, and the YM Group A, the YM Group A-S/B/C, the YM Group D and the YM Group E, together, the “YM Groups”) comprised of the Class E-RR certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of Regular Certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of one or more classes of Principal Balance Certificates, the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates (if any) in such YM Group. If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Structural and Collateral Term Sheet	BMO 2024-5C7

Structural Overview

mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F-RR, Class G-RR and Class J-RR certificates as provided in the BMO 2024-5C7 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class S or Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

■ Advances:

The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the BMO 2024-5C7 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below.  P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate (and, solely in the case of the master servicer, subject to a floor of 2.0% per annum), compounded annually.

■ Serviced Mortgage Loans/Outside Serviced Mortgage Loans:

One or more whole loans may each constitute an “outside serviced whole loan”, in which case (as identified under “Collateral Characteristics—Pari Passu Companion Loan Summary” above), the BMO 2024-5C7 pooling and servicing agreement is not the Controlling Pooling/Trust & Servicing Agreement (the “Controlling Servicing Agreement”), and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling Servicing Agreement constitutes an “outside servicing agreement.”

One or more whole loans may be identified in the Preliminary Prospectus as a “servicing shift whole loan”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift whole loan will initially be serviced pursuant to the BMO 2024-5C7 pooling and servicing agreement during which time such mortgage loan, such whole loan and each related companion loan will be a serviced mortgage loan, a serviced whole loan and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such whole loan and each related companion loan will be an outside serviced mortgage loan, an outside serviced whole loan and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the BMO 2024-5C7 pooling and servicing agreement); each related whole loan constitutes a “serviced whole loan”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (subject to certain downward adjustments permitted under the BMO 2024-5C7 pooling and servicing agreement) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a whole loan will be allocated first, to any related subordinate companion loan(s) (up to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Structural and Collateral Term Sheet	BMO 2024-5C7

Structural Overview

outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class(es) of Certificates then outstanding (i.e., first, to the Class J-RR certificates, then, to the Class G-RR certificates, then, to the Class F-RR certificates, then, to the Class E-RR certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

For various purposes under the BMO 2024-5C7 pooling and servicing agreement (including, with respect to the Principal Balance Certificates, for purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event and an Operating Advisor Consultation Trigger Event), any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Principal Balance Certificates as follows: first, to the Class J-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2 and Class A-3 certificates, pro rata based on certificate balance.

■ Cumulative Appraisal Reduction Amounts:

A “Cumulative Appraisal Reduction Amount”, as calculated as of any date of determination by the special servicer with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amount then in effect. With respect to any class of certificates, references to any Cumulative Appraisal Reduction Amount allocable thereto mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such class under the Pooling and Servicing Agreement.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event and an Operating Advisor Consultation Trigger Event, Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan (1) that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

■ Age of Appraisals:

Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

■ Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”. Instead, defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced whole loan, the party acting as special servicer with respect to such outside serviced whole loan pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan in accordance with the terms of the related outside servicing agreement during such time as such outside serviced whole
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Structural and Collateral Term Sheet	BMO 2024-5C7

Structural Overview

loan constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling Servicing Agreement, any related subordinate companion loan(s), together as one defaulted loan.

■ Directing Holder:

The “Directing Holder” with respect to any mortgage loan or whole loan serviced under the BMO 2024-5C7 pooling and servicing agreement will be:

●         except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan as to which the Controlling Note is held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled whole loan”), and (iii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and

●         with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or any other serviced whole loan with a controlling companion loan held outside the issuing entity), if and for so long as such holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note (during any such period, the “outside controlling note holder”).

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third-party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred (if any)), as provided in the related co-lender agreement.

An “excluded mortgage loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).

■ Controlling Class Representative:

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the Class E-RR certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, 660 RR Holdings LLC, is expected to (i) purchase the HRR Certificates and also receive the Class S Certificates, and (ii) to appoint 400 Capital Management, LLC (or an affiliate) as the initial Controlling Class Representative. 660 RR Holdings LLC or an affiliate may acquire additional Certificates

■ Control Termination Event:

A “Control Termination Event” will: with respect to any mortgage loan either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Structural and Collateral Term Sheet	BMO 2024-5C7

Structural Overview

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

■ Consultation Termination Event:

A “Consultation Termination Event”  with respect to any mortgage loan, (a) when none of the classes of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero.  With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.

■ Control/Consultation Rights:

With respect to any Serviced Loan, the applicable Directing Holder will be entitled to have consent and/or consultation rights under the BMO 2024-5C7 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the BMO 2024-5C7 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any serviced outside controlled whole loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the applicable serviced loans will terminate.

With respect to any serviced outside controlled whole loan (including any servicing shift whole loan for so long as it is serviced under the BMO 2024-5C7 pooling and servicing agreement), the holder of the related Controlling Note or its representative (which holder or representative will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced whole loan, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced whole loan, as provided for in the related co-lender agreement and in the related outside servicing agreement. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced whole loan.

See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Structural and Collateral Term Sheet	BMO 2024-5C7

Structural Overview
■ Termination of Special Servicer:

At any time, the special servicer (but not any outside special servicer for any outside serviced whole loan) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the BMO 2024-5C7 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the Regular Certificates (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (with respect to all of the serviced loans other than any serviced outside controlled whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Certificates that are Non-Reduced Certificates vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a serviced outside controlled whole loan (including any servicing shift whole loan, for so long as it is serviced pursuant to the BMO 2024-5C7 pooling and servicing agreement), only the holder of the related Controlling Note or its representative may terminate the special servicer without cause (solely with respect to the related whole loan) and appoint a replacement special servicer for that whole loan.

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced loans, resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that: (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of Certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all of the Regular Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least (3) holders and/or beneficial owners of Certificates that are not “affiliated” (as defined in Regulation RR) with each other.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the BMO 2024-5C7 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a replacement special servicer within the requisite time period, a replacement special servicer will be appointed in the manner specified in the BMO 2024-5C7 pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Structural and Collateral Term Sheet	BMO 2024-5C7

Structural Overview
■ Voting Rights:

At all times during the term of the BMO 2024-5C7 pooling and servicing agreement, the voting rights for the Certificates (the “voting rights”) will be allocated among the respective classes of certificateholders in the following percentages:

(1)           1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)          in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class S and Class R certificates will not be entitled to any voting rights.

■ Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses, including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (including special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (including special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% or (b) with respect to any serviced mortgage loan (or related serviced whole loan, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than (i) default interest and (ii) any “excess interest” accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) on the related serviced loan (or related serviced whole loan, if

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Structural and Collateral Term Sheet	BMO 2024-5C7

Structural Overview

applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced whole loan, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

■ Operating Advisor:

The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●       reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●       reviewing reports provided by the special servicer to the extent set forth in the BMO 2024-5C7 pooling and servicing agreement;

●       reviewing for accuracy certain calculations made by the special servicer;

●       issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the BMO 2024-5C7 pooling and servicing agreement and identifying any material deviations therefrom;

●       recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●       after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the BMO 2024-5C7 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the BMO 2024-5C7 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Structural and Collateral Term Sheet	BMO 2024-5C7

Structural Overview

balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the BMO 2024-5C7 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BMO 2024-5C7 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner of Certificates may deliver, within the time frame provided in the BMO 2024-5C7 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BMO 2024-5C7 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances and expenses) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Structural and Collateral Term Sheet	BMO 2024-5C7

Structural Overview
that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.
■ Credit Risk Retention:

This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 244) promulgated under Section 15G (“Regulation RR”), as an “eligible horizontal residual interest” in the form of the HRR Certificates. Bank of Montreal will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the Closing Date, to satisfy its risk retention obligation through the purchase by a third-party purchaser of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Bank of Montreal, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus.

■ Investor Communications:

The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BMO 2024-5C7 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BMO 2024-5C7 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

■ Deal Website:

The certificate administrator will maintain a deal website including, but not limited to:

●          all special notices delivered.

●          summaries of final asset status reports.

●          all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

●          an “Investor Q&A Forum” and a voluntary investor registry.

■ Cleanup Call:

On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans (including mortgage loans as to which the related mortgaged properties have become REO properties) remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan with an anticipated repayment date, but in such case only if the option described above is exercised after the Distribution Date related to the collection period in which the corresponding anticipated repayment date occurs), certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the BMO 2024-5C7 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Offered Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Offered Certificates, see “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 1 – Signum at 375 Dean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 1 – Signum at 375 Dean

MANHATTAN
Financial District
New York Stock Exchange
South Street Seaport
FDR Drive
Brooklyn Bridge
Manhattan Bridge
East River
Williamsburg
Division Ave
Bedford Ave
Lee Ave
278
Empire Fulton Ferry State Park
Dumbo
Brooklyn Navy Yard
Flushing Ave
Henry St
US District Court
Tillary St
Clark St
Brooklyn-Queens Expwy
Park Ave
Pier 5
Pier 6
Court St
NYC College of Technology
NYU Tandon School of Engineering
Downtown Brooklyn
Long Island University-Brooklyn Campus
The Brooklyn Hospital Ctr.
Carlton Ave
Washington Ave
Clinton Hill
Pratt Institute
Brooklyn Heights
Jay St
The Brooklyn Tower
DeKalb Ave
NYU Langone Medical Center
Hoyt St
Fulton St
SUNY Empire State College NYC Campus in Brooklyn
Nevins St
Lafayette Ave
Classon Ave
Clinton/Washington Ave
Brooklyn Battery Tunnel
Cobble Hill
Atlantic Ave
Atlantic Terminal Mall
Atlantic Center Mall
Barclays Center
478
Bergen St
Columbia St. Warehouse District
Pier 12
Bklyn-Queens Expwy
Henry St
Clinton St
Smith St
Signum at 375 Dean
375 Dean Street
Brooklyn, NY 11217
Pacific St
Franklin Ave
Boerum Hill
Carroll St
Red Hook
Red Hook Park
Columbia St
Carroll Gardens
7th Ave
Prospect Heights
Union St
3rd Ave
4th Ave
5th Ave
BROOKLYN
Park Slope
Grand Army Plaza
Park Place
Gowanus Expwy
Smith/9th St
9th St
Eastern Pkwy/Brooklyn Museum
Red Hook Recr. Area
Red Hook Grain Terminal
4th Ave/9th St
8th Ave
Prospect Park W.
Brooklyn Museum
Brooklyn Botanic Gardens
Botanic Gardens/E. Pkwy
Gowanus
NewYork-Presbyterian Brooklyn Methodist Hospital
7th Ave/Park Slope
Prospect Park Zoo
PROSPECT PARK
27
Lena Horne Bandshell
Prospect Ave
Prospect Park
Prospect Expwy
10th Ave
11th Ave
Prospect Park SW
Flatbush Ave
Bedford Ave
Prospect Park Lake
Parkside Ave
Greenwood Cemetery
Paterson
Yonkers
Mount Vernon
New Rochelle
Long Island Sound
Bronx
NJ
Manhattan
Long Island
Newark
Jersey City
New York City
Queens
Brooklyn
Elizabeth
Staten Island
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 1 – Signum at 375 Dean

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GCMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	6.3%	Net Rentable Area (Units)(5):	143
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	Dean Holdings DE LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Joseph Brunner and Abraham Mandel	Occupancy(6):	96.5%
Interest Rate:	6.00000%	Occupancy Date:	9/30/2024
Note Date:	10/9/2024	4th Most Recent NOI (As of)(7):	NAP
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of)(7):	NAP
Interest-only Period(2):	61 months	2nd Most Recent NOI (As of)(7):	NAP
Original Term(2):	61 months	Most Recent NOI (As of)(7):	NAP
Original Amortization Term:	None	UW Economic Occupancy(8):	97.0%
Amortization Type:	Interest Only	UW Revenues:	$7,578,167
Call Protection(2)(3):	L(24),D(31),O(6)	UW Expenses:	$1,145,992
Lockbox / Cash Management(4):	Soft / Springing	UW NOI:	$6,432,176
Additional Debt(1):	Yes	UW NCF:	$6,391,049
Additional Debt Balance(1):	$24,000,000	Appraised Value / Per Unit(9):	$122,500,000 / $856,643
Additional Debt Type(1):	Pari Passu	Appraisal Date(9):	7/3/2024

Escrows and Reserves(10)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$587,413
Taxes:	$1,061,067	$33,151	N/A	Maturity Date Loan / Unit:	$587,413
Insurance:	$96,000	$8,000	N/A	Cut-off Date LTV:	68.6%
Replacement Reserve:	$0	$2,478	N/A	Maturity Date LTV:	68.6%
TI/LC:	$0	$949	N/A	UW NCF DSCR:	1.25x
Other:	$126,525	$0	N/A	UW NOI Debt Yield:	7.7%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$84,000,000	100.0%	Loan Payoff	$79,633,324	94.8%
			Closing Costs(11)	2,636,959	3.1
			Upfront Reserves	1,283,592	1.5
			Return of Equity	446,125	0.5
Total Sources	$84,000,000	100.0%	Total Uses	$84,000,000	100.0%
(1)	The Signum at 375 Dean Mortgage Loan (as defined below) is part of the Signum at 375 Dean Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original balance of $84,000,000. For additional information, see “The Loan” below. The financial information presented above is calculated based on the Signum at 375 Dean Whole Loan.
(2)	The first payment date for the Signum at 375 Dean Mortgage Loan is December 6, 2024. On the Closing Date, GCMC and BMO will deposit sufficient funds to pay the amount of interest that would be due with respect to a November 6, 2024, payment. Interest-Only Period, Original Term and Call Protection are inclusive of the additional November 6, 2024 interest-only payment funded by GCMC and BMO on the Closing Date.
(3)	Defeasance of the Signum at 375 Dean Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Signum at 375 Dean Whole Loan to be securitized and (b) October 9, 2027. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2024-5C7 securitization trust in October 2024. The actual lockout period may be longer.
(4)	The Signum at 375 Dean Mortgage Loan features an in-place soft lockbox for the residential component and an in-place hard lockbox for the commercial component.
(5)	The Signum at 375 Dean Property (as defined below) also contains 7,592 square feet of commercial space and a 54-space parking garage.
(6)	Occupancy represents residential occupancy only. The commercial space at the Signum at 375 Dean Property is 100.0% leased.
(7)	Historical NOI is not available, as the Signum at 375 Dean Property was constructed in 2023.
(8)	UW Economic Occupancy is 97.0% for the residential portion of the Signum at 375 Dean Property and 95.0% for the commercial portion.
(9)	The Appraised Value of the Signum at 375 Dean Property is based on the value upon stabilization, which assumed lease-up of the commercial portion. As of October 1, 2024, the commercial portion of the Signum at 375 Dean Property is 100% leased.
(10)	See “Escrows and Reserves” below for further discussion of reserve information.
(11)	Closing Costs include an origination fee / rate buydown of $1,340,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 1 – Signum at 375 Dean

The Loan. The largest mortgage loan (the “Signum at 375 Dean Mortgage Loan”) is part of a whole loan (the “Signum at 375 Dean Whole Loan”) that is evidenced by six pari passu promissory notes in the aggregate original principal amount of $84,000,000 and secured by the borrower’s fee interest in a 143-unit multifamily property located in Brooklyn, New York (the “Signum at 375 Dean Property”). The Signum at 375 Dean Whole Loan was originated by Greystone Select Company II on October 9, 2024, and Notes A-4, A-5 and A-6 were subsequently acquired by Bank of Montreal (“BMO”). The Signum at 375 Dean Whole Loan accrues interest at a rate of 6.00000% per annum on an Actual/360 basis and has an outstanding principal balance as of the Cut-off Date of $84,000,000. The Signum at 375 Dean Whole Loan has a five-year term and is interest-only for the full term. The Signum at 375 Dean Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Notes A-2, A-3, and A-4, with an aggregate original principal balance of $60,000,000.

The relationship between the holders of the Signum at 375 Dean Whole Loan is governed by a co-lender agreement. The Signum at 375 Dean Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C7 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise Signum at 375 Dean Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	BMO 2024-5C7	Yes
A-2	$15,000,000	$15,000,000	BMO 2024-5C7	No
A-3	$7,000,000	$7,000,000	BMO 2024-5C7	No
A-4	$18,000,000	$18,000,000	BMO 2024-5C7	No
A-5(1)	$19,000,000	$19,000,000	BMO	No
A-6(1)	$5,000,000	$5,000,000	BMO	No
Whole Loan	$84,000,000	$84,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Signum at 375 Dean Property is a 143-unit high-rise multifamily property built by the borrower sponsors in 2023 for a total cost of approximately $107.0 million. As of September 30, 2024, the residential portion of the Signum at 375 Dean Property was 96.5% leased. The Signum at 375 Dean Property is located at the corner of Dean Street and 4th Avenue, in Brooklyn, New York at the nexus of the Boerum Hill, Park Slope and Prospect Heights neighborhoods. The Signum at 375 Dean Property is located one block from the Barclays Center near Atlantic Terminal, a major transportation hub with access to nine subway lines and the Long Island Rail Road.

The Signum at 375 Dean Property consists of a 17-story building featuring 143 residential units, 7,592 square feet of commercial space and a 54-space parking garage. The residential units feature studio, 1-bedroom, and 2-bedroom layouts, and of the 143 total units, 38 (26.6% of total units) are designated for affordable housing, while the remaining 105 units (73.4%) are leased as market units. Construction on the Signum at 375 Dean Property was completed in 2023, and leasing began in September 2023. The Signum at 375 Dean Property reached 96.5% occupancy on the residential units by September 2024.

Amenities at the Signum at 375 Dean Property include a virtual doorman, indoor and outdoor lounges, a fitness center, bike storage, a package room, entertainment room, coworking and party lounges, and a rooftop deck with views of Downtown Brooklyn. All units contain washers and dryers, stainless steel appliances, floor-to-ceiling windows, and built-in closet systems, with approximately 40% of units having private balconies.

The commercial space at the Signum at 375 Dean Property is 100% leased to Cactus Equity, LLC, on a lease that runs through September 30, 2029 and represents 7.0% of underwritten gross potential rent.

The Signum at 375 Dean Property is expected to benefit from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development, and is required to reserve at least 10% of units for households earning up to 40% of area median income, 10% of units for households earning up to 60% of area median income, and 5% of the units for households earning up to 130% of area median income under affordable housing guidelines, which 421-a tax abatement phases out in 2058/2059. The Signum at 375 Dean Property’s 421-a workbook was approved by the New York City Department of Housing Preservation & Development on August 2, 2024 and is awaiting the final Certificate of Eligibility.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 1 – Signum at 375 Dean

The Signum at 375 Dean Whole Loan is full recourse to the guarantors until such final Certificate of Eligibility is received for the 421-a tax abatement.

The following table presents certain information relating to the unit mix at the Signum at 375 Dean Property:

Signum at 375 Dean Unit Mix
Unit Type	No. of Units(1)	% of Total Units(1)	Average Unit Size (SF) (1)	Average Rent Per Unit(1)	Average Rent PSF(1)	Market Rent Per Unit(2)	Market Rent PSF(2)
Studio - Market	22	15.4%	335	$3,455	$10.32	$3,455	$10.32
1 Bed / 1 Bath - Market	69	48.3	526	$4,929	$9.37	$4,950	$9.41
2 Bed / 1 Bath – Market	9	6.3	715	$7,328	$10.24	$7,328	$10.24
2 Bed / 2 Bath – Market	5	3.5	1,029	$7,460	$7.25	$7,460	$7.25
Studio - Affordable	7	4.9	378	$867	$2.29	$867	$2.29
1 Bed / 1 Bath - Affordable	26	18.2	559	$1,421	$2.54	$1,421	$2.54
2 Bed / 2 Bath - Affordable	5	3.5	1,067	$2,492	$2.33	$2,492	$2.33
Collateral Total/Wtd. Avg.	143	100.0%	544	$3,987	$7.33	$4,030	$7.41
(1)	Based on the borrower rent roll dated as of September 30, 2024.
(2)	Market rent per the appraisal for market rate units and based on the in-place rent for affordable units.

The Market. According to the appraisal, the Signum at 375 Dean Property is located in the Kings County multifamily submarket. As of the first quarter of 2024, the Kings County submarket had an inventory of 462,317 units, average monthly asking rent of $2,709, and a vacancy rate of approximately 1.8%, below the submarket’s 10-year average of 2.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 1 – Signum at 375 Dean

The following table presents certain information relating to comparable multifamily rental properties to the Signum at 375 Dean Property:

Comparable Rental Summary(1)
Property	Unit Mix	Average SF per Unit	Average Rent PSF	Average Rent per Unit
Signum at 375 Dean(2) 375 Dean Street Brooklyn, NY	Studio - Market 1 Bed / 1 Bath - Market 2 Bed / 1 Bath - Market 2 Bed / 2 Bath - Market Studio - Affordable 1 Bed / 1 Bath - Affordable 2 Bed / 2 Bath - Affordable	335 526 715 1,029 378 559 1,067	$10.32 $9.37 $10.24 $7.25 $2.29 $2.54 $2.33	$3,455 $4,950 $7,328 $7,460 $867 $1,421 $2,492
Saint Marks Place 58 Saint Marks Place Brooklyn, NY	Studio 1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath	412 717 877 877	$8.56 $6.97 $6.84 $6.84	$3,525 $5,000 $6,000 $6,000
The Bergen 316 Bergen Street Brooklyn, NY	Studio 1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath	460 625 900 900	$7.45 $7.35 $7.44 $7.44	$3,425 $4,595 $6,700 $6,700
461 Dean Street Brooklyn, NY	Studio 1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath	521 689 1,065 1,065	$6.67 $6.96 $6.15 $6.15	$3,475 $4,795 $6,550 $6,550
Plank Road 662 Pacific Street Brooklyn, NY	Studio 1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath	511 660 1,040 1,040	$6.86 $6.39 $6.15 $6.15	$3,505 $4,218 $6,400 $6,400
834 Pacific Street Brooklyn, NY	Studio 1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath	355 512 722 722	$9.58 $8.50 $7.62 $7.62	$3,400 $4,350 $5,500 $5,500
The Heritage Dean 470 Dean Street Brooklyn, NY	Studio 1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath	515 727 1,250 1,250	$6.41 $5.78 $4.92 $4.92	$3,300 $4,200 $6,150 $6,150
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of September 30, 2024.

Environmental. According to the Phase I environmental site assessment dated July 11, 2024, there was no evidence of any recognized environmental conditions at the Signum at 375 Dean Property.

Appraisal. According to the appraisal, the Signum at 375 Dean Property had an “as-is” appraised value of $120,900,000 as of July 3, 2024 and a prospective value upon stabilization of $122,500,000 as of April 1, 2025. The prospective value upon stabilization assumed lease-up of the commercial portion. As of October 1, 2024, the commercial portion of the Signum at 375 Dean Property is 100% leased. The table below shows the appraisal’s prospective value upon stabilization conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$122,500,000	5.25%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 1 – Signum at 375 Dean

The following table presents certain information relating to the operating history and underwritten cash flows at the Signum at 375 Dean Property:

Operating History and Underwritten Net Cash Flow(1)
	Borrower Sponsor Proforma	Underwritten	Per Unit	%(2)
Gross Potential Rent(3)	$7,441,736	$7,437,003	$52,007	100.0%
Net Rental Income	$7,441,736	$7,437,003	$52,007	100.0%
(Vacancy/Credit Loss)(4)	(244,381)	(233,536)	(1,633)	(3.1)
Other Income	366,900	374,700	2,620	5.0
Effective Gross Income	$7,564,255	$7,578,167	$52,994	101.9%
Total Expenses(5)	$793,014	$1,145,992	$8,014	15.1%
Net Operating Income	$6,771,241	$6,432,176	$44,980	84.9%
Total TI/LC, Capex/RR	0	41,127	288	0.5
Net Cash Flow	$6,771,241	$6,391,049	$44,693	84.3%
(1)	Historical financials are not available as the Signum at 375 Dean Property was constructed in 2023.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the rent roll as of September 30, 2024 and includes both residential and commercial Gross Potential Rent.
(4)	Underwritten Vacancy is 3.0% for the residential component and 5.0% commercial component.
(5)	Underwritten Total Expenses reflect real estate taxes based on the anticipated 421-a abated amount.

The Borrower. The borrower is Dean Holdings DE LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Signum at 375 Dean Whole Loan.

The Borrower Sponsors. The borrower sponsors are Joseph Brunner and Abraham Mandel, and the guarantors are Joseph Brunner, Abraham Mandel and Toby Mandel. Joseph Brunner and Abraham Mandel are the founders of Bruman Realty, a real estate company specializing in multifamily development and ownership in New York. The borrower sponsors have a combined portfolio of over 40 multifamily, mixed-use, retail and office properties, primarily located in Brooklyn and Queens, New York.

Property Management. The Signum at 375 Dean Property is managed by Bruman Realty LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $1,061,067 for real estate taxes, representing six months of unabated real estate taxes, (ii) $96,000 for insurance, and (iii) $126,525 for free rent related to the commercial space.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $33,151.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $8,000.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $2,478 for replacement reserves ($200 per unit and $0.15 per square foot of commercial space annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $949 for tenant improvements and leasing commissions ($1.50 per square foot of commercial space annually).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 1 – Signum at 375 Dean

Lockbox / Cash Management. The Signum at 375 Dean Whole Loan is structured with an in-place soft lockbox for the residential component and in-place hard lockbox for the commercial component, with springing cash management.

Upon the occurrence and during the continuance of a Signum at 375 Dean Trigger Event (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Signum at 375 Dean Whole Loan documents. All excess cash flow remaining in the cash management account after the application of such funds in accordance with the Signum at 375 Dean Whole Loan documents is required to be held by the lender in an excess cash flow reserve account as additional collateral for the Signum at 375 Dean Mortgage Loan. To the extent that no Signum at 375 Dean Trigger Event is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Signum at 375 Dean Trigger Event” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Signum at 375 Dean Whole Loan documents or (ii) commencing on or after October 9, 2025, the date on which the debt service coverage ratio is less than 1.05x based on the net cash flow for the trailing 12 months.

A Signum at 375 Dean Trigger Event will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; or (b) with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.05x for one calendar quarter.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 2 – Colony Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 2 – Colony Square

COLONY SQUARE
RETAIL
1974/2021
1
176K SF
BUILDING 300
2020
6
75K SF
14.4K SF
9'
BUILDING 100
1972/2021
24
327K SF
15K SF
8'6"
BUILDING 500
2021
6
115K SF
23K SF
10'
BUILDING 400
1972/2021
22
387K SF
19K SF
8'6"

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 2 – Colony Square

COLONY SQUARE – BLDG. 100

Floor	Tenants
Roof	Canadian Consulate 64 SF MTM
24	Lord, Aeck & Sargent, Inc. 15,008 SF 11/2027
23	Lord, Aeck & Sargent, Inc. 15,008 SF 11/2027
22	Reit Funding LLC 5,711 SF 12/2027; Ansys, Inc. 9,018 SF 6/2028
21	FOX-BRV Southern Sports 15,008 SF 9/2026
20	Tosca 8,377 SF 12/2027; Schusterman Family Foundation 6,412 SF 12/2026
19	Tosca 15,008 SF 12/2027
18	May Architecture 10,096 SF 3/2026; Novapoint 1,884 SF 1/2027; Moeller Barbaree 1,257 SF 7/2025; Mission Partners 615 SF 3/2027
17	Canadian Consulate 12,805 SF 7/2029; Starfield & Smith 1,880 SF 7/2028
16	Tralongo 3,446 SF 4/2029; Boone Capital 2,577 SF 3/2028; North American Properties 8,843 SF 4/2025
14	Vacant 2,635 SF; Alba Aluminum 2,979 SF 6/2029; Ammunition 8,680 SF 3/2027
12	Vacant 768 SF; Metropolian Oral Surgery 2,169 SF 1/2026; Feather Touch Dental 3,123 SF 8/2032; Vacant 793 SF; Colony Square Dental 3,220 SF 12/2029; Vacant 1,423 SF; Travel Leaders 1,667 SF 2/2027
11	Vacant 14,697 SF
10	WeWork 14,697 SF 4/2032
9	WeWork 14,697 SF 4/2032
8	WeWork 14,697 SF 4/2032
7	Syska Hennesy 4,104 SF 11/2025; SHL US, LLC 3,371 SF 4/2028; Pinnacle Legal 1,416 SF 5/2027; Adam Conti 1,540 SF 4/2025; Colony Square Management Office 3,357 SF
6	Vacant 14,697 SF
5	Corgan 8,896 SF 6/2030; Clark Construction 5,107 SF 7/2028
4	Secretariat International 14,697 SF 5/2030
3	Iconic Group 4,410 SF 1/2027; Camden Real Estate Company 3,818 SF 3/2027; Vacant 1,861 SF; Insight Wealth 2,143 SF 1/2025; Joel Laster PC 993 SF 2/2025
2	FOX-BRV Southern Sports 14,112 SF 9/2026
1	
C	Fitness Center 5,363 SF; Cycle 967 SF; Parking Mgmt 693 SF; Conference and Mail Room 4,733 SF

Vacant | Building | MTM | 2024 – 2025 | 2026 – 2027 | 2028 – 2029 | 2030+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 2 – Colony Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 2 – Colony Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 2 – Colony Square

Colony Square
1197 Peachtree Street Northeast
Atlanta, GA 30361
Ardmore Park
Piedmont Atlanta
BROOKWOOD HILLS HISTORIC DISTRICT
Collier Hills
Peachtree Rd
MARTA RED/GOLD LINES
Buford Spring Connector
The Atlanta Opera
SCAD Atlanta
SCAD FASH Museum of Fashion + Film
Deering Rd NW
Beverly Rd
The Breman Museum
Ansley Park
Hillpine Park
Millennium Gate Museum/ History Art Museum Atlanta
ATLANTIC STATION
17th St NW
16th St NW
High Museum of Art
Museum of Design Atlanta (MODA)
Winn Park
Atlanta Botanical Gardens
Morningside/ Lenox Park
Piedmont Ave NE
IKEA
ATLANTA
Arts Center
Woodruff Arts Ctr./ Atlanta Symphony Hall
Japanese Gardens
Amsterdam Walk
One Atlantic Center
Georgia Tech Practice Golf Course
Telemundo Atlanta
GTRI Conference Center
14th St NW
14th St NE
13th St NE
12th St NE
11th St NE
10th St NE
Eastside Beltline Trail
West Midtown
TNT Network
1010 Midtown
Piedmont Park
Piedmont Park Comm. Center
Hemphill Ave NW
Atlantic Dr
Turner Entertainment Networks
Spring St NW
W. Peachtree St NW
Federal Reserve Bank of Atlanta
10th St NW
Hank McCamish Pavilion
Midtown
Midtown Market
9th St NE
8th St NE
Virginia Ave NE
Eddie S. Henderson Stadium
8th St NW
State St
Griffith Track
NCR VOYIX Global HQ
Charles Allen Dr
Monroe Dr NE
Midtown Promenade
Couch Park
Ferst Dr
TECH SQUARE
Peachtree St
Juniper St NE
Piedmont Ave NE
7th St NE
6th St NE
5th St NE
4th St NE
Central Park Pl NE
Virginia Highland
Recreation Center
Mac Nease Baseball Park
Centennial Olympic Pk Dr
Georgia Institute of Technology
Tech Pkwy
Midtown Place
MARIETTA STREET ARTERY
Bobby Dodd Stadium
Honeywell
3rd St NE
Norfolk Southern Corp.
Fox Theatre
Ponce De Leon Ave NE
Atlanta Contemporary Art Center
North Ave NW
North Ave.
North Ave NE
Ponce City Market
Coca Cola Corporate Office
One Georgia Center
Linden Ave
Old Fourth Ward
North Avenue Research Area - Georgia Tech
Marietta St NW
Emory Univ. Hospital Midtown
Central Park
Historic 4th Ward Park
Northside Dr
Centennial Hill
SoNo
Pine St NE
Parkway Dr NE
Glen Iris Dr NE
Ralph McGill Blvd NE
Civic Ctr.
Spring St NW
Atlanta Civic Center
Alexander St NW
Simpson St
Georgia Aquarium
World of Coca Cola
Truist Plaza
Courtland St
Georgia Power Corporate HQ
Ralph McGill Blvd
Baker St
Centennial Olympic Park
GEORGIA WORLD CONGRESS CENTER
Downtown
PEACHTREE CENTER
Highland Ave NE
Freedom Pkwy
Inman Park
75
85
19
13
29
78
278
10
Woodstock
Alpharetta
Acworth
Roswell
Johns Creek
Kennesaw
Marietta
Sandy Springs
Dunwoody
Smyrna
Chamblee
Powder Springs
Mableton
Tucker
Mountain Park
ATLANTA
Decatur
Stone Mountain
Douglasville
Redan
Lithonia
South Fulton
East Point
Forest Park
Union City
Fairburn
Riverdale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 2 – Colony Square
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO, GACC, GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Mixed Use – Office / Retail
% of IPB:	6.3%	Net Rentable Area (SF):	1,085,612
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	LVA4 Atlanta Colony Square, L.P.	Year Built / Renovated:	1972, 1974, 2020, 2021 / 2000
Borrower Sponsors:	North American Ventures LLC and Lionstone U.S. Value-Add Four, L.P.	Occupancy:	82.5%
Interest Rate:	7.37500%	Occupancy Date:	7/1/2024
Note Date:	10/2/2024	4th Most Recent NOI (As of):	$16,554,450 (12/31/2021)
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of):	$24,041,323 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$29,712,592 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$29,188,955 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	83.3%
Amortization Type:	Interest Only	UW Revenues:	$49,913,938
Call Protection(2):	L(24),DorYM1(29),O(7)	UW Expenses:	$19,331,831
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$30,582,107
Additional Debt(1):	Yes	UW NCF:	$29,266,672
Additional Debt Balance(1):	$200,000,000	Appraised Value / Per SF:	$516,000,000 / $475
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/24/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$0	$375,955	N/A	Cut-off Date Loan / SF:	$239
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$239
Replacement Reserve:	$0	$19,152	N/A	Cut-off Date LTV:	50.4%
Rollover Reserve:	$4,000,000	$90,468	N/A	Maturity Date LTV:	50.4%
Free Rent Reserve:	$965,127	$0	N/A	UW NCF DSCR:	1.51x
Outstanding TI/LC:	$3,965,065	$425,000	$5,100,000	UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$260,000,000	87.3%	Loan Payoff	$281,760,456	94.6%
Equity Contribution	37,832,154	12.7	Upfront Reserves	8,930,192	3.0
			Closing Costs	7,141,506	2.4

Total Sources	$297,832,154	100.0%	Total Uses	$297,832,154	100.0%
(1)	The Colony Square Mortgage Loan (as defined below) is part of the Colony Square Whole Loan (as defined below), which is comprised of 16 pari passu promissory notes with an aggregate original balance of $260,000,000. The Colony Square Whole Loan was originated by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GSBI”) and German American Capital Corporation (“GACC”). For additional information, see “The Loan” below. The information presented under “Financial Information” above is calculated based on the Colony Square Whole Loan.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on November 6, 2024. Voluntary prepayment (with the greater of a yield maintenance premium or 1% of the principal balance of the Colony Square Whole Loan in full (but not in part) is permitted at any time following the payment date in November 2026. Defeasance or voluntary prepayment with yield maintenance of the Colony Square Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) November 6, 2028 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected BMO 2024-5C7 securitization trust closing date in October 2024. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 2 – Colony Square

The Loan. The second largest mortgage loan (the “Colony Square Mortgage Loan”) is part of a whole loan (the “Colony Square Whole Loan”) evidenced by 16 pari passu notes that is secured by the borrower’s fee interest in a 1,085,612 square foot mixed-use property in Atlanta, Georgia (the “Colony Square Property”).

The Colony Square Mortgage Loan, which is evidenced by the non-controlling Notes A-2, A-5, A-7 and A-12, has an outstanding principal balance as of the Cut-off Date of $60,000,000. The Colony Square Whole Loan was co-originated by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GSBI”) and German American Capital Corporation (“GACC”) and has an aggregate outstanding principal balance as of the Cut-off Date of $260,000,000. The Colony Square Whole Loan is interest only for the entire term and accrues interest on an Actual/360 basis.

The relationship between the holders of the Colony Square Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool- The Whole Loans- The Serviced Pari Passu Whole Loans” and “The Outside Serviced Pari Passu Whole Loans” in the Prospectus. The Colony Square Whole Loan will initially be serviced under the pooling and servicing agreement for the BMO 2024-5C7 securitization trust, provided that upon the securitization of the controlling Note A-1, the Colony Square Whole Loan will be serviced under the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “The Pooling and Servicing Agreement-Servicing of the Outside Serviced Mortgage Loans-Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Colony Square Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$45,000,000	$45,000,000	BMO	Yes
A-2	$30,000,000	$30,000,000	BMO 2024-5C7	No
A-3(1)	$25,000,000	$25,000,000	BMO	No
A-4(1)	$30,531,915	$30,531,915	BMO	No
A-5	$4,468,085	$4,468,085	BMO 2024-5C7	No
A-6(1)	$16,667,000	$16,667,000	GSBI	No
A-7	$12,765,957	$12,765,957	BMO 2024-5C7	No
A-8(1)	$9,259,000	$9,259,000	GSBI	No
A-9(1)	$5,752,043	$5,752,043	GSBI	No
A-10(1)	$5,556,000	$5,556,000	GSBI	No
A-11(1)	$16,667,000	$16,667,000	GACC	No
A-12	$12,765,957	$12,765,957	BMO 2024-5C7	No
A-13(1)	$9,259,000	$9,259,000	GACC	No
A-14(1)	$5,752,043	$5,752,043	GACC	No
A-15(1)	$5,556,000	$5,556,000	GACC	No
A-16(1)	$25,000,000	$25,000,000	Morgan Stanley Mortgage Capital Holdings LLC	No
Whole Loan	$260,000,000	$260,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Colony Square Property consists of both (i) four Class A office buildings (“Building 100”, “Building 300”, “Building 400” and “Building 500”), (ii) a retail component (the “Retail Component”) and (iii) a parking garage. The Colony Square Property totals 1,085,612 square feet across four buildings, the largest being Building 100 which consists of 329,011 square feet of net rentable area. Building 100 consists of 329,011 square feet (30.3% of NRA and 31.3% of underwritten base rent) including 310,158 square feet of office space, 11,164 square feet of amenity space and 7,689 square feet of storage space. Building 300 consists of 78,100 square feet (7.2% of NRA and 5.8% of underwritten base rent) including 73,200 square feet of office spaces and 4,900 square feet of other spaces. Building 400 consists of 388,411 square feet (35.8% of NRA and 34.1% of underwritten base rent) including 381,034 square feet of office spaces, 7,236 square feet of storage spaces, and 141 square feet of other spaces. Building 500 consists of 121,437 square feet of office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 2 – Colony Square

space (11.2% of NRA and 14.0% of underwritten base rent). The Retail Component consists of 168,653 square feet (15.5% of NRA and 14.9% of underwritten base rent).

The following table presents certain information relating to the space types that comprise the Colony Square Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent(2)	% of UW Base Rent(2)	UW Base Rent PSF(2)(3)
Office	885,829	81.6%	80.2%	$28,553,290	84.8%	$40.17
Retail	155,215	14.3	98.0%	4,992,868	14.8%	$32.81
Storage	15,609	1.4	52.2%	138,439	0.4%	$16.99
Amenity/Other	28,959	2.7	83.1%	0	0.0%	$0.00
Total / Wtd. Avg.	1,085,612	100.0%	82.5%	$33,684,597	100.0%	$37.63
(1)	Based on the underwritten rent roll dated July 1, 2024.
(2)	UW Base Rent, UW Base Rent PSF and % of UW Base Rent are inclusive of contractual rent steps through August 2025.
(3)	UW Base Rent PSF excludes vacant space and vacant underwritten base rent.

Major Tenants. The largest tenants by underwritten base rent at the Colony Square Property are Jones Day, WeWork and WebMD.

Jones Day (115,000 square feet; 10.6% of Total NRA; 12.9% of underwritten base rent): Jones Day is a global law firm providing legal services to national and multinational corporations. Jones Day provides legal support on complex transactions, high stakes litigation, cyber security, capital markets activities, and many more. The firm employs over 2,400 lawyers in 40 different offices across the world. Jones Day is ranked ninth in law firms based on size, 12th in the Am law 200 ranking, and 15th in the 2024 Global 200 survey. The firm reported approximately $2.7 billion in revenue in 2023 and has worked with clients on over 3,000 transactions that hold a collective value of approximately $1.5 trillion over the past five years. Jones Day’s lease at the Colony Square Property commenced in June 2021, expires on November 30, 2036 and has a contraction option to terminate one floor 120 months (June 2031) after lease commencement date.

WeWork (44,463 square feet; 4.1% of Total NRA; 5.5% of underwritten base rent): Founded in 2010 and headquartered in New York City, WeWork is a provider of shared office and coworking space in 119 cities and 37 countries. WeWork’s private workspace service allows customers to own a private desk, whole office, or an entire floor of private office space. The company’s other coworking services include day to day office rentals, monthly memberships, and additional meeting and event space rentals. WeWork reported approximately $3.2 billion in revenue and $4.8 billion in expenses in 2022. WeWork’s lease at the Colony Square Property commenced in May 2017 and was amended in November 2017 to expand its leased space at the Colony Square Property. WeWork’s lease expires on April 30, 2032 and has two, five-year renewal options and no termination options.

WebMD (42,112 square feet; 3.9% of Total NRA; 5.2% of underwritten base rent): WebMD is an online health information website that provides information on a number of medical conditions, drugs & supplements, overall wellbeing, symptom checking, and medical practitioner location. Beyond their core services, WebMD also creates content such as news, blogs, and podcasts. The company has over 1,800 employees and was bought by private equity firm KKR for $2.8 billion in 2017. WebMD’s lease at the Colony Square Property commenced in August 2010 and is scheduled to expire on March 31, 2028. WebMD has one, five-year renewal option and no termination option.

The following table presents certain information relating to the historical occupancy of the Colony Square Property:

Historical and Current Occupancy(1)
2022	2023	July 2024	Current(2)
81.3%	82.8%	83.3%	82.5%
(1)	Historical occupancies are as of December 31 of each respective year unless otherwise stated.
(2)	Current Occupancy is as of July 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 2 – Colony Square

The following table presents certain information relating to the tenants at the Colony Square Property:

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Jones Day	Office	NR/NR/NR	115,000	10.6%	$37.73	$4,338,950	12.9%	11/30/2036
WeWork	Office	NR/NR/NR	44,463	4.1	$41.77	1,857,081	5.5	4/30/2032
WebMD	Office/Storage	NR/NR/NR	42,112	3.9	$41.92	1,765,443	5.2	3/31/2028
SPACES	Office/Retail	NR/NR/NR	42,273	3.9	$37.11	1,568,751	4.7	5/31/2029
iPic Theater	Retail	NR/NR/NR	38,011	3.5	$39.44	1,499,154	4.5	12/31/2040
Whole Foods	Office	NR/NR/NR	29,046	2.7	$41.41	1,202,795	3.6	4/30/2032
CBS Radio East	Office/Storage	Baa2/NR/BBB	29,688	2.7	$35.40	1,050,846	3.1	11/30/2028
Diamond Sports	Office/Storage	NR/NR/NR	36,883	3.4	$28.49	1,050,824	3.1	9/30/2026
Lord, Aeck & Sargent	Office	NR/NR/NR	30,016	2.8	$31.56	947,305	2.8	11/30/2027
Tosca Services	Office	NR/NR/NR	23,385	2.2	$39.42	921,741	2.7	12/31/2027
Office/Retail/Storage Tenants			430,877	39.7%	$37.60	$16,202,890	48.1%
Remaining Occupied			464,305	42.8	37.65	17,481,707	51.9
Total Occupied			895,182	82.5%	$37.63	$33,684,597	100.0%
Vacant Space			190,430	17.5
Collateral Total			1,085,612	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2024, with contractual rent steps through August 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of contractual rent steps underwritten through June 2025.

The following table presents certain information relating to the tenant lease expirations at the Colony Square Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
MTM(5)	10	13,704	1.3%	$22,466	0.1%	13,704	1.3%	$22,466	0.1%
2024	4	4,224	0.4	44,768	0.1	17,928	1.7%	$67,234	0.2%
2025	17	70,888	6.5	2,386,574	7.1	88,816	8.2%	$2,453,808	7.3%
2026	18	96,572	8.9	3,015,645	9.0	185,388	17.1%	$5,469,453	16.2%
2027	20	107,574	9.9	4,262,340	12.7	292,962	27.0%	$9,731,794	28.9%
2028	27	124,858	11.5	5,249,578	15.6	417,820	38.5%	$14,981,372	44.5%
2029	21	104,577	9.6	4,485,385	13.3	522,397	48.1%	$19,466,757	57.8%
2030	10	32,823	3.0	1,528,896	4.5	555,220	51.1%	$20,995,653	62.3%
2031	11	61,332	5.6	1,809,607	5.4	616,552	56.8%	$22,805,261	67.7%
2032	8	79,551	7.3	3,333,631	9.9	696,103	64.1%	$26,138,891	77.6%
2033	1	2,980	0.3	92,082	0.3	699,083	64.4%	$26,230,973	77.9%
2034	4	12,017	1.1	515,289	1.5	711,100	65.5%	$26,746,262	79.4%
2035 & Beyond	7	184,082	17.0	6,938,335	20.6	895,182	82.5%	$33,684,597	100.0%
Vacant	NAP	190,430	17.5	NAP	NAP	1,085,612	100.0%	NAP	NAP
Total / Wtd. Avg.	158(6)	1,085,612	100.0%	$33,684,597	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps underwritten through August 2025.
(5)	MTM includes leases that are considered amenities, management office, and four storage spaces that are dependable on other tenant leases.
(6)	The number of expiring leases includes office, retail, storage and mixed-use tenants.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 2 – Colony Square

The following table presents certain information relating to the operating history and underwritten net cash flow of the Colony Square Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	2023	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$18,260,518	$19,784,299	$23,062,339	$28,545,982	$31,820,621	$31,929,941	$32,794,612	$30.21	72.4%
Rent Steps	0	0	0	0	0	0	889,985	0.82	2.0
Vacancy Lease-Up	0	0	0	0	0	0	7,564,548	6.97	16.7
Total Base Rent	$18,260,518	$19,784,299	$23,062,339	$28,545,982	$31,820,621	$31,929,941	$41,249,145	$38.00	91.1%
Total Reimbursements	1,003,124	654,243	1,078,643	3,819,783	4,002,407	4,014,008	4,030,272	3.71	8.9
Gross Potential Rent	$19,263,642	$20,438,542	$24,140,982	$32,365,766	$35,823,028	$35,943,949	$45,279,418	$41.71	100.0%
Other Income(4)	5,007,108	3,069,143	6,423,279	9,868,036	11,866,796	11,751,442	12,199,068	11.24	26.9
(Vacancy/Credit Loss/Abatements)	0	0	0	0	0	0	(7,564,548)	(6.97)	(16.7)
Effective Gross Income	$24,270,750	$23,507,685	$30,564,261	$42,233,801	$47,689,824	$47,695,391	$49,913,938	$45.98	100.0%
Total Expenses(5)	13,662,908	11,280,709	14,009,811	18,192,479	17,977,232	18,506,436	19,331,831	17.81	38.7
Net Operating Income	$10,607,842	$12,226,976	$16,554,450	$24,041,323	$29,712,592	$29,188,955	$30,582,107	$28.17	61.3%
Capital Expenditures	0	0	0	0	0	0	229,823	0.21	0.5
TI/LC	0	0	0	0	0	0	1,085,612	1.00	2.2
Net Cash Flow	$10,607,842	$12,226,976	$16,554,450	$24,041,323	$29,712,592	$29,188,955	$29,266,672	$26.96	58.6%
(1)	Based on the underwritten rent roll dated July 1, 2024, with contractual rent steps through August 2025.
(2)	TTM represents the trailing 12-month period ending July 31, 2024.
(3)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(4)	Other Income is based on the borrower’s 2024 budget and is comprised of percentage rent, parking, direct billing, administrative fees, roof and telecom, late fees and deposit fees bad debt, and miscellaneous income.
(5)	Total Expenses includes management fees, real estate taxes, insurance, common area maintenance, repairs and maintenance, utilities, payroll, general and administrative, security, elevators and escalators, parking expenses, marketing and direct bill expenses.

Environmental. According to the Phase I environmental assessment dated June 5, 2024, there was no evidence of any recognized environmental conditions at the Colony Square Property.

Appraisal. According to the appraisal, the Colony Square Property had an “as-is” appraised value of $516,000,000 as of May 24, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$516,000,000	7.00%
(2)	Source: Appraisal.

The Market. The Colony Square Property is located in Atlanta, Georgia. According to the appraisal, the Atlanta metropolitan statistical area (“Atlanta MSA”) has an estimated 2023 population of 6,313,755 which is an average annual 1.2% increase over the 2020 census. Additionally, the current estimated employment in the Atlanta MSA is 3,054,867 jobs which is a 22.0% increase over the past 10 years. Atlanta has the 10th strongest GDP out of all metropolitan area economies in the nation. According to the appraisal, the 2023 total population within a 1-, 3- and 5-mile radius of the Colony Square Property was 34,855, 202,261 and 422,620, respectively, and the 2023 median household income within the same radii was $113,273, $96,372 and $92,474, respectively.

According to the appraisal, the Colony Square Property is located in the Midtown/Brookwood retail submarket. According to the appraisal, this submarket is ranked 27th in inventory in the metro area with 6,904,227 SF, and has an asking rent of $35.96/SF, which is 71.5% greater than the metro area average of $20.97/SF. The Midtown/Brookwood retail submarket also holds a low vacancy rate of 2.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 2 – Colony Square

According to the appraisal, the Colony Square Property is also located in the Midtown/Pershing Point office submarket. According to the appraisal, the Midtown/Pershing Point office submarket had an inventory of 31.4 million square feet with a 21.4% vacancy rate. The average asking rent is $42.12 per square foot, which is 73.3% greater than the metro area average of $24.30 per square foot.

The following table presents certain information relating to comparable retail leases for the Colony Square Property:

Comparable Retail Rental Summary(1)
Property / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
Colony Square	1972, 1974, 2020, 2021 / 2000	1,085,612(2)	3,535(2)(3)	Chic-Fil-A	$32.28(2)	May-19(2)	143(2)
Atlanta, GA
2274 Peachtree Road Northwest	NAV	NAV	1,553	Pulse Performance	$35.00	Apr-24	60.0
Atlanta, GA
3050 Peachtree Road Northeast	NAV	NAV	2,672	Ideal Image	$37.00	Dec-23	60.0
Atlanta, GA
4330 Peachtree Road Northeast	NAV	NAV	2,825	MHBV Salon	$36.50	Aug-24	120.0
Brookhaven, GA
2860 Cumberland Mall	NAV	NAV	3,003	Superior	$45.32	Oct-23	48.0
Atlanta, GA
2955 Cobb Parkway Southeast	NAV	NAV	4,000	Mattress Firm	$49.00	Oct-23	120.0
Atlanta, GA
4330 Peachtree Road	NAV	NAV	2,087	Tobbany	$33.00	Sep-24	60.0
Atlanta, GA
2300 Peachtree Road Northwest	NAV	NAV	3,382	Fete Atlanta	$40.00	Nov-23	60.0
Atlanta, GA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated July 1, 2024. Base Rent PSF includes contractual rent steps through August 2025.
(3)	Excluding 150 square feet of Chick-Fil-A’s storage space.

The following table presents certain information relating to comparable office leases for the Colony Square Property:

Comparable Office Rental Summary(1)
Property Address/Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
Colony Square	1972, 1974, 2020, 2021 / 2000	1,085,612(2)	115.000(2)	Jones Day	$37.73(2)	Jun-21(2)	186(2)
Atlanta, GA
One Atlantic Center	1987 / NAP	1,101,022	8,000	Duff & Phelps	$45.00	Sep-24	120
Atlanta, GA
Atlantic Station	2007 / NAP	390,276	4,392	N/A	$45.00	Dec-23	36
Atlanta, GA
Atlantic Station	2007 / NAP	390,276	7,023	Tractian	$44.00	Nov-23	42
Atlanta, GA
Ponce City Market	2014 / NAP	685,773	196,355	MailChimp	$55.00	Oct-23	6
Atlanta, GA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated July 1, 2024. Base Rent PSF includes contractual rent steps through August 2025.

The Borrower. The borrower is LVA4 Atlanta Colony Square, L.P., a Delaware limited partnership structured as a single purpose, bankruptcy-remote entity, with its general partner structured as a single purpose, bankruptcy-remote Delaware

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 2 – Colony Square

single member limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Colony Square Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are North American Ventures LLC and Lionstone U.S. Value-Add Four, L.P.

Property Management. The Colony Square Property is managed by North American Properties-Atlanta, LTD., a property management company affiliated with North American Ventures LLC.

Escrows and Reserves. At origination of the Colony Square Whole Loan, the borrower deposited $4,000,000 for a rollover reserve fund, approximately $3,965,065 for outstanding landlord obligations and approximately $965,127 for free rent reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments (initially estimated to be approximately $375,955).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Colony Square Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $19,152 for the payment or reimbursement of approved capital expenses.

Rollover Reserve – On a monthly basis, the borrower is required to escrow (a) approximately $90,468 for approved leasing expenses and (b) $425,000 tenant improvement and leasing commission obligations incurred following the origination date (the “Additional Rollover Reserve”). Such monthly deposits in the Additional Rollover Reserve will not be required during such time that the balance of the Additional Rollover Reserve exceeds $5,100,000 (the “Additional Rollover Reserve Required Amount”).

Free Rent Reserve – Provided that no event of default exists, on each monthly payment date, the free rent funds deposited for each applicable lease will be disbursed in the amounts equal to the applicable monthly rent credits or free rent amounts set forth in the Colony Square Whole Loan documents.

Lockbox / Cash Management. The Colony Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the Colony Square Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager, as applicable, from the Colony Square Property to be deposited into such lockbox within two business days. During the continuance of a Trigger Period (as defined below), provided no event of default is then continuing, all funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the Colony Square Whole Loan documents.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Colony Square Whole Loan, (ii) the debt yield being less than 9.5% (tested on a quarterly basis), (iii) the open date (i.e., the payment date that is 6 months prior to the maturity date) or (iv) the occurrence of an Additional Replacement Reserve Trigger Event (as defined below), and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the applicable lender or the applicable lender has waived such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the earlier to occur of (x) the date that the debt yield is equal to or greater than 9.5% for two consecutive calendar quarters or (y) the date the borrower posts with the lender cash or a letter of credit in an amount that if applied to repay the Colony Square Whole Loan would cause the debt yield test set forth in the preceding clause (x) to be satisfied, (C) clause (iii), payment in full of the Colony Square Whole Loan in accordance with the terms of the Colony Square Whole Loan documents and (D) clause (iv), the occurrence of an Additional Rollover Reserve Cure Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 2 – Colony Square

An “Additional Replacement Reserve Trigger Event” means the failure by the borrower to make deposits into the Additional Rollover Reserve account in the aggregate amount equal to or exceeding the Additional Rollover Reserve Required Amount prior to or on October 6, 2025.

An “Additional Replacement Reserve Cure Event” means the earlier to occur of (A) the date on which the aggregate amount of the Additional Rollover Reserve deposits made equals or exceeds the Additional Rollover Reserve Required Amount or (B) the date that the borrower otherwise deposits into the Additional Rollover Reserve account additional cash in an amount sufficient to have the aggregate amount of all deposits made into the Additional Rollover Reserve account equal or exceed the Additional Rollover Reserve Required Amount.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Permitted Future Preferred Equity. The borrower is permitted to obtain a one-time preferred equity investment in an amount not to exceed $40,000,000, subject to satisfaction of certain conditions, including the following: (i) the preferred equity investment must be by a qualified institutional investor, (ii) the loan-to-value ratio (as determined by the lender in its sole but reasonable discretion taking into consideration the contemplated permitted preferred equity) must be equal to or less than 65%, (iii) the debt service coverage ratio (taking into account the permitted preferred equity and based on net cash flow and the current pay interest only preferred return payable) must be equal at least 1.20x, (iv) the debt service coverage ratio (taking into account the permitted preferred equity and based on net operating income on the total preferred return (i.e., the sum of the current pay interest only return and the accrued interest only return) must be at least 1.15x, (v) the debt yield (taking into consideration the permitted preferred equity) must be equal to or greater than 10% and (vi) delivery of a rating agency confirmation.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 3 – GRM South Brunswick

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 3 – GRM South Brunswick

GRM South Brunswick
2520 U.S. Route 130
South Brunswick, NJ 08512
NY City 36 miles
North Brunswick Township
South Brunswick Township
East Brunswick
Franklin Park
Milltown
Kendall Park
Monmouth Junction
Princeton
Kingston
Dayton
Helmetta
Jamesburg
Monroe Township
Plainsboro Township
Princeton Junction
Cranbury Township
Clearbrook Park
West Windsor Township
Cranbury Manor
Twin Rivers
Hightstown
East Windsor Township
Edinburg
SOMERSET COUNTY
MIDDLESEX COUNTY
MERCER COUNTY
Delaware and Raritan Canal State Park
New Jersey Turnpike
NJ TRANSIT NORTHEAST CORRIDOR
NJ TRANSIT
North Brunswick Commerce Center
Renaissance Square
AVET Pharmaceuticals
Ryders Crossing
Marketplace at Princeton
South Brunswick Square
Williams-Sonoma Distribution Ctr.
Dow Jones
Dayton Business Park
Sunny Delight Beverages
Staples Distribution Center
Barnes & Noble Distribution
NEC Labs
Princeton Plasma Physics Laboratory
James Forrestal Campus of Princeton Univ.
Siemens Corporate Research
Penn Medicine Princeton Medical Center
Plainsboro Plaza
Gateway Business Complex
Amazon Fulfillment Center
Home Depot Distribution Center
Wayfair Distribution Center
Windsor Corporate Park
East Windsor Village
Town Center Shopping Ctr.
Windsor Heights Shopping Ctr.
Conair Corporate Office
Windsor Industrial Park
Princeton Forrestal Village
Tamarack GC
Bunker Hill GC
Forsgate CC
Rossmoor GC
Cranbury GC
Jamesburg Park
Thompson County Park
Hightstown Bypass
Route 1
Route 27
Route 130
Route 32
Route 33
Route 522
Route 539
Route 18
I-95
Ridge Rd
Friendship Rd
Broadway Rd
Dey Rd
Plainsboro Rd
Cranbury Neck Rd
Old Trenton Rd
Canover Rd
Windsor Perrineville Rd
Prospect Plains Rd
Rhode Hall Rd
Old Forge Rd
Matchaponix Ave
Buckelew Ave
Fresh Ponds Rd
Church Ln
Dunhams Corner Rd
Cranbury Rd
Riva Rd
Claremont Rd
Bunker Hill Rd
Canal Rd
River Rd
Henderson Rd
Beekman Rd
Sand Hill Rd
Deans Ln
Brunswick Pike
Georgetown-Franklin Tpke
Georges Rd
George Davison Rd
Mill Rd
Village Rd
Edinburg Rd
NEW JERSEY
PENN.
NEW YORK
PHILADELPHIA
Atlantic Ocean
Trenton
Princeton
New Brunswick
Newark
Elizabeth
Paterson
Allentown
Bethlehem
Easton
Camden
Lakewood
Freehold
Old Bridge
Middletown
Edison
Plainfield
Morristown
Flemington
Doylestown
Levittown
Toms River
Asbury Park
Eatontown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 3 – GRM South Brunswick

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Industrial – Warehouse
% of IPB:	6.3%	Net Rentable Area (SF):	509,775
Loan Purpose:	Refinance	Location:	South Brunswick, NJ
Borrower:	Tigerlily Realty, LLC	Year Built / Renovated:	1983 / 2014
Borrower Sponsor:	Moishe Mana	Occupancy:	100.0%
Interest Rate:	7.05000%	Occupancy Date:	10/6/2024
Note Date:	9/13/2024	4th Most Recent NOI (As of)(4):	$2,208,709 (12/31/2021)
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of)(4):	$2,481,604 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	$2,486,179 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(4):	$2,467,444 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$8,524,236
Call Protection(2):	L(24),D(30),O(6)	UW Expenses:	$1,326,255
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$7,197,981
Additional Debt(1):	Yes	UW NCF:	$7,045,049
Additional Debt Balance(1):	$12,000,000	Appraised Value / Per SF:	$126,000,000 / $247
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/20/2024

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$141
Taxes:	$211,379	$52,845	N/A	Maturity Date Loan / SF:	$141
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.1%
Replacement Reserve:	$0	$4,248	N/A	Maturity Date LTV:	57.1%
TI / LC:	$0	$0	N/A	UW NCF DSCR:	1.37x
Deferred Maintenance:	$79,376	$0	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$72,000,000	100.0%	Loan Payoff	$35,931,257	49.9%
			Return of Equity	34,270,240	47.6
			Closing Costs(5)	1,507,748	2.1
			Upfront Reserves	290,755	0.4
Total Sources	$72,000,000	100.0%	Total Uses	$72,000,000	100.0%
(1)	The GRM South Brunswick Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $72,000,000 (the “GRM South Brunswick Whole Loan”). The information under “Financial Information” in the chart above is based on the aggregate outstanding principal balance of the GRM South Brunswick Whole Loan.
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of November 6, 2024. Defeasance of the GRM South Brunswick Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 13, 2027. The assumed lockout of 24 payments is based on the expected BMO 2024-5C7 securitization closing date in October 2024. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Historical NOI is lower than underwritten NOI primarily due to the prior rent being based on a below market affiliate lease signed in 2013. In conjunction with the origination of the GRM South Brunswick Mortgage Loan (as defined below), an affiliate of the borrower sponsor, GRM Lease Holdings S Brunswick, LLC (“GRMLH”), entered into a new 15-year lease reflecting a triple-net rent of $15.00 per square foot ($7,646,625) (the “Prime Lease”), which lease is in-line with market rent and fully guaranteed by the borrower sponsor. The GRM South Brunswick Property (as defined below) is 100% occupied by GRM Information Management Services, Inc. (“GRM”), as a subtenant (the “Prime Subtenant”). Both GRMLH and GRM are 100% owned and controlled by the borrower sponsor.
(5)	Closing Costs include a $620,000 interest rate buy-down.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 3 – GRM South Brunswick

The Loan. The third largest mortgage loan (the “GRM South Brunswick Mortgage Loan”) is part of the GRM South Brunswick Whole Loan originated by Starwood Mortgage Capital LLC on September 13, 2024 secured by the borrower’s fee interest in a 509,775 square foot industrial warehouse property located in South Brunswick, New Jersey (the “GRM South Brunswick Property”). The GRM South Brunswick Whole Loan consists of three pari passu notes and accrues interest at a rate of 7.05000% per annum on an Actual/360 basis. The GRM South Brunswick Whole Loan has a five-year interest-only term. The GRM South Brunswick Mortgage Loan is evidenced by the controlling note A-1, which has an original and outstanding principal balance as of the Cut-off Date of $60,000,000. The remaining notes are currently held by Starwood Mortgage Funding II LLC and are expected to be contributed to one or more future securitization trust(s).

The relationship between the holders of the GRM South Brunswick Whole Loan is governed by a co-lender agreement described under “Description of the Mortgage Pool – The Whole Loans – The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the GRM South Brunswick Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BMO 2024-5C7	Yes
A-2(1)	$7,000,000	$7,000,000	Starwood Mortgage Funding II LLC	No
A-3(1)	$5,000,000	$5,000,000	Starwood Mortgage Funding II LLC	No
Whole Loan	$72,000,000	$72,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The GRM South Brunswick Property is a 509,775 square foot industrial property situated on approximately 34.6 acres located in South Brunswick, New Jersey, approximately 45 miles from New York City and approximately 55 miles from Philadelphia. The GRM South Brunswick Property is 100% occupied by GRM, a document management company, which is 100% owned and controlled by the borrower sponsor. GRM has occupied the GRM South Brunswick Property since it was acquired by the borrower sponsor (see “Sole Tenant” below).

The borrower sponsor purchased the GRM South Brunswick Property in 2013 and subsequently completed a renovation in 2014. The borrower sponsor completed a vertical expansion of the GRM South Brunswick Property which brought the clear height from approximately 25 feet to approximately 44 feet. Additionally, GRM and the borrower sponsor installed a five-level racking system for the majority of the storage area. The GRM South Brunswick Property is secured by card-key access as well as 24/7 security and video surveillance.

Sole Tenant.

GRM (509,775 square feet; 100.0% of NRA; 100.0% of underwritten base rent). GRM is a document management company that was founded in New York City in 1987 to provide a secure alternative for records storage. GRM’s storage facilities are located in 15 major metro areas, and GRM is the third largest document storage company in the United States. GRM has utilized the GRM South Brunswick Property for document storage since acquisition in 2013. At origination of the GRM South Brunswick Property Mortgage Loan, GRM entered into a new 15-year lease with the borrower at $15.00 per square foot, which is in-line with the appraisal’s concluded market rent. The GRM lease is personally guaranteed by the borrower sponsor for the full 15-year term, which term is ten years beyond the GRM South Brunswick Mortgage Loan maturity date. GRM has no lease renewal options and no termination options under its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 3 – GRM South Brunswick

The following table presents certain information relating to the sole tenant at the GRM South Brunswick Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
GRM(2)	NR / NR / NR	509,775	100.0%	$15.00	$7,646,625	100.0%	9/12/2039

Occupied Collateral Total / Wtd. Avg.		509,775	100.0%	$15.00	$7,646,625	100.0%

Vacant Space		0	0.0%

Collateral Total		509,775	100.0%

(1)	Based on the underwritten rent roll dated September 13, 2024.
(2)	GRM is an affiliate of the borrower sponsor. GRM has no lease renewal options and no termination options. The GRM lease is guaranteed by the borrower sponsor.

The following table presents certain information relating to the lease rollover schedule at the GRM South Brunswick Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2035 & Beyond	1	509,775	100.0	$7,646,625	100.0		509,775	100.0%	$7,646,625	100.0%
Total	1	509,775	100.0%	$7,646,625	100.0%
(1)	Based on the underwritten rent roll dated September 13, 2024.

The Market. The GRM South Brunswick Property is located in South Brunswick, New Jersey in the Northern New Jersey industrial market and the Exit 8A industrial submarket. The neighborhood is accessible from the New Jersey Turnpike (I-95), NJ State Route 32 and US Route 130. I-95 provides accessibility to all east/west highways serving New Jersey, as well as numerous US and state highways and county/local roadways. Newark Liberty International Airport is approximately 45 minutes north of the GRM South Brunswick Property and New York City is a little more than an hour drive north. According to the appraisal, as of the second quarter of 2024, the Northern New Jersey industrial market contained 913,497,769 square feet, a vacancy rate of approximately 6.2% and asking rent of $14.10 per square foot. According to the appraisal, as of the second quarter of 2024, the Exit 8A industrial submarket contained 80,776,472 square feet, a vacancy rate of approximately 3.3% and asking rent of $13.86 per square foot. The appraisal determined market rent of $15.00 per square foot.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the GRM South Brunswick Property was 872, 25,877, and 93,044, respectively. The 2023 average household income within the same radii was $228,235, $153,386, and $152,418, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 3 – GRM South Brunswick

The following table presents certain information with respect to comparable leases to the GRM South Brunswick Property as identified in the appraisal:

Comparable Industrial Leases(1)
Property Name/Location	Year Built / Renovated	Occ. %	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
GRM South Brunswick 2520 U.S. Route 130 South Brunswick, NJ	1983 / 2014	100.0%	509,775	-	GRM	Sep. 2024 / 15.0	509,775	$15.00	NNN
Prologis Park Cranbury 7 Santa Fe Way Cranbury, NJ	2000 / NAP	100.0%	501,400	2.1 miles	Anixter International	Feb. 2024 / 10.0	501,400	$15.85	NNN
Pearson Education 258 Prospect Plains Road Cranbury, NJ	2002 / NAP	100.0%	1,773,625	1.7 miles	SLM Warehousing Inc.	Mar. 2024 / 5.6	255,000	$13.95	NNN
Half Acre Building 324 Half Acre Road Cranbury, NJ	2006 / NAP	100.0%	680,747	2.2 miles	L’Occitane	Sep. 2023 / 10.0	285,577	$14.50	NNN
1250 South River Road 1250 South River Road Cranbury, NJ	2001 / NAP	64.1%	223,000	1.0 mile	Monarch Electric	Jun. 2023 / 5.2	142,915	$16.00	NNN
Multi-Tenant Industrial NNJ 21 South Middlesex Avenue Monroe Township, NJ	1990 / NAP	100.0%	204,369	2.2 miles	Fleet Distribution	Mar. 2023 / 5.0	204,369	$15.25	NNN

(1)	Source: Appraisal, except for the GRM South Brunswick Property, which is based on the underwritten rent roll dated September 13, 2024.

Environmental. According to the Phase I environmental assessment dated August 27, 2024, there was no evidence of any recognized environmental conditions at the GRM South Brunswick Property.

The following table presents certain information relating to the historical and current occupancy of the GRM South Brunswick Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of October 6, 2024.

Appraisal. According to the appraisal, the GRM South Brunswick Property had an “as-is” appraised value of $126,000,000 as of August 20, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Direct Capitalization Approach	$126,000,000	5.75%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rates shown above represent the overall capitalization rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 3 – GRM South Brunswick

The following table presents certain information relating to the historical and underwritten cash flows at the GRM South Brunswick Property:

Operating History and Underwritten Net Cash Flow
	2021(1)	2022(1)	2023(1)	TTM(1)(2)	Underwritten(3)	Per Square Foot	%(4)
Rents in Place	$2,274,867	$2,451,619	$2,446,883	$2,513,234	$7,646,625	$15.00	85.2%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$2,274,867	$2,451,619	$2,446,883	$2,513,234	$7,646,625	$15.00	85.2%
Total Reimbursements	805,675	905,199	1,018,253	1,015,480	1,326,255	2.60	14.8
Net Rental Income	$3,080,542	$3,356,818	$3,465,137	$3,528,714	$8,972,880	$17.60	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(448,644)	(0.88)	(5.0)
Effective Gross Income	$3,080,542	$3,356,818	$3,465,137	$3,528,714	$8,524,236	$16.72	95.0%

Total Expenses	$871,834	$875,213	$978,958	$1,061,270	$1,326,255	$2.60	15.6%

Net Operating Income	$2,208,709	$2,481,604	$2,486,179	$2,467,444	$7,197,981	$14.12	84.4%

Total TI/LC, Capex/RR	0	0	0	0	152,933	0.30	1.8

Net Cash Flow	$2,208,709	$2,481,604	$2,486,179	$2,467,444	$7,045,049	$13.82	82.6%
(1)	Historical Net Operating Income is lower than underwritten Net Operating Income primarily due to the prior rent was based on an affiliate lease signed in 2013 that was below market. In conjunction with the origination of the GRM South Brunswick Mortgage Loan, an affiliate of the borrower sponsor entered into a new 15-year lease reflecting a triple-net rent of $15.00 per square foot ($7,646,625), which lease is in-line with market rent and fully guaranteed by the borrower sponsor.
(2)	TTM represents the trailing 12-month period ending July 31, 2024.
(3)	Based on the underwritten rent roll dated September 13, 2024.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Borrower. The borrower is Tigerlily Realty, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the GRM South Brunswick Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Moishe Mana. Moishe Mana is an entrepreneur and real estate investor. Mr. Mana founded his first business in the early 1980s, Moishe’s Moving Systems, a moving company in the tri-state area. Moishe Mana then founded GRM, a document and digital storage company, in 1987. Moishe Mana’s real estate investments include large industrial facilities across the country, such as the GRM South Brunswick Property, real estate in the Meatpacking District in New York City and large assemblages of property in the Wynwood and Flagler districts of Miami, Florida.

In addition to a non-recourse carve-out guaranty, the borrower and the borrower sponsor provided an unconditional payment guaranty of 25% of the GRM South Brunswick Mortgage Loan ($18,000,000). Additionally, the GRM South Brunswick Mortgage Loan is not assumable.

Property Management. The GRM South Brunswick Property is managed by M Management, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $211,379 for real estate taxes and (ii) $79,376 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $52,845.

Insurance Escrows – So long as no Sweep Event Period (as defined below) is occurring, insurance escrows are waived provided, among other conditions, the GRM South Brunswick Property is covered by an acceptable blanket policy (which is currently maintained).

Replacement Reserves – On a monthly basis, the borrower is required to escrow $4,248 for replacement reserves (approximately $0.10 per square foot annually).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 3 – GRM South Brunswick

Lockbox / Cash Management. The GRM South Brunswick Mortgage Loan is structured with a hard lockbox and springing cash management. The GRM South Brunswick Mortgage Loan requires that the borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the GRM South Brunswick Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the GRM South Brunswick Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the GRM South Brunswick Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the GRM South Brunswick Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.30x based on the trailing 12 months or (iii) the occurrence of a Major Tenant Event Period (as defined below).

A Sweep Event Period will end: with regard to clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; with regard to clause (ii) above, upon the debt service coverage ratio based on the trailing 12-month period being at least 1.35x for two consecutive calendar quarters; and with regard to clause (iii) above, the Major Tenant Event Period is cured, as further described below.

A “Major Tenant Event Period” commences if a Major Tenant (as defined below): (i) defaults under its lease, (ii) gives notice to terminate or terminates its leased space at the GRM South Brunswick Property, (iii) becomes a debtor in any bankruptcy or other insolvency proceeding, (iv) goes dark or otherwise ceases operations at the GRM South Brunswick Property, (v) is not in physical occupancy of its space or (vi) subleases its space in violation of the GRM South Brunswick Mortgage Loan documents.

A “Major Tenant” means, individually or collectively, as the context may require, (i) GRMLH, (ii) GRM and/or (iii) their respective successors and assigns, and any replacement tenant.

Such Major Tenant Event Period will terminate: with regard to clause (i), upon the Major Tenant curing such default for one calendar quarter; with regard to clause (ii), such Major Tenant rescinds its notice to cancel or terminate its lease; with regard to clause (iii), the lease for the Major Tenant is assumed or affirmed in such proceeding and the Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing; with regard to clause (iv), the Major Tenant, affiliates of the Major Tenant, the borrower or the borrower sponsor have resumed normal business operations and are open during customary hours with respect to the related Major Tenant space pursuant to such lease or leases for a period of two calendar quarters; with respect to clause (v), the Major Tenant, affiliates of the Major Tenant, the borrower or the borrower sponsor have resumed physical occupancy of the related Major Tenant space pursuant to such lease or leases for a period of two calendar quarters; and with respect to clause (vi), all non-permitted subleases have been terminated and the Major Tenant remains in possession of its premises. A Major Tenant Trigger Event Period will also terminate in the event that a Major Tenant Re-Tenanting Event (as defined below) has occurred.

A “Major Tenant Re-Tenanting Event" means that: (i) the related Major Tenant space is leased pursuant to a replacement lease (or leases) for a term of at least five years and on terms acceptable to the lender for the related space; (ii) each such Major Tenant is in occupancy of its premises, open for business and is paying full unabated rent; and (iii) all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid, and the lender has received a reasonably satisfactory estoppel certificate from each such replacement tenant affirming the foregoing and that such replacement tenant is not a debtor in any bankruptcy or other insolvency proceeding.

Subordinate and Mezzanine Debt. Not permitted.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 4 – 125 Summer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 4 – 125 Summer

Cambridge
North Point Park
MBTA
N. Washington Street Bridge
Zakim Bridge
Langone Park
Commercial St
US Coast Guard Station Boston
Boston Logan Intl. Airport 3 miles
Museum of Science
Science Park
Snow Hill St
Prince St
Old North Church
Boroughs Wharf
Sumner Tunnel
Callahan Tunnel
TD Garden
North Station
Charles River
Thoreau Path
North End
Union Wharf
O'Neill Federal Building
Paul Revere House
Charlesbank Park
Merrimac St
Hanover St
Atlantic Ave
Boston Sailing Center
Massachusetts General Hospital
Shriners Children's Boston
Suffolk Country Registry
Edward W. Brooke Courthouse
Haymarket
Commercial St
Boston Yacht Haven
Sudbury St
Charles/MGH
Cambridge St
JFK Federal Bldg.
New England Holocaust Memorial
Christopher Columbus Waterfront Park
Bowdoin
Boston Waterboat Marina
BOSTON
City Hall Plaza
City Hall Plaza
Faneuil Hall
Rose Kennedy Greenway
Long Wharf
Beacon Hill
BLUE LINE
28 State Street
60 State Street
Aquarium
Gov't Center
State St
Central Wharf
Joy St
Pinckney St
State House
State
One Beacon Street
One Boston Place
75 State Street
India St
New England Aquarium
Hatch Memorial Shell
RED LINE
School St
India Wharf
GREEN LINE
ORANGE LINE
Financial District
Boston Harbor
Beacon St
Old South Meeting House
Park St
Suffolk University
International Place
Rowes Wharf
Fisher College
125 Summer
125 Summer Street
Boston, MA 02110
Downtown Crossing
Congress St
Tremont St
Federal St
Northern Ave
John Joseph Moakley US Courthouse
Back Bay
Macy's
Seaport Blvd
Boston Public Gardens
Boston Common
Charles St
Lafayette City Center
Arlington St
Comm. Ave
Independence Wharf
1 Lincoln Street
Boylston
Essex St
South Station
Federal Reserve Bank
Newbury St
Millennium Place
Chinatown
One Financial Center
Boston Tea Party Ships & Museum
Courthouse
GREEN LINE
Arlington
Emerson College
Seaport District
Chinatown
South Station
Summer St
Stuart St
Boch Center - Wang Theatre
LINE
Tufts Univ. School of Medicine
Fort Point Channel
Boston Children's Museum
222 Berkeley
Newbury College
Kneeland St
MBTA
Columbus Ave
New England Medical Center
Tufts Medical Center
ORANGE
Massachusetts Turnpike
131 Dartmouth Street
SUFFOLK COUNTY
Herald St.
South End
Harrison Ave
AC Hotel by Marriott Boston Downtown
Boston Ctr. for the Arts
345 Harrison
Tremont St
E. Berkeley St.
E. Berkeley St
Traveler St
Dartmouth St
SILVER LINE
Shawmut Ave
Union Park St.
Rotch Playground
W. 4th St
Burlington
Wakefield
Peabody
Salem
Bedford
Woburn
Stoneham
Lynn
Swampscott
Saugus
Melrose
Lexington
Winchester
Malden
Medford
Revere
Arlington
Lincoln
Everett
Chelsea
Belmont
Somerville
Waltham
Watertown
CAMBRIDGE
Atlantic Ocean
Newton
Brookline
BOSTON
Wellesley
Needham
Milton
Quincy
Dedham
Dover
Westwood
Weymouth
Braintree
Hingham
Medfield
Norwood
Randolph

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 4 – 125 Summer
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	6.3%	Net Rentable Area (SF):	489,637
Loan Purpose:	Refinance	Location:	Boston, MA
Borrower:	OPG 125 Summer Owner (DE) LLC	Year Built / Renovated:	1987 / 2016
Borrower Sponsor:	OPG NA Holdings (DE) LP	Occupancy:	80.7%
Interest Rate:	6.56700%	Occupancy Date:	9/1/2024
Note Date:	10/8/2024	4th Most Recent NOI (As of):	$16,218,693 (12/31/2021)
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$17,179,749 (12/31/2022)
Interest-only Period:	61 months	2nd Most Recent NOI (As of):	$18,572,391 (12/31/2023)
Original Term:	61 months	Most Recent NOI (As of):	$18,310,188 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	81.7%
Amortization Type:	Interest Only	UW Revenues:	$31,983,144
Call Protection(2):	L(24),DorYM1(33),O(4)	UW Expenses:	$13,572,636
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$18,410,508
Additional Debt(1):	Yes	UW NCF:	$17,578,125
Additional Debt Balance(1):	$42,635,000	Appraised Value / Per SF:	$167,900,000 / $343
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/8/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$210
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$210
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.1%
Replacement Reserve:	$0	$8,161	N/A	Maturity Date LTV:	61.1%
TI / LC Reserve:	$10,000,000	$61,205	N/A	UW NCF DSCR:	2.57x
Other Reserve(4):	$402,315	$0	N/A	UW NOI Debt Yield:	17.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$102,635,000	68.9%	Prior Loan Payoff	$135,690,150	91.1%
Borrower Sponsor Equity	46,322,255	31.1	Upfront Reserves	10,402,315	7.0
			Closing Costs	2,864,790	1.9
Total Sources	$148,957,255	100.0%	Total Uses	$148,957,255	100.0%
(1)	The 125 Summer Mortgage Loan (as defined below) is part of the 125 Summer Whole Loan (as defined below) which is comprised of six pari passu promissory notes with an aggregate original principal balance of $102,635,000. The 125 Summer Whole Loan was originated by GACC and BMO on October 8, 2024. The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the 125 Summer Whole Loan.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on December 6, 2024. Defeasance (or prepayment with yield maintenance) of the 125 Summer Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 125 Summer Whole Loan to be securitized and (b) October 8, 2027. If any prepayment occurs prior to August 6, 2029, the borrower must pay a prepayment fee equal to the greater of a yield maintenance premium or 1% of the principal balance of the 125 Summer Whole Loan. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2024-5C7 securitization trust in October 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserve consists of $313,565 for outstanding approved leasing expenses and $88,750 for outstanding free/gap rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 4 – 125 Summer

The Loan. The fourth largest mortgage loan (the “125 Summer Mortgage Loan”) is part of a whole loan (the “125 Summer Whole Loan”) that is evidenced by six pari passu promissory notes in the aggregate original principal amount of $102,635,000 and secured by a first lien mortgage on the borrower’s fee simple interest in a 489,637 square foot office property located in Boston, Massachusetts (the “125 Summer Property”). The 125 Summer Whole Loan was co-originated by German American Capital Corporation (“GACC”) and Bank of Montreal (“BMO”) on October 8, 2024 and has an outstanding principal balance as of the Cut-off Date of $102,635,000. The 125 Summer Whole Loan accrues interest at a fixed rate of 6.56700% per annum on an Actual/360 basis. The 125 Summer Whole Loan has a 61-month term and is interest-only for the full term. The scheduled maturity date of the 125 Summer Whole Loan is November 6, 2029. The 125 Summer Mortgage Loan is evidenced by the controlling note A-1 and non-controlling note A-4, with an aggregate principal balance as of the Cut-off Date of $60,000,000.

The relationship between the holders of the 125 Summer Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The 125 Summer Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C7 transaction.

The table below identifies the promissory notes that comprise the 125 Summer Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$36,000,000	$36,000,000	BMO 2024-5C7	Yes
A-2(1)	$9,000,000	$9,000,000	GACC	No
A-3(1)	$16,581,000	$16,581,000	GACC	No
A-4	$24,000,000	$24,000,000	BMO 2024-5C7	No
A-5(1)	$6,000,000	$6,000,000	BMO	No
A-6(1)	$11,054,000	$11,054,000	BMO	No
Whole Loan	$102,635,000	$102,635,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The 125 Summer Property is a 22-story, Class A, LEED Gold office building located in downtown Boston, Massachusetts. The 125 Summer Property consists of 489,637 square feet of office / retail space and was constructed in 1987 and most recently renovated in 2016. The 125 Summer Property is located adjacent to the historic Dewey Square, in Boston’s financial district and is in close proximity to public transportation such as the South Station – Amtrak, MBTA and Red Line (two minute walk from the 125 Summer Property). The 125 Summer Property features a variety of common amenities, including a tenant-only fitness center, street level retail–featuring Boston’s famous Tatte bakery–and social spaces. In addition, the 125 Summer Property features a 283-spot parking garage, EV charging stations, bike storage and green/outdoor space.

In 2016, the borrower sponsor invested approximately $16 million to modernize the lobby and enhance the retail and landscaping area on-site. In addition, the borrower sponsor invested approximately $2 million to install a bike room / storage area, state-of-the-art fitness center, and locker room. In total since the acquisition of the 125 Summer Property in 2015, the borrower sponsor has spent more than $54.8 million in capital improvements including LEED upgrades, common area upgrades, garage coating, and office build-out costs. The 125 Summer Property achieved LEED gold recertification in 2022 and was the 2021 BOMA Toby winner in 250,000-500,000 square foot category for the fourth consecutive year. The borrower sponsor’s cash basis in the 125 Summer Property is approximately $347.3 million representing the purchase price plus its invested capital to date. At loan origination, the borrower sponsor contributed an additional $46.3 million in equity.

As of September 1, 2024, the 125 Summer Property was 80.7% leased to a diverse tenant base of 15 tenants across multiple industries. No tenant accounts for more than 32.6% of net rentable area. The top tenants include Klaviyo (global headquarters), Haemonetics Corporation (global headquarters), Asics America Corporation (east coast headquarters), Analog Devices and Novetta / Accenture Federal Service. The retail tenant mix includes Starbucks, Cava Mezze Grill, Juicy Greens, and Petra Barber Shop.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 4 – 125 Summer

Major Tenants. The three largest tenants at the 125 Summer Property by underwritten base rent are Klaviyo, Haemonetics Corporation and Asics America Corporation.

Klaviyo, Inc. (“Klaviyo”) (159,860 square feet; 32.6% of NRA; 43.9% of underwritten base rent). Klaviyo is a global technology company that provides an automatic marketing platform that is commonly used for email markets and short message service marketing. A vast majority of the 130,000 merchants who use Klaviyo’s software services are E-Commerce businesses that market their products on Shopify. Klaviyo was founded in 2012 by Andrew Bialecki and Ed Hallen. In August of 2022, Shopify announced that Klaviyo would act as the recommended email solution partner store for its Shopify Plus merchant. As a result, Shopify committed $100 million as a strategic investment into the company. In September of 2023, Klaviyo became a public company raising $576 million in its initial public offering with a $9.2 billion valuation. It has posted TTM revenues of more than $750 million.

The 125 Summer Property is used as the global headquarters for Klaviyo. According to the borrower sponsor, Klaviyo has invested a significant amount of its own capital, above their allotted TI package, which includes the build out of a 3-story atrium (which would cost approximately $3.0 million to restore if vacated), a large deck overlooking the greenway, a speakeasy, and a golf simulator. In total, the estimated cost for the buildout of the Klaviyo space was approximately $40.0 million. Klaviyo has no termination options and one five-year renewal option. Klaviyo is in discussions with the borrower sponsor to expand its footprint at the 125 Summer Property, but no terms have been finalized and we cannot assure you that any such expansion occurs. The 125 Summer Whole Loan is structured with an 18 month cash flow sweep ahead of the lease expiration date in March 2028, which is equivalent to approximately $111 PSF collected to re-tenant their respective spaces (see Lockbox / Cash Management below). In addition, the 125 Summer Whole Loan is structured with a $10.0 million upfront TI/LC reserve for future leasing.

Haemonetics Corporation (“Haemonetics”) (62,242 square feet; 12.7% of NRA; 15.5% of underwritten base rent). Haemonetics is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers with the aim of reducing the cost of healthcare while improving patient care. Its technology addresses medical markets including blood and plasma collection, the surgical suite, and hospital transfection services. The company’s products are split into two categories which are donor products, marketed towards the blood donation industry, and products marketed to the surgical suite for blood loss management for patients. The company has approximately 3,300 employees with a market cap of $3.9 billion. Revenues in June TTM were approximately $1.3 billion while EBITDA was nearly $269 million.

The company’s global headquarters are located at the 125 Summer Property. Haemonetics has no termination options and no renewal options.

Asics America Corporation (“Asics”) (56,934 square feet; 11.6% of NRA; 12.4% of underwritten base rent). Asics is a Japanese multinational corporation that produces sportswear. Asics is most recognized for its sneakers but also produces other footwear such as sandals. In addition, Asics manufactures clothing and accessory items. In 2021, the company launched Unoha, a sub-brand that is focused on serving women. Asics focuses on using organic and environmentally friendly materials in its products. The 125 Summer Property is used as the company’s East Coast headquarters. Asics has no termination options and two five-year renewal options. According to the borrower sponsor, Asics is listing a portion of its space for sublease. No other tenants are dark or subleasing.

The following information presents certain information relating to the historical occupancy of the 125 Summer Property:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	Current(2)
87.0%	88.0%	86.0%	84.0%	79.0%	80.7%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of September 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 4 – 125 Summer

The following table presents certain information relating to the major tenants at the 125 Summer Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Klaviyo, Inc.	NR/NR/NR	159,860	32.6%	$75.01	$11,991,542	43.9%	3/31/2028
Haemonetics Corporation	NR/NR/NR	62,242	12.7	$68.07	4,236,681	15.5	6/30/2032
Asics America Corporation	NR/NR/NR	56,934	11.6	$59.23	3,372,302	12.4	12/31/2029
Analog Devices(3)	NR/NR/NR	45,955	9.4	$66.72	3,066,165	11.2	12/30/2030
Novetta / Accenture Federal Service(4)	NR/NR/NR	21,536	4.4	$60.50	1,302,928	4.8	12/31/2025
OPG 125 Summer TRS (DE)	NR/NR/NR	13,926	2.8	$75.48	1,051,134	3.9	10/31/2030
The Northern Trust Company(5)	A2/A+/AA-	9,393	1.9	$79.59	747,589	2.7	7/31/2031
Korn/Ferry Canada Inc.	NR/NR/NR	7,674	1.6	$77.52	594,888	2.2	3/31/2028
Sage Analysis Group(6)	NR/NR/NR	5,000	1.0	$71.00	355,000	1.3	12/31/2029
Tatte Holdings	NR/NR/NR	4,178	0.9	$53.05	221,643	0.8	1/31/2029
Major Tenants		386,698	79.0%	$69.67	$26,939,871	98.7%
Other Tenants		8,433	1.7%	$42.42	357,751	1.3
Occupied Collateral Total		395,131	80.7%	$54.52	$27,297,622	100.0%
Vacant Space		94,506	19.3
Collateral Total		489,637	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Analog Devices has an early termination option of 12/31/28, with notice by 10/1/27, subject to payment of a termination fee.
(4)	Novetta / Accenture Federal Service is known to be vacating its space in 2025.
(5)	Northern Trust has an early termination option of 7/31/28 with 15 months’ notice, subject to payment of a termination fee.
(6)	Sage Analysis Group has signed its lease and is projected to begin moving into its space in November 2024.

The following table presents certain information relating to the lease rollover schedule at the 125 Summer Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	94,506	19.3%	NAP	NAP	94,506	19.3%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%	94,506	19.3%	$0	0.0%
2025	1	21,536	4.4	1,302,928	4.8	116,042	23.7%	$1,302,928	4.8%
2026	0	0	0.0	0	0.0	116,042	23.7%	$1,302,928	4.8%
2027	2	2,531	0.5	181,051	0.7	118,573	24.2%	$1,483,979	5.4%
2028	9	167,534	34.2	12,586,430	46.1	286,107	58.4%	$14,070,409	51.5%
2029	6	69,164	14.1	3,948,945	14.5	355,271	72.6%	$18,019,354	66.0%
2030	6	59,881	12.2	4,117,299	15.1	415,152	84.8%	$22,136,653	81.1%
2031	1	9,393	1.9	747,589	2.7	424,545	86.7%	$22,884,242	83.8%
2032	5	62,242	12.7	4,236,681	15.5	486,787	99.4%	$27,120,922	99.4%
2033	0	0	0.0	0	0.0	486,787	99.4%	$27,120,922	99.4%
2034	1	2,850	0.6	176,700	0.6	489,637	100.0%	$27,297,622	100.0%
2035 & Beyond	0	0	0.0	0	0.0	489,637	100.0%	$27,297,622	100.0%
Total	31	489,637	100.0%	$27,297,622	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 4 – 125 Summer

The following table presents certain information relating to the historical and underwritten cash flows of the 125 Summer Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
In Place Rent	$25,402,262	$25,969,178	27,217,520	$27,027,846	$27,297,622	$55.75	69.7%
Rent Step	0	0	0	0	470,460	0.96	1.2
IG Rent Steps	0	0	0	0	20,655	0.04	0.1
Value of Vacant Space	0	0	0	0	7,169,750	14.64	18.3
Gross Potential Rent	$25,402,262	$25,969,178	$27,217,520	$27,027,846	$34,958,488	$71.40	89.3%
Other Income	1,044,975	1,473,998	1,777,871	1,754,267	1,386,644	2.83	3.5
Total Reimbursements	1,420,371	1,850,741	2,413,270	2,396,975	2,807,762	2.90	7.2
Total Gross Income	$27,867,608	$29,293,917	$31,408,661	$31,179,088	$39,152,894	$79.96	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(7,169,750)	(14.64)	(22.4)
Effective Gross Income	$27,867,608	$29,293,917	$31,408,661	$31,179,088	$31,983,144	$65.32	100.0%
Total Expenses	$11,648,915	$12,114,168	$12,836,270	$12,868,900	$13,572,636	$27.72	42.4%
Net Operating Income	$16,218,693	$17,179,749	$18,572,391	$18,310,188	$18,410,508	$37.60	57.6%
Capital Expenditures	0	0	0	0	97,927	0.20	0.3
TI/LC	0	0	0	0	734,456	1.50	2.3
Net Cash Flow	$16,218,693	$17,179,749	$18,572,391	$18,310,188	$17,578,125	$35.90	55.0%
(1)	TTM represents the trailing 12-month period ending June 30, 2024.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Environmental. According to the Phase I environmental site assessment dated July 25, 2024, there was no evidence of any recognized environmental conditions at the 125 Summer Property.

Appraisal. According to the appraisal, the 125 Summer Property had an “as-is” appraised value of $167,900,000 as of July 8, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$167,900,000	7.50%
(1)	Source: Appraisal.

The Market. The 125 Summer Property is located in the heart of Boston’s financial district, adjacent to the historic Dewey Square. This location offers convenient access to public transit and major highways. The surrounding Boston area is concentrated in information, professional and business services, education and health services, and financial services. Mass General, Harvard, MIT, Fidelity, and Mass Mutual act as some of the most significant employers within the region. The 125 Summer Property is positioned with close proximity to the red line, South Station, and the Fort Point Channel. In addition, the 125 Summer Property is accessible from I-93 (North and South) and the Massachusetts Turnpike.

The 125 Summer Property is located in the Financial District Class A submarket of the Metro Boston Class A market. The Financial District Class A submarket accounts for 48.1% of all Class A office inventory within the Metro Boston Class A market. The average vacancy rate for the submarket is 16.7% as of the end of the first quarter of 2024. According to a third party market report, 2025 will exhibit over a 40% decrease in office deliveries compared to 2024. According to the appraisal, the office base rent in the submarket is $49.12 per square foot.

According to a third-party market research report, the 2023 population within a one-, three- and five-mile radius of the 125 Summer Property was 59,845, 429,799 and 998,390, respectively. The 2023 average household income within the same radii was $193,363, $156,195 and $141,965, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 4 – 125 Summer

The following table presents recent leasing data at comparable properties to the 125 Summer Property:

Comparable Office Leases(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Tenant	Lease Date/ Term (Mos.)	Lease Size (SF)	Base Rent PSF	Reimb.
125 Summer Boston, MA	1987 / 2016	489,637(2)	Klaviyo	Various / 103.8	159,860(2)	$75.01(2)	Gross
155 Federal Street Boston, MA	1983 / NAP	192,000	R4 Capital LLC	Jun-25 / 128	11,269	$55.00	Modified Gross
1 Federal Street Boston, MA	1976 / 1995	1,115,366	FTI Consulting	Apr-24 / 127	25,244	$76.00	Gross + TE
1 Federal Street Boston, MA	1976 / 1995	1,115,366	McNamara Salvia	Nov-24 / 132	105,997	$71.42	Modified Gross
99 High Street Boston, MA	1971 / 2019	729,666	SGA Architects	Jan-24 / 120	20,256	$62.00	Gross + TE
100 Summer Street Boston, MA	1974 / 2016	1,118,537	Veeva Systems Inc.	Sep-25 / 142	25,724	$79.00	Modified Gross
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 1, 2024, inclusive of rent steps through June 2025 totaling $36,055.

The Borrower. The borrower is OPG 125 Summer Owner (DE) LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 125 Summer Whole Loan.

The Borrower Sponsor. The borrower sponsors are AH 125 Summer Boston LP, OPG Investment Holdings GP (US), LLC and OPG NA Holdings (DE) LP and the non-recourse carveout guarantor is OPG NA Holdings (DE) LP, a subsidiary of Oxford Property Group (“Oxford”). The 125 Summer Property is owned by a joint venture between Oxford (45%) and Alony Hetz Properties & Investments Ltd. (“Alony Hetz”) (55%). Oxford and its platform companies manage properties across four continents and eight sectors, representing nearly 145 million square feet of commercial space, over 3,400 hotel rooms, nearly 10,000 residential units and a substantial credit portfolio.

Established in 1989, Alony Hetz is one of Israel’s largest real estate investment holding companies. Alony Hetz focuses on holding commercial real estate in Israel and overseas, primarily with long-term leases to quality tenants.

Property Management. The 125 Summer Property is managed by Oxford I Asset Management USA Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited (i) $10,000,000 for future tenant improvements and leasing commissions, (ii) $313,565 for outstanding approved leasing expenses and (iii) $88,750 for outstanding free/gap rent.

Tax Escrows – On a monthly basis during the continuance of a Trigger Period (as defined below), the borrower is required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months.

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages; provided, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $8,161 for replacement reserves.

TI / LC Reserve – On a monthly basis, the borrower is required to deposit $61,205 for rollover reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 4 – 125 Summer

Lockbox / Cash Management. The 125 Summer Whole Loan is structured with a hard lockbox and springing cash management. At origination of the 125 Summer Whole Loan, the borrower was required to establish and maintain a lockbox and clearing account controlled by the lender (the “Clearing Account”) at a financial institution reasonably acceptable to the lender, which satisfies rating agency criteria, into which all rents, revenues and receipts from the 125 Summer Property are required to be deposited directly by the tenants. For so long as a Trigger Period (as defined below) is continuing and has not otherwise been cured, all sums deposited into the Clearing Account will be transferred into the borrower’s operating account on a daily basis. Following a Trigger Period and so long as such Trigger Period is continuing and has not been cured, any transfers to the borrower’s operating account will cease and such sums on deposit in the Clearing Account will be transferred on a daily basis to an account controlled by the lender, at a financial institution selected by the lender, to be applied to payment of all monthly amounts due under the 125 Summer Whole Loan documents (including, without limitation, taxes and insurance (unless the 125 Summer Property is insured under a “blanket” policy acceptable to the lender), debt service and required reserves) and approved property operating expenses (including all approved budgeted property operating expenses) and approved capital expenditures, with any excess funds (the “Excess Funds”) being deposited, (A) during a Trigger Period continuing due to a Lease Sweep Period (regardless of whether any other Trigger Period is continuing), to the lease sweep reserve account to be held and disbursed in accordance with the 125 Summer Whole Loan documents; or (B) during a Trigger Period (other than a Lease Sweep Period) to the lender’s cash collateral account to be held or disbursed in accordance with the 125 Summer Whole Loan documents.

A “Trigger Period” means a period commencing upon the occurrence of (i) an event of default under the 125 Summer Whole Loan documents; (ii) the debt yield is less than 9.0% as of any calculation date; (iii) if the property manager is an affiliate of the borrower or guarantor and such property manager is bankrupt or insolvent; or (iv) the commencement of a Lease Sweep Period.

A “Lease Sweep Period” will commence on the first monthly payment date following (or in the case of clause (a)(x) below, the monthly payment date preceding) the occurrence of any of the following: (a) with respect to each Lease Sweep Lease, the earlier to occur of: (x) 18 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease, and (y) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (c) the date that a Lease Sweep Lease (or any material portion thereof) is, cancelled or terminated or the receipt by borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof); (d) the date that any tenant under a Lease Sweep Lease has ceased operating its business (i.e., “goes dark”) at the 125 Summer Property (or the majority thereof) or gives notice that it intends to discontinue its business at its space at the 125 Summer Property (or a majority thereof) (e) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (f) the occurrence of certain bankruptcy or insolvency events relating to the Lease Sweep Lease tenant or its parent company or lease guarantor.

A Lease Sweep Period will end upon (A) in the case of clauses (a), (b) (c) or (d) above, when the entirety of the Lease Sweep Space (or applicable portion) is leased pursuant to one or more Qualified Leases (as defined below) (or, if applicable, the applicable Lease Sweep Lease is renewed) and sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the applicable Lease Sweep Period), to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods set forth in all such Qualified Leases (collectively “Reletting Expenses”) and any shortfalls in required payments under the 125 Summer Whole Loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Qualified Leases; (B) in the case of clause (a) above, the date on which the tenant under the Lease Sweep Lease exercises its renewal or extension option with respect to all of its Lease Sweep Lease tenant space, and sufficient funds have been accumulated in the lease sweep reserve to cover all Reletting Expenses; (C) in the case of clause (b) or clause (c) above, if such termination option is not validly exercised by the applicable tenant by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly waived in writing by the tenant; (D) in the case of clause (e) above, the default has been cured; or (E) in the case of clause (f) above, (i) the applicable bankruptcy or insolvency proceeding has terminated and the applicable Lease Sweep Lease, and each guaranty of the Lease Sweep Lease (if any), has been affirmed or assumed, in a manner reasonably satisfactory to the lender pursuant to a final, non-appealable order of the bankruptcy court, and all defaults under the Lease Sweep Lease are cured and the tenant is paying full, unabated rent and (ii) adequate assurance of future performance under the Lease Sweep Lease and, if applicable, each guaranty of the Lease Sweep Lease as reasonably determined by the lender is provided.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 4 – 125 Summer

A "Lease Sweep Lease" means (i) the Klaviyo lease, or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers the majority of the applicable space leased under the Klaviyo lease.

A “Qualified Lease” means either: (A) the original Lease Sweep Lease, as extended in accordance with (i) the express renewal option set forth therein and, with respect to which, the terms of such renewal are on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances or (ii) a modification of the Lease Sweep Lease reasonably approved by the lender, or (B) a replacement lease (i) with a term that extends at least three years beyond the maturity date of the 125 Summer Whole Loan and with an initial term of at least five years, (ii) entered into in accordance with the 125 Summer Whole Loan documents and (iii) on market terms with respect to, among other things, additional rent and recoveries and tenant improvement allowances and base rent equal to or greater than market base rent.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

TRS Structure. Income received by OPG 125 Summer TRS (DE) LLC (the “TRS Entity”) pursuant to the TRS Service Agreement and other qualifying TRS contracts flows through the TRS to a separate TRS clearing account over which the lender has a security interest. Funds on deposit in the TRS clearing account will be transferred to a lender-controlled account during the continuance of a Trigger Period. The TRS Service Agreement is also subordinate to the mortgage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 5 – Tank Holding Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 5 – Tank Holding Portfolio

MINNESOTA
Duluth
Lake Superior
MICHIGAN
WISCONSIN
MINNEAPOLIS
St. Paul
St. Cloud
Rochester
Green Bay
Appleton
Madison
MILWAUKEE
Grand Rapids
Lansing
CHICAGO
IOWA
Hampton
Dubuque
Cascade
North Liberty
Davenport
Bensenville
Rochester
Fort Wayne
OMAHA
Des Moines
Lincoln
INDIANA
Peoria
Springfield
INDIANAPOLIS
MISSOURI
ILLINOIS
Terre Haute
St. Joseph
KANSAS CITY
Topeka
Columbia
Madison
ST. LOUIS
LOUISVILLE
Evansville
KANSAS
Jefferson City
Lebanon
KY

OTTAWA
MONTREAL
CANADA
Lake Huron
MICHIGAN
TORONTO
Lake Ontario
NEW YORK
HAMILTON
ROCHESTER
SYRACUSE
Flint
LONDON
Lake Erie
BUFFALO
Lansing
DETROIT
WINDSOR
Ashtabula
Erie
Elmira
Binghamton
Owego
TOLEDO
CLEVELAND
PENNSYLVANIA
Scranton
AKRON
NEW YORK
OHIO
PITTSBURGH
Altoona
Harrisburg
Trenton
COLUMBUS
PHILADELPHIA
DAYTON
Washington Court House
BALTIMORE
NJ
CINCINNATI
WEST VIRGINIA
WASH. DC
Annapolis
Dover
DE
MD
Frankfort
Huntington
Charleston
LEXINGTON
KY
Charlottesville
Richmond
Atlantic Ocean
VIRGINIA
Roanoke
NORFOLK

OREGON
Nampa
Boise
IDAHO
Idaho Falls
Pocatello
WY
Medford
Eureka
Redding
Brigham City
Ogden
Elko
Spring Creek
Salt Lake City
Tooele
Chico
Reno
NEVADA
Provo
SACRAMENTO
Carson City
UTAH
SAN FRANCISCO
Ely
SAN JOSE
Modesto
Cedar City
FRESNO
St. George
LAS VEGAS
Hanford
CALIFORNIA
Henderson
Bakersfield
ARIZONA
Flagstaff
Santa Barbara
San Bernardino
Pacific Ocean
LOS ANGELES
PHOENIX
MESA
SAN DIEGO
TIJUANA
Yuma
MEXICO
TUCSON
Nogales

KANSAS CITY
Topeka
ST. LOUIS
KANSAS
Jefferson City
WICHITA
Springfield
MISSOURI
Joplin
Enid
OKLAHOMA
TULSA
Bentonville
Fayetteville
Jonesboro
OKLAHOMA CITY
Shawnee
Norman
Fort Smith
Little Rock
MEMPHIS
Lawton
McAlester
ARKANSAS
Pine Bluff
Tupelo
MS
Wichita Falls
Texarkana
Greenville
FORT WORTH
DALLAS
Shreveport
Jackson
Fairfield
Nacogdoches
LOUISIANA
San Angelo
Waco
TEXAS
Alexandria
Baton Rouge
Hattiesburg
AUSTIN
Lafayette
Beaumont
Converse
HOUSTON
NEW ORLEANS
Del Rio
SAN ANTONIO
Galveston
Victoria
Gulf of Mexico
MEXICO
Laredo
Corpus Christi

KENTUCKY
Richmond
VA
Christiansburg
NASHVILLE
Winston-Salem
Jackson
Knoxville
Claremont
RALEIGH
NC
MEMPHIS
TENNESSEE
CHARLOTTE
Fayetteville
Chattanooga
Huntsville
Greenville
SC
Tupelo
Albertville
ATLANTA
Columbus
Birmingham
Columbia
Myrtle Beach
MS
Tuscaloosa
Augusta
ALABAMA
Griffin
Charleston
Macon
Meridian
Montgomery
Columbus
GEORGIA
Savannah
Hattiesburg
Albany
Atlantic Ocean
Dothan
Mobile
Valdosta
Biloxi
Pensacola
Tallahassee
JACKSONVILLE
Panama City
FLORIDA
Gainesville
Daytona Beach
Gulf of Mexico
ORLANDO
TAMPA
ST. PETERSBURG
Palm Bay
Lake Wales

Tank Holding Portfolio

1	5301 Old Baumgartner Road	Saint Louis, MO
2	1 Centro Way	North Liberty, IA
3	1745 Cragmont Street	Madison, IN
4	4925 State Road	Ashtabula, OH
5	2725 Kelly Boulevard	Claremont, NC
6	16160, 16180, 16200, 16210, 3308 Hwy 27	Lake Wales, FL
7	736, 748 Birginal Drive	Bensenville, IL
8	2620 FM 1516N	Converse, TX
9	675 Green Valley Road	Beaver Dam, WI
10	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.	Lincoln, NE
11	1660 N. Airport Road	Brigham City, UT
12	4724 W. Junction Street	Springfield, MO
13	789 Railroad Avenue	Albertville, AL
14	13241 South 11th Avenue	Hanford, CA
15	1862 E. Lucas Street	Rochester, IN
16	190 Bailiff Drive	Fairfield, TX
17	203 Gate Ridge Road	Griffin, GA
18	145 Industrial St. SE	Cascade, IA
19	2424 Kenskill Avenue	Washington Court House, OH
20	1235 Imperial Road	Hampton, IA
21	201 S. Kennedy	Shawnee, OK
22	90 S. 1280 West	Tooele, UT
23	202 Corporate Drive	Owego, NY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 5 – Tank Holding Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GSMC, BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Industrial – Warehouse
% of IPB:	6.3%		Distribution/Light Manufacturing
Loan Purpose:	Recapitalization	Net Rentable Area (SF):	1,489,315
Borrower:	NM Tank, L.P.	Location:	Various, Various
Borrower Sponsor:	New Mountain Net Lease Partners II Corporation	Year Built / Renovated:	Various / Various
Interest Rate:	5.17600%	Occupancy:	100.0%
Note Date:	9/27/2024	Occupancy Date:	9/27/2024
Maturity Date:	10/6/2029	4th Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	3rd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	Most Recent NOI (As of)(4):	NAV
Amortization Type:	Interest Only	UW Economic Occupancy:	100.0%
Call Protection(2):	L(24),DorYM1(32),O(4)	UW Revenues:	$10,217,206
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$0
Additional Debt(1):	Yes	UW NOI:	$10,217,206
Additional Debt Balance(1):	$26,389,388	UW NCF:	$10,217,206
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(5):	$132,910,000 / $89
		Appraisal Date:	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$58
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$58
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$0	Springing	$446,795	Maturity Date LTV:	65.0%
TI / LC Reserve:	$0	Springing	$2,233,973	UW NCF DSCR:	2.25x
Free Rent Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1):	$86,389,388	100.0%	Principal Equity Distribution:	$80,668,035	93.4%
			Closing Costs(6):	5,721,353	6.6
Total Sources	$86,389,388	100.0%	Total Uses:	$86,389,388	100.0%
(1)	The Tank Holding Portfolio Mortgage Loan (as defined below) is part of the Tank Holding Portfolio Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate original principal balance of $86,389,388. The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the Tank Holding Portfolio Whole Loan.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on November 6, 2024. Voluntary prepayment (with the greater of a yield maintenance premium or 1% of the principal balance of the Tank Holding Portfolio Whole Loan in full (but not in part) is permitted at any time following the payment date in November 2026. Defeasance of the Tank Holding Portfolio Whole Loan) in full (or in part in connection with certain property releases) is permitted at any time following the earlier to occur of (i) November 8, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected BMO 2024-5C7 securitization trust closing date in October 2024. The actual lockout period may be longer. See “Partial Releases” below.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Historical financial information is unavailable given the borrower sponsor purchased the Tank Holding Portfolio Properties (as defined below) in a sale leaseback transaction in June 2024.
(5)	Inclusive of a 0.1% portfolio premium.
(6)	Closing costs include a rate buydown of $4,319,470.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 5 – Tank Holding Portfolio

The Loan. The fifth largest mortgage loan (the “Tank Holding Portfolio Mortgage Loan”) is part of a whole loan (the “Tank Holding Portfolio Whole Loan”) evidenced by four pari passu notes and secured by the borrower’s interest in a portfolio of 23 industrial properties located in various states (collectively, the “Tank Holding Portfolio Properties” and each, a “Tank Holding Portfolio Property”).

The Tank Holding Portfolio Mortgage Loan, which is evidenced by the controlling note A-1 and non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $60,000,000. The Tank Holding Portfolio Whole Loan was co-originated on September 27, 2024 by Goldman Sachs Bank USA (“GSBI”) and Bank of Montreal (“BMO”) and has an aggregate outstanding principal balance as of the Cut-off Date of $86,389,388. Note A-1, with an outstanding principal balance as of the Cut-off Date of $30,000,000, is being sold by Goldman Sachs Mortgage Company and Note A-2, with an outstanding principal balance of $30,000,000 as of the Cut-off Date, is being sold by BMO. The Tank Holding Portfolio Whole Loan has a five-year term, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Tank Holding Portfolio Whole Loan is October 6, 2029.

The Tank Holding Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C7 securitization trust. The relationship between the holders of the Tank Holding Portfolio Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Tank Holding Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BMO 2024-5C7	Yes
A-2	$30,000,000	$30,000,000	BMO 2024-5C7	No
A-3(1)	$13,194,694	$13,194,694	GSBI	No
A-4(1)	$13,194,694	$13,194,694	BMO	No
Whole Loan	$86,389,388	$86,389,388
(1)	Expected to be contributed to one or more future securitization trusts.

The Properties. The Tank Holding Portfolio Properties consist of 23 warehouse distribution / light manufacturing industrial properties. The Tank Holding Portfolio Properties are master leased to Tank Holding Corp. (“Tank Holding”) on a triple-net basis. No single Tank Holding Portfolio Property comprises more than 16.1% of base rent or 19.8% of aggregate square footage. The Tank Holding Portfolio Properties are located across 23 unique zip codes within 16 unique states.

The borrower sponsor purchased the Tank Holding Portfolio Properties from affiliates of Tank Holding as part of a sale-leaseback transaction in June 2024. The purchase price was $132,906,747, or approximately $89 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 5 – Tank Holding Portfolio

The following table includes certain information about the Tank Holding Portfolio Properties:

Portfolio Summary(1)
Property	City	State	Square Feet	Square Feet (%)	UW Base Rent ($)	UW Base Rent (%)
5301 Old Baumgartner Road	St. Louis	MO	294,165	19.8%	$1,643,680	16.1%
1 Centro Way	North Liberty	IA	178,836	12.0	1,137,494	11.1
1745 Cragmont Street	Madison	IN	145,526	9.8	882,174	8.6
4920 State Road	Ashtabula	OH	76,231	5.1	649,440	6.4
2725 Kelly Boulevard	Claremont	NC	102,277	6.9	640,625	6.3
736, 746 Birginal Drive	Bensenville	IL	63,475	4.3	620,435	6.1
16160,16180,16200,16210,3308 Hwy 27	Lake Wales	FL	70,937	4.8	557,902	5.5
875 Green Valley Road	Beaver Dam	WI	101,308	6.8	546,838	5.4
2820 FM 1516N	Converse	TX	41,783	2.8	519,049	5.1
1660 N. Airport Road	Brigham City	UT	61,654	4.1	438,828	4.3
6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.	Lincoln	NE	37,618	2.5	387,908	3.8
4724 W. Junction Street	Springfield	MO	49,159	3.3	384,013	3.8
709 Railroad Avenue	Albertville	AL	49,159	3.3	301,350	2.9
13241 South 11th Avenue	Hanford	CA	25,057	1.7	227,849	2.2
1235 Imperial Road	Hampton	IA	30,070	2.0	169,125	1.7
145 Industrial St. SE	Cascade	IA	30,000	2.0	169,125	1.7
1952 E. Lucas Street	Rochester	IN	26,344	1.8	168,420	1.6
100 Bailiff Drive	Fairfield	TX	21,335	1.4	159,900	1.6
2424 Kenskill Avenue	Washington Court House	OH	22,072	1.5	140,938	1.4
201 S. Kennedy	Shawnee	OK	16,967	1.1	139,400	1.4
203 Gate Ridge Road	Griffin	GA	17,010	1.1	121,975	1.2
90 S. 1200 West	Tooele	UT	14,258	1.0	114,800	1.1
263 Corporate Drive	Owego	NY	14,074	0.9	95,940	0.9
Total			1,489,315	100.0%	$10,217,206	100.0%
(1)	Based on the underwritten rent roll dated September 27, 2024, inclusive of rent steps through July 2025.

Sole Tenant. The Tank Holding Portfolio is leased Tank Holding Corp. on a triple-net basis.

Tank Holding (1,489,315 SF, 100.0% of NRA, 100.0% of underwritten base rent): Tank Holding is a privately-held American manufacturing conglomerate focused on large plastic goods. The largest rotational molder in North America, Tank Holding operates eight manufacturing brands. Tank Holding’s product offering includes liquid storage tanks, plastic containers, pallets and tank accessories. Tank Holding was formed in 2008 upon the merger of Norwesco and Snyder. There are no termination options.

Appraisals. According to the appraisals dated as of various dates between July 29, 2024 and August 7, 2024, the Tank Holding Portfolio Properties had an aggregate “As-Is” value of $132,910,000, which includes a 0.1% portfolio premium.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$132,910,000	6.75%-8.75%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental assessments for each of the Tank Holding Portfolio Properties, each dated May 16, 2024, there was no evidence of any recognized environmental conditions at the Tank Holding Portfolio Properties. The environmental assessment for the 875 Green Valley Road Property identified a controlled recognized environmental condition (CREC) related to prior on-site industrial uses. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 5 – Tank Holding Portfolio

The following table presents certain information relating to the sole tenant at the Tank Holding Portfolio Properties:

Sole Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Tank Holding	NR/NR/NR	1,489,315	100.0%	$6.86	$10,217,206	100.0%	6/30/2044
Occupied Total Collateral		1,489,315	100.0%	$6.86	$10,217,206	100.0%
Vacant Space (Owned)		0	0.0
Totals/ Wtd. Avg. All Owned Tenants(5)		1,489,315	100.0%
(1)	Based on the underwritten rent roll dated September 27, 2024, inclusive of rent steps through July 2025.

The following table presents certain information relating to the lease rollover schedule at the Tank Holding Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
2035 & Beyond	1	1,489,315	100.0%	$10,217,206	100.0	1,489,315	100.0%	$10,217,206	100.0%
Total/Wtd. Avg.	1	1,489,315	100.0%	$10,217,206	100.0%
(1)	Based on the underwritten rent roll dated September 27, 2024, inclusive of rent steps through July 2025.

The following table presents certain information relating to the underwritten cash flows of the Tank Holding Portfolio Properties:

Underwritten Net Cash Flow(1)
	Underwritten	PSF	%(2)
Base Rent(3)	$9,968,006	$6.69	97.6%
Rent Steps	249,200	0.17	2.4
Total Base Rent	$10,217,206	$6.86	100.0%
Expense Recoveries	0	0.00	0.0
Total Reimbursements	$0	$0.00	0.0%
Gross Potential Rent	$10,217,206	$6.86	100.0%
Total Vacancy	0	0.00	0.0
Effective Gross Income	$10,217,206	$6.86	100.0%
Management Fees	0	0.00	0.0
Operating Expenses	0	0.00	0.0
Total Expenses	$0	$0.00	0.0%
Net Operating Income	$10,217,206	$6.86	100.0%
Total TI/LC	0	0.00	0.0
Capital Expenditures	0	0.00	0.0
Net Cash Flow	$10,217,206	$6.86	100.0%
(1)	Historical financial information is unavailable given the borrower sponsor purchased the Tank Holding Portfolio Properties in a sale-leaseback transaction in June 2024.
(2)	Represents percent of Gross Potential Rent for all revenue fields and percent of Effective Gross Income for all other fields.
(3)	Based on the underwritten rent roll dated September 27, 2024, inclusive of rent steps through July 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 5 – Tank Holding Portfolio

The Market. The Tank Holding Portfolio Properties are located across 23 unique zip codes within 16 unique states.

Borrower. The borrower for the Tank Holding Portfolio Whole Loan is NM Tank, L.P., a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Tank Holding Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Tank Holding Portfolio Whole Loan is New Mountain Net Lease Partners II Corporation, a Maryland corporation.

Property Management. The Tank Holding Portfolio Properties are self-managed.

Escrows and Reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments; provided that such monthly tax escrow is suspended so long as (a) no Cash Sweep Period is in effect, (b) the Tank Lease (as defined below) (or a replacement lease) remains in full force and effect, (c) Tank (as defined below) (or a replacement tenant) occupies one or more entire tax parcel(s) which, in the aggregate, constitute the entire individual Tank Holding Portfolio Property and is required pursuant to the Tank Lease (or such replacement lease) to pay all taxes directly to the taxing authority and does actually pay such taxes directly to such taxing authority prior to the date such taxes become delinquent, (d) a bankruptcy action with respect to Tank has not occurred and (e) upon request by the lender, the borrower provided (or has caused Tank (or any replacement tenant) to provide) to the lender satisfactory evidence (as determined by the lender) of payment of taxes.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; provided that such monthly insurance escrow is suspended (except the borrower will remain obligated to deposit the Deductible Deposit Amount) so long as (a) no Cash Sweep Period is in effect, (b) the Tank Lease (or a replacement lease) remains in full force and effect, (c) the entire Tank Holding Portfolio Property is demised to Tank (or a replacement tenant) pursuant to the Tank Lease (or such replacement lease) and Tank is obligated, pursuant to the Tank Lease, to maintain sufficient insurance on the entire Tank Holding Portfolio Property that at all times is in accordance with the terms of the loan agreement and Tank (or a replacement tenant) performs such obligation, (d) a bankruptcy action with respect to Tank has not occurred and (e) the borrower has provided, or has caused Tank (or a replacement tenant) to provide, to the lender certificates of insurance acceptable to the lender.

“Deductible Deposit Amount” means an amount equal to the difference between the maximum deductible required by the applicable provisions of the loan agreement and the actual deductible set forth in the insurance policy obtained by the borrower or Tank or replacement tenant, as applicable, that (other than the higher deductible) satisfies the applicable requirements of the loan agreement, which Deductible Deposit Amount will be held by (in the form of cash or a letter of credit) the lender in the tax and insurance escrow fund until such time as insurance policies with deductibles conforming to the requirements of the loan agreement have been obtained.

Replacement Reserve – On a monthly basis during a Cash Sweep Period, the borrower is required to escrow approximately $24,822 for replacement reserves, subject to a cap of approximately $446,795.

Rollover Reserve – On a monthly basis during a Cash Sweep Period, the borrower is required to escrow approximately $124,110 for replacement reserves, subject to a cap of approximately $2,233,973.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event and continuing until the earlier of (a) the related Cash Sweep Event Cure, or (b) until payment in full of all principal and interest on the Tank Holding Portfolio Whole Loan and all other amounts payable under the loan documents or defeasance in full of the Tank Holding Portfolio Whole Loan in accordance with the terms and provisions of the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Tank Holding Portfolio

A “Cash Sweep Event” means the occurrence of: (a) an event of default; (b) a DSCR Trigger Event; (c) a Tank Bankruptcy Trigger Event; or (d) a Tank Trigger Event.

“Cash Sweep Event Cure” means (a) if the Cash Sweep Event is caused solely by the occurrence of a DSCR Trigger Event, (y) the occurrence of a DSCR Trigger Event Cure or (z) upon the borrower’s deposit with the lender of a Low DSCR Cure Deposit (in which case a DSCR Trigger Event will be cured for three consecutive months commencing as of the date of the occurrence of the DSCR Trigger Event; provided, however, that if a Low DSCR Cure Deposit is deposited and the debt service coverage ratio is not equal to or greater than 1.25x for two consecutive quarters thereafter by the end of such three month period, then a DSCR Trigger Event will occur upon the expiration of such three month period unless, prior to the expiration of such three month period, the borrower makes an additional Low DSCR Cure Deposit (in which case a DSCR Trigger Event will be avoided for an additional period of three consecutive months)), (b) if the Cash Sweep Event is caused solely by an event of default, a cure of such event of default (provided, however, that if the lender has applied for the appointment of a receiver, accelerated the debt or commenced a foreclosure action, the lender is not obligated to accept such cure and may reject or accept such cure in the lender’s sole and absolute discretion), (c) if the Cash Sweep Event is caused solely by the occurrence of a Tank Bankruptcy Trigger Event, (y) upon the occurrence of a Tank Bankruptcy Trigger Event Cure or (z) upon the borrower’s deposit with the lender of a Tank Cure Deposit (in which case a Tank Bankruptcy Trigger Event will be avoided for three consecutive months commencing on the date of the occurrence of the Tank Bankruptcy Trigger Event; provided, however, that if a Tank Cure Deposit is deposited but the underlying Tank Bankruptcy Trigger Event remains in effect at the end of the applicable three month period, then a Tank Bankruptcy Trigger Event will commence upon the expiration of such three month period unless, prior to the expiration of such three month period, the borrower makes an additional Tank Cure Deposit (in which case a Tank Bankruptcy Trigger Event will be avoided for a subsequent period of three consecutive months)), or (d) if the Cash Sweep Event is caused solely by the occurrence of a Tank Trigger Event, (y) upon the occurrence of a Tank Trigger Event Cure, or (z) upon the borrower’s deposit with the lender of a Tank Cure Deposit (in which case a Tank Trigger Event will be avoided for three consecutive months commencing on the date of the occurrence of the Tank Trigger Event); provided, however, that if a Tank Cure Deposit is deposited but the underlying Tank Trigger Event remains in effect at the end of the applicable three month period, then a Tank Trigger Event will commence upon the expiration of such three month period unless, prior to the expiration of such three month period, the borrower makes an additional Tank Cure Deposit (in which case a Tank Trigger Event will be avoided for a subsequent period of three consecutive months).

A “DSCR Trigger Event” means that, as of the date of determination, the debt service coverage ratio based on the trailing 12-month period immediately preceding such date is less than 1.25x.

A “DSCR Trigger Event Cure” means the achievement of a debt service coverage ratio of 1.25x or greater for two consecutive calendar quarters based upon the trailing 12-month periods immediately preceding the date of determination.

“Low DSCR Cure Deposit” means a deposit from the borrower with the lender in the form of cash or a letter of credit in an aggregate amount equal to the equivalent of all funds that would have been reserved with the lender pursuant to the Tank Holding Portfolio Whole Loan documents during the following three month period (as reasonably determined by the lender) if a DSCR Trigger Event were in effect but assuming for purposes of such calculation that the net operating income is sufficient for the debt service coverage ratio for such period to equal or exceed 1.25x during such period.

“Tank” means Tank Holding Corp., a Delaware corporation; Semco Tank Holding, LLC, a Delaware limited liability company; and Centro, Inc., an Iowa corporation, and together with Tank Holding and Semco, jointly and severally, and individually and collectively as the context may require, “Tenant” for the purposes of the Tank Lease.

“Tank Lease” means the Master Lease Agreement dated June 26, 2024, entered into by and between Tank, as tenant, and the borrower, as landlord, as the same may have been modified, amended and/or assigned from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Tank Holding Portfolio

A “Tank Bankruptcy Trigger Event” means a bankruptcy action with respect to Tank.

A “Tank Bankruptcy Trigger Event Cure” means either (a) the borrower provides the lender with (i) reasonably satisfactory evidence that the assets of Tank, as applicable, are no longer subject to the jurisdiction of the bankruptcy court, (ii) (A) reasonably satisfactory evidence that the Tank Lease has been affirmed and is unmodified and in full force and effect or (B) in the case of an involuntary bankruptcy action with respect to Tank, evidence that such involuntary bankruptcy action has been discharged or dismissed, and (iii) a tenant estoppel certificate from Tank with respect to the Tank Lease in the form required by such lease or otherwise in form and substance reasonably satisfactory to the lender, or (b) the borrower satisfies the Tank Replacement Lease Criteria.

A “Tank Cure Deposit” means a deposit from the borrower with the lender in the form of cash or a letter of credit in the amount equivalent to (a) the aggregate amount of full unabated base rent to become due and payable by Tank pursuant to the Tank Lease during the following three month period minus (b) the aggregate amount of all regularly scheduled debt service payments to become due and payable by the borrower during such three month period.

A “Tank Trigger Event” means either (i) the Tank Lease is terminated prior to the expiration of the term set forth in the Tank Lease or (ii) Tank subleases or “goes dark” in violation of the terms of the Tank Lease in either (x) individual Tank Holding Portfolio Properties representing more than, individually or in the aggregate, 25% of base rent payable under the Tank Lease at the time Tank subleases or “goes dark” at such Tank Holding Portfolio Property or (y) more than four individual Tank Holding Portfolio Properties; provided, however, with respect to this clause (ii), excluding, in each case, (A) any portion of the Tank Holding Portfolio Property demised pursuant to subleases demising no more than 20% of the leasable square footage of an individual Tank Holding Portfolio Property, (B) any period that an individual Tank Holding Portfolio Property “goes dark” for temporary, customary operational shutdowns or closures for a period not in excess of 180 days in accordance with the provisions of the Tank Lease, or (C) the period of time that it takes Tank to perform, in accordance with the terms of the Tank Lease, any repairs or restoration following a casualty or condemnation of all or part of the Tank Holding Portfolio Property for a period not in excess of 180 days.

A “Tank Trigger Event Cure” means either (a) with respect to clause (ii) of the definition of Tank Trigger Event, (i) Tank is in physical occupancy such that a Tank Trigger Event no longer exists and (ii) the borrower provides the lender with a tenant estoppel certificate from Tank with respect to the Tank Lease in the form required by such lease or other evidence in form and substance reasonably satisfactory to the lender confirming (A) the Tank Lease is in full force and effect and (B) Tank is in physical occupancy of its space to such an extent that a Tank Trigger Event does not exist, and paying full contractual rent under the Tank Lease or (b) with respect to clause (i) or (ii) of the definition of Tank Trigger Event, the borrower satisfies the Tank Replacement Lease Criteria.

“Tank Replacement Lease Criteria” means satisfaction of the following conditions with respect to any or all of the space demised to Tank under the Tank Lease:

(i)	the borrower entering into one or more replacement leases;
(ii)	each replacement tenant is in physical occupancy of the space covered by the applicable replacement lease and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement obligations on the part of the borrower, unless the borrower has deposited with the lender an amount equal to or greater than any free rent credit or outstanding tenant improvement or leasing commission obligations);
(iii)	the borrower provides the lender with: (a) a copy of each executed replacement lease; (b) a tenant estoppel certificate in form and substance satisfactory to the lender executed by each replacement tenant; (c) upon request of the lender, a subordination, non-disturbance and attornment agreement in form and substance satisfactory to the lender is executed by each replacement tenant and the lender; (d) satisfactory evidence that the borrower has performed and paid for all tenant improvements relating to such replacement tenant and that there are no unpaid leasing commissions associated with such replacement tenant (or the amount of any outstanding tenant improvement obligations or leasing commission obligations have been deposited with the lender); and (e) an updated rent roll; and
(iv)	the projected debt yield after giving effect to all such replacement leases is at least 11.54%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Tank Holding Portfolio

Lockbox / Cash Management. The Tank Holding Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrower and the property manager, as applicable, are required to cause all rents to be deposited directly into a lender-controlled lockbox account. All revenues received by the borrower or property manager, as applicable, are required to be deposited in the lockbox account within one business day of receipt.

If no Cash Sweep Period is in effect, funds in the lockbox account are required to be swept to an account designated by the borrower.

During a Cash Sweep Period, funds in the lockbox account are required to be swept every business day into a cash management account and applied according to the cash flow waterfall in the loan documents. During a Cash Sweep Period, excess cash flow is required to be swept to an excess cash flow subaccount to be held as additional collateral for the Tank Holding Portfolio Whole Loan, except that if a Cash Sweep Period resulting solely from a DSCR Trigger Event has occurred and is continuing (and no event of default, Tank Bankruptcy Trigger Event or Tank Trigger Event has occurred and is continuing), then if the balance in the excess cash flow reserve equals or exceeds the Excess Cash Flow Reserve Account Threshold Amount, all remaining amounts in excess of the Excess Cash Flow Reserve Account Threshold Amount will be disbursed to an account designated by the borrower.

An “Excess Cash Flow Reserve Account Threshold Amount” means an amount equal to the monthly base rent under the Tank Lease or any replacement lease (as of the date of the commencement of the applicable Cash Sweep Event) multiplied by 18 (and subject to adjustment in the event an individual Tank Holding Portfolio Property is released).

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Releases. The borrower has the right to obtain release of any individual Tank Holding Portfolio Property following the occurrence of (I) a casualty or condemnation at any individual Tank Holding Portfolio Property, which casualty or condemnation (a) results in the master tenant (Tank) or any tenant under a replacement master lease terminating the master lease with respect to such Tank Holding Portfolio Property, solely to the extent such termination is permitted by, and effectuated in accordance with, the terms of the master lease and (b) as a result of such casualty or condemnation the lender elects to apply the net proceeds resulting from such casualty or condemnation to the prepayment of the loan and/or (II)(a) a non-monetary default under the loan documents, (b) a monetary default under the loan documents that is solely caused by the master tenant (Tank) or any tenant under a replacement master lease or (c) a material monetary or material non-monetary default by the master tenant under the master lease (or any replacement lease) (any such event as described in clause (II), a “Default Release Event”), provided in either case that, among other conditions, (1) the borrower prepays or partially defeases the Tank Holding Portfolio Whole Loan in an amount equal to 110% of the allocated loan amount for the individual Tank Holding Portfolio Property to be released, plus the payment of a yield maintenance premium in connection with a Default Release Event (if applicable), (2) in the case of a release in connection with a Default Release Event (x) the release of the applicable individual Tank Holding Portfolio Property would cure such Default Release Event, (y) no other default or event of default under the loan documents has occurred and is continuing and (z) such release will be completed prior to the expiration of the cure period for the applicable default as set forth in the loan agreement; provided that if the borrower is diligently pursuing such release and cannot reasonably complete it within the applicable cure period, the borrower will have such additional time as necessary to effectuate such release, (3) no release will occur during the period that is 60 days prior to and 60 days after a securitization, (4) simultaneously with such release, the released individual Tank Holding Portfolio Property will be released from the master lease pursuant to a lease modification or new lease approved by the lender in accordance with the terms of the loan documents and (5) customary REMIC requirements are satisfied.

In addition, the borrower is permitted to obtain the release of an individual Tank Holding Portfolio Property from the lien of the related mortgage and the borrower’s obligations under the loan documents with respect to such Tank Holding Portfolio Property in connection with a corresponding substitution of another property of like kind and quality, upon satisfaction of certain conditions, including: (i) such release and substitution do not occur on or prior to the earlier of (x) the “startup day” of the REMIC that holds the portion of the Tank Holding Portfolio Whole Loan last to be securitized and (y) June 30, 2027; (ii) such release and substitution are in accordance with the terms of the Tank Lease; (iii) no event of default exists; (iv) individual Tank Holding Portfolio Properties representing no more than, in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Tank Holding Portfolio

aggregate, 10% of the then-current total base rent may be released and substituted during the term of the Tank Holding Portfolio Whole Loan; (v) the borrower delivers an additional or updated insolvency opinion; (vi) the substitute property is added to the master lease and the released property is released from the master lease; (vii) the lender has received an acceptable appraisal of the substitute property and released property; (viii) after giving effect to the substitution, the debt service coverage ratio for the Tank Holding Portfolio Properties (including the substitute property, but excluding the released property) based on the trailing 12-month period immediately preceding the substitution is equal to or greater than the greater of (a) the aggregate debt service coverage ratio of the Tank Holding Portfolio Properties immediately prior to the substitution for the twelve full calendar months immediately preceding the substitution or (b) 2.20x; (ix) after giving effect to the substitution, the debt yield for the Tank Holding Portfolio Properties (including the substitute property, but excluding the released property) is equal to or greater than the greater of (a) the debt yield for all of the Tank Holding Portfolio Properties immediately preceding the substitution date or (b) 11.54%; (x) after giving effect to the substitution, the loan-to-value ratio does not exceed 65.0%; (xi) the borrower provides such operating statements, occupancy statements and financial reports requested by the lender in connection with the substitute property; (xii) with respect to the substitute property, the lender receives (a) a title insurance policy, (b) a current survey, (c) a Phase I environmental report and, if recommended, a Phase II environmental report, (d) a zoning report and (e) such engineering and physical conditions reports as reasonably requested by the lender; (xiii) satisfaction of customary REMIC requirements; and (xiv) if required by the lender, receipt of rating agency confirmation.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 6 – Louisa Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 6 – Louisa Apartments

Louisa Apartments
123 Northwest 12th Avenue
Portland, OR 97209
PORTLAND
Nob Hill
Pearl District
Old Town/ Chinatown
Downtown Portland
Goose Hollow
Southwest Hills
MULTNOMAH COUNTY
East Portland
Willamette River
Portland Intl. Airport 10 miles
Moda Center
Legacy Emanuel Medical Center
Oregon Conv. Center
Legacy Health System Office
Kearney Plaza
McMenamins Mission Theater
Portland Union Station
Pacific Northwest College of Art
North Park Blocks
Lan Su Chinese Garden
Tom McCall Waterfront Park
BREWERY BLOCKS
Roseland Theater
University of Oregon Portland - Downtown Campus
US Bancorp
Portland Saturday Market
The Ritz-Carlton, Portland
Oregon Maritime Museum
Park Ave. West Tower
Fox Tower
Pioneer Courthouse
Portland Art Museum
Standard Insurance Center
Pacwest Center
Multnomah County Courthouse
US District Court
World Trade Center Portland
City Hall
Wells Fargo Center
Edith Green-Wendell Wyat Federal Bldg.
KOIN Center
Keller Auditorium
Crown Plaza
Science Research & Teaching Center
Portland State University
PSU Library
Maseeh Coll. of Engineering and Computer Science
RIVERPLACE
University Place Hotel & Conference Center
Eastside Distilling Headquarters
Steel Bridge
Broadway Bridge
Burnside Bridge
Morrison Bridge
AMTRAK
MAX RED, BLUE LINES
MAX YELLOW, GREEN LINES
MAX ORANGE LINE
Portland Streetcar
Pacific Hwy.
NW Marshall St.
NW Johnson St.
NW Irving St.
NW Hoyt St.
NW Glisan St.
NW Everett St.
NW Davis St.
NW Couch St.
W. Burnside St.
SW Alder St.
SW Morrison St.
SW Yamhill St.
SW Taylor St.
SW Salmon St.
SW Main St.
SW Columbia St.
SW Madison St.
SW Market St.
SW Harrison
SW Broadway
SW 6th Ave.
SW 5th Ave.
SW 4th Ave.
SW 3rd Ave.
SW 2nd Ave.
SW 14th Ave.
SW Park Ave.
SW 10th Ave.
NW Broadway
NW 6th Ave.
NW 5th Ave.
NW 10th Ave.
NW 12th Ave.
NW 13th Ave.
NW 14th Ave.
NW 16th Ave.
NW 17th Ave.
NW 18th Ave.
NW 19th Ave.
NW Naito Pkwy
N. Interstate Ave.
SE 2nd Ave.
SE Alder St.
SE Yamhill St.
405
5
26
99W
WASHINGTON
OREGON
Vancouver
PORTLAND
Bethany
Hillsboro
Aloha
Beaverton
Tigard
Cedar Mill
Milwaukie
Lake Oswego
Happy Valley

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 6 – Louisa Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$58,392,000	Title:	Fee
Cut-off Date Principal Balance:	$58,392,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	6.1%	Net Rentable Area (Units):	242
Loan Purpose:	Acquisition	Location:	Portland, OR
Borrowers:	The Louisa Apts Owner, LLC	Year Built / Renovated:	2005 / 2020
Borrower Sponsor:	Thomas B. Brenneke, Jr.	Occupancy:	93.0%
Interest Rate:	5.0730%	Occupancy Date:	8/26/2024
Note Date:	9/24/2024	4th Most Recent NOI (As of):	$4,424,639 (12/31/2021)
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of):	$4,839,631 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,602,484 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(2):	$4,478,579 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	91.9%
Amortization Type:	Interest Only	UW Revenues:	$8,524,351
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$3,170,947
Lockbox / Cash Management:	Springing / Springing	UW NOI(2):	$5,353,404
Additional Debt:	No	UW NCF:	$5,286,726
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$81,100,000 / $335,124
Additional Debt Type:	N/A	Appraisal Date:	6/21/2024

Escrows and Reserves(1)
	Initial	Monthly	Initial Cap
Taxes:	$1,181,942	$98,495	N/A
Insurance:	$0	Springing	N/A
Replacement Reserves:	$0	$5,530	$132,718
TI / LC:	$98,629	$3,052	$73,237
Other Reserve:	$0	$0	N/A

Financial Information
Cut-off Date Loan / Unit:	$241,289
Maturity Date Loan / Unit:	$241,289
Cut-off Date LTV:	72.0%
Maturity Date LTV:	72.0%
UW NCF DSCR:	1.76x
UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$58,392,000	67.7%	Purchase Price	$80,000,000	92.7%
Borrower Sponsor Equity	27,883,098	32.3	Closing Costs(3)	4,994,527	5.8
			Upfront Reserves	1,280,571	1.5
Total Sources	$86,275,098	100.0%	Total Uses	$86,275,098	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	The increase from Most Recent NOI and UW NOI can be attributed to lease up of the multifamily portion of the Louisa Apartments Property to current occupancy of 93.0%.
(3)	Closing Costs include an interest rate buydown fee of $2,919,600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 6 – Louisa Apartments

The Loan. The sixth largest mortgage loan (the “Louisa Apartments Mortgage Loan”) is secured by the borrower’s fee interest in a Class A, 242-unit, multifamily development located in Portland, Oregon (the “Louisa Apartments Property”). The Louisa Apartments Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $58,392,000. The Louisa Apartments Mortgage Loan was originated on September 24, 2024 by German American Capital Corporation (“GACC”) and accrues interest at a fixed rate of 5.07300% per annum. The Louisa Apartments Mortgage Loan has a term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Louisa Apartments Mortgage Loan is October 6, 2029.

The Property. The Louisa Apartments Property is a 242-unit, 16-story, high-rise apartment building with 29,295 square feet of ground floor retail located in the Pearl District of Portland, Oregon. The Louisa Apartments Property was constructed in 2005 and is situated on a 0.92-acre lot. The Louisa Apartments Property is walking distance to premier retailers, as well as the largest employment district in Portland. Major national retailers within two blocks of the Louisa Apartments Property are Whole Foods, Lululemon, West Elm, Williams Sonoma, Madewell, CB2, Anthropologie, Free People, Athleta, Deschutes Brewery, Backwoods Brewing, CVS, Patagonia, and Vans. The multifamily portion at the Louisa Apartments Property represents 83% of the income and retail represents 17%.

The Louisa Apartments Property consists of studio, one, and two-bedroom units and offers tenants the option of more than 20 distinct unit layouts. Community amenities include a community kitchen, a TV lounge, an outdoor deck and barbeque area, a dry-cleaning service, and garage parking. In-unit amenities at the Louisa Apartments Property consist of washers and dryers, granite counter tops, hardwood flooring, lofty ceilings, fireplaces, and private patio-balconies. In addition, the Louisa Apartments Property features ground floor retailers such as West Elm (46.3% of commercial SF, 52.9% of commercial base rent, expiring January 2030), Lululemon (6.8% of commercial SF, 9.5% of commercial base rent, expiring January 2025) and Williams Sonoma (22.0% of commercial SF, 22.0% of commercial gross rent, expiring January 2034). The multifamily portion of the Louisa Apartments Property is currently 93.0% leased as of August 26, 2024. As of June 30, 2024, the commercial portion of the Louisa Apartments Property was 86.6% leased with a weighted average remaining lease term of 5.6 years.

The subterranean parking garage (the “Garage”) at the Louisa Apartments Property is connected with the adjacent Whole Foods building, M Financial Plaza, & Brewery Blocks 2 office building. The parking garage runs beneath several blocks/parcels and the various buildings can all be accessed from the singular garage. The Louisa Apartments Property has access to 242 of the total 1,350 spaces in the parking garage (1 space per unit). The operations are managed by Arke Management and the Louisa Apartments Property receives 20.75% of the net operating income from the garage. The Garage serves the Louisa Apartments Property (Block 5 a/k/a Block 83) and four other blocks listed in the chart below (each, a “Block” or together, “Blocks”) near the Louisa Apartments Property.

Block Summary
Block Number	Proportionate Share
1 (a/k/a Block 82)	9.9%
2 (a/k/a Block 81)	30.2%
3S (a/k/a Block 82)	2.1%
4 (a/k/a Lots 1, 2, 3 and 4 of Block 69	37.0%
5 (a/k/a Block 83)	20.8%
Total	100.0%

The Garage is located underneath (i) the Louisa Apartments Property; (ii) a portion of the other Blocks; and (iii) portions of adjacent public streets owned by the City of Portland (the “City”) and leased by the City, as lessor, to a Block owners’ association (the “Association”), as lessee, pursuant to a ground lease. The mortgage borrower is an equity member of the Association along with the other Block owners, with the borrower having 20.75% of the equity. Any future fee owner of any of the Blocks, including a lender foreclosing on the Mortgaged Property, automatically becomes an equity member of the Association. Block Owners proportionately share income and expenses arising from the use, operation, maintenance, repair and restoration of the Garage. The Garage and the Association are managed by a third-party manager, subject to a declaration of easements and agreements, a facility lease, a property management agreement and the Association’s operating agreement. The manager has day-to-day operational authority, subject to majority, super-majority (70%) or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 6 – Louisa Apartments

unanimous consent of all Association members for certain material actions under such agreements. Since the borrower’s interest in this parking garage revenue may not constitute an interest in real property, REMIC rules may not permit the trust to foreclose on such interest, in which case the trust may have to assign away the rights to the parking garage revenue.

The following table presents certain information relating to the unit mix at the Louisa Apartments Property:

Louisa Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF) (2)	Average Quoted Rental Rate(2)
Studio	54	22.3%	53	98.1%	682	$1,804
1BD/1BA	138	57.0	126	91.3%	715	$2,028
1BD/2BA	4	1.7	3	75.0%	1,362	$3,480
2BD/1.5BA	12	5.0	12	100.0%	1,099	$3,102
2BD/2BA	32	13.2	29	90.6%	1,121	$2,860
2BD/2.5BA	2	0.8	2	100.0%	1,506	$4,780
Total/Wtd. Avg.	242	100.0%	225	93.0%	789	$2,142
(1)	Based on the underwritten rent roll dated August 26, 2024.
(2)	Source: Appraisal. Based on the “classic” units of each unit type denoted in the appraisal. The 2BD/2.5BA is based on the renovated rather than classic as no classic was provided by the appraisal.

The Market. The Louisa Apartments Property is located within Portland’s Pearl District, which is within walking distance of Portland’s central business district, as well as hundreds of retailers, restaurants, and coffee shops. The Louisa Apartments Property sits on a full city block within the Brewery Blocks redevelopment adjacent to Whole Foods. The Louisa Apartments Property also has direct access to the Portland Streetcar and I-405. According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Louisa Apartments Property was 50,613, 187,342 and 439,514, respectively. The 2023 median household income within the same radii was $67,683, $87,301 and $93,922, respectively.

According to the appraisal, the Louisa Apartments Property is located in the NW Portland submarket. The average vacancy rate over the last five years has been 6.4%. As of spring 2024, the average rent per square foot in the NW Portland submarket was $2.69 per square foot, an approximately 12.6% increase from the prior year.

Appraisal. According to the appraisal dated as of June 21, 2024, the Louisa Apartments Property had an “As-Is” value of $81,100,000.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$81,100,000	6.20%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 6 – Louisa Apartments

The following table presents certain information relating to comparable sales to the Louisa Apartments Property:

Multifamily Sales Comparables(1)
Property Name / Address	Sale Date	Units	Year Built	Sale Price	Sale Price Per Unit
Louisa Apartments 123 NW 12th Avenue Portland, OR 97209	6/21/2024	242(2)	2005 / 2020	$80,000,000	330,579
Kearney Plaza 931 Northwest 11th Avenue Portland, OR 97209	April-24	131	2000 / 2016	$33,250,000	$253,817
Skylar Grand 465 NE Davis Street Portland, OR 97232	Feb-24	170	2022 / NAP	$34,000,000	$189,794
The Beverly 2021 NE 44th Avenue Portland, OR 97213	Feb-24	53	2009 / NAP	$36,000,000	$679,245
Tessera at Orenco Station 6523 Northeast Cherry Drive Hillsboro, OR 97124	Dec-23	304	2014 / NAP	$99,000,000	$325,658
The Arbory 9250 NE Rockspring Street Hillsboro, OR 97006	Dec-23	276	2018 / NAP	$78,600,000	$284,783
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 26, 2024

The following table presents certain information relating to comparable multifamily properties to the Louisa Apartments Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
Louisa Apartments 123 NW 12th Avenue Portland, OR 97209	–	2005 / 2020	93.4%(2)	242	Studio	682 SF	$1,804
					1BR / 1BA	715 SF	$2,028
					2BR / 2BA	1,121 SF	$2,860
The Rodney 1470 NW Gilsan Street Portland, OR 97209	0.2 mile	2019	98.0%	230	Studio	503 SF	$1,420 – 1,430
					1BR / 1BA	561 SF	$1,761 - $2,041
					2BR / 2BA	1,036 SF	$3,035
Modera Akoya 1440 NW Hoyt Street and 1425 NW Gilsan Street Portland, OR 97209	0.2 mile	2020	94.0%	291	Studio	499 - 534 SF	$1,625 – $1,690
					1BR / 1BA	562 - 685 SF	$1,625 - $2,202
					2BR / 2BA	959 - 1,165 SF	$2,907 - $3,045
Indigo 430 SW 13th Avenue Portland, OR 97205	0.1 mile	2009	97.0%	273	Studio	536 - 709 SF	$1,491 - $1,833
					1BR / 1BA	644 - 908 SF	$1,945 - $2,800
					2BR / 2BA	1,110 -1,405 SF	$2,651 - $2,874
The Gossamer 255 NW 10th Avenue Portland, OR 97209	0.1 mile	2017 / 2020	97.0%	204	Studio	465 - 543 SF	$1,650 - $1,730
					1BR / 1BA	543 - 844 SF	$1,557 - $1,951
					2BR / 2BA	937 - 1,207 SF	$2,710 - $3,698

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 26, 2024.

Environmental. According to the Phase I environmental site assessment dated August 21, 2024, there was no evidence of any recognized environmental conditions at the Louisa Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 6 – Louisa Apartments

The following table presents certain information relating to the historical and current occupancy of the Louisa Apartments Property:

Historical Occupancy
	2022	2023	Current(1)
Louisa Apartments	92.1%	90.3%	93.0%
(1)	Current occupancy is as of August 26, 2024.

The following table presents certain information relating to the operating history and underwritten net cash flow of the Louisa Apartments Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Unit	%(2)
In-Place Base Rent	$6,166,399	$6,335,204	$6,448,554	$6,360,058	$6,315,218	$26,096	100.0%
Vacancy	(398,953)	(499,403)	(627,195)	(729,011)	(454,502)	(1,878)	(7.2)
Bad Debt	13,634	(37,910)	1,754	(63,743)	0	0	0.0
Concessions	(297,121)	(54,306)	(85,721)	(268,062)	0	0	0.0
Net Commercial Income	1,151,659	1,393,356	1,177,876	1,190,566	1,163,008	4,806	18.4
Other Income(3)	463,938	453,464	586,135	608,232	640,090	2,645	10.1
Effective Gross Income	$7,581,349	$8,124,562	$8,210,795	$7,860,313	$8,524,351	$35,225	100.0%
Management Fee	123,807	129,709	127,900	123,138	237,549	982	2.8
Real Estate Taxes	1,106,084	1,162,108	1,163,273	1,185,798	1,147,516	4,742	13.5
Insurance	155,406	188,160	263,475	207,785	187,000	773	2.2
Other Expenses(5)	1,771,414	1,804,954	2,053,662	1,865,014	1,598,881	6,607	18.8
Total Expenses	$3,156,710	$3,284,931	$3,608,311	$3,381,735	$3,170,947	$13,103	37.2%
Net Operating Income(4)	$4,424,639	$4,839,631	$4,602,484	$4,478,579	$5,353,404	$22,122	62.8%
Replacement Reserves	0	0	0	0	66,678	276	0.8
Net Cash Flow	$4,424,639	$4,839,631	$4,602,484	$4,478,579	$5,286,726	$21,846	62.0%
(1)	The TTM column represents the trailing twelve-month period ending July 31, 2024.
(2)	The % column represents percentage of In-Place Base Rent for all revenue lines and represents percentage of Effective Gross Income for the remainder of the fields.
(3)	Other Income consists of parking, commercial reimbursements, utility reimbursements and general other income.
(4)	The increase in Net Operating Income, and the decrease in Vacancy/Concessions/Credit Loss from 2023 to TTM and from TTM to Underwritten is primarily attributable to the lease up of the Louisa Apartments Property.
(5)	Other Expenses consist of payroll and benefits, repairs and maintenance, utilities, advertising and marketing, and general and administrative expenses.

The Borrower. The borrower is The Louisa Apts Owner, LLC a Delaware limited liability company and single purpose entity having at least two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Louisa Apartments Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Thomas B. Brenneke, Jr., owner of Guardian Real Estate Services LLC (“Guardian”) the non-recourse carveout guarantor. Since 2002, Guardian has developed or acquired approximately 11,000 multifamily units and 350,000 square feet of commercial space. Guardian has more than 350 team members and a portfolio consisting of 110 communities across four different states. Tom Brenneke, the indirect majority owner of Guardian, has directed major company growth initiatives that have resulted in more than 100 acquisition/development transactions, translating to an ownership track record of 11,000 multifamily units in four states.

Property Management. The Louisa Apartments Property is managed by Guardian Management, LLC, a borrower affiliated management company.

Escrows and Reserves. At origination of the Louisa Apartments Mortgage Loan, the borrower deposited approximately (i) $1,181,942 into a reserve account for real estate taxes and (ii) $98,629 into a reserve account for commercial tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Louisa Apartments

Tax Escrows – On a monthly basis, the borrower is required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $98,495).

Insurance Escrows – If the liability or casualty policies maintained by the borrower does not constitute an approved blanket or umbrella policy, the borrower will be required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $5,530 into a replacement reserve.

TI/LC Reserves – On a monthly basis, the borrower is required to deposit approximately $3,052 into a TI/LC reserve.

Lockbox / Cash Management. The Louisa Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Lockbox Trigger Event (as defined below), the borrower is required to establish a lender-controlled lockbox account (the “Clearing Account”). Upon the commencement of the first Lockbox Trigger Event and at all times thereafter, the borrower will be required to cause all gross revenue to be transmitted directly by non-residential tenants of the Louisa Apartments Property into the Clearing Account. If the borrower or the property manager receives any gross revenue from the Louisa Apartments Property, then (i) such amounts will be deemed to be collateral for the obligations and will be held in trust for the benefit, and as the property, of the lender, (ii) such amounts will not be commingled with any other funds or property of the borrower or property manager, and (iii) the borrower or property manager will deposit such amounts in the Clearing Account within two business days of receipt. Thereafter, (x) during any Trigger Period, funds deposited into the Clearing Account will be swept on a daily basis into the deposit account and applied and disbursed in accordance with the Louisa Apartments Mortgage Loan documents and (y) if a Trigger Period is not continuing, funds deposited into the Clearing Account will be swept on a daily basis into the borrower’s operating account,

“Lockbox Trigger Event” means a period commencing upon the earliest of (i) the occurrence and continuance of a Trigger Period (as defined below) and (ii) the debt service coverage ratio being less than 1.20x.

“Trigger Period” means a period commencing upon the occurrence of (i) an event of default under the Louisa Apartments Mortgage Loan documents; (ii) the debt service coverage ratio is less than 1.15x as of any calculation date (iii) if the manager is an affiliate of the borrower or guarantor and such manager is bankrupt or insolvent; (iv) if a receiver, liquidator or trustee shall be appointed for borrower or guarantor or if borrower, or guarantor shall be adjudicated a bankrupt or insolvent.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 7 – Interstate Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 7 – Interstate Industrial Portfolio

Lake Ontario
ROCHESTER
SYRACUSE
Oswego
Fulton
Pulaski
Mexico
Lacona
Hamlin
Greece
Irondequoit
Pultneyville
Sodus Point
Williamson
Wolcott
Baldwinsville
Brewerton
Liverpool
Brighton
Perinton
Macedon
Marion
Lyons
Clyde
Newark
Weedsport
NY State Thruway
Canandaigua
Geneva
Seneca Falls
Cayuga
Auburn
Skaneateles
Hemlock
Geneseo
FINGER LAKES
Penn Yan
Naples
Moravia
Cortland
Ithaca
Watkins Glen
Bath

Saratoga Springs
Victory
Greenwich
Cambridge
Gloversville
Broadalbin
Johnstown
Ballston Spa
Malta
Amsterdam
Mechanicville
Schaghticoke
Hoosick Falls
East Glenville
Clifton Park
Scotia
Mariaville Lake
Schenectady
Pittstown
Rotterdam
Cohoes
Troy
Duane Lake
Altamont
Colonie
Poestenkill
Westmere
ALBANY
Rensselaer
Schoharie
Berne
Delmar
East Greenbush
Castleton-on-Hudson
Rensselaerville
Ravena
CATSKILL MOUNTAINS
Greenville
Kinderhook

Interstate Industrial Portfolio

1	2294 Molly Pitcher Highway	Chambersburg, PA
2	Steelway Industrial Park	Liverpool, NY
3	1001 and 1011 AIP Drive	Middletown, PA
4	Northeastern Industrial Park (Bldgs 8, 21 & 22)	Altamont, NY
5	Owens Brockway Distribution Warehouse	Zanesville, OH
6	Marway Circle Industrial Buildings	Rochester, NY
7	DLG International, Inc.	Marysville, OH

Liverpool
Rochester
Altamont
Albany
Toledo
Cleveland
Marysville
Zanesville
Columbus
Cincinnati
Middletown
Chambersburg
Philadelphia
New York

Ann Arbor
DETROIT
WINDSOR
ONTARIO
MICHIGAN
Lake Erie
Erie
Ashtabula
TOLEDO
Euclid
Oregon
Lorain
CLEVELAND
Maple Heights
Warren
PA
FORT WAYNE
Findlay
Amherst
AKRON
Medina
Youngstown
Lima
Mansfield
Massillon
Louisville
OHIO
PITTSBURGH
IN
Mount Vernon
Marysville
Cambridge
Clayton
COLUMBUS
Zanesville
Wheeling
Fairborn
DAYTON
Circleville
Lancaster
Marietta
Morgantown
Hamilton
Chillicothe
Belpre
Parkersburg
CINCINNATI
Athens
Covington
APPALACHIAN MOUNTAINS
WEST VIRGINIA
Portsmouth
WAYNE NATIONAL FOREST
KENTUCKY
Huntington
Charleston
Frankfort
MONONGAHELA NATIONAL FOREST

ROTHROCK STATE FOREST
Burnham
McAlisterville
Lewistown
Huntingdon
Millersburg
McConnellstown
McVeytown
Newport
Bloomfield
Mount Union
East Rutherford
PENNSYLVANIA
TUSCARORA STATE FOREST
Harrisburg
Hershey
Middletown
Three Springs
Carlisle
Mechanicsburg
Newville
Mt. Holly Springs
Dillsburg
Shippensburg
MICHAUX STATE FOREST
Dover
York
McConnellsburg
Chambersburg
Fort Loudon
Gettysburg
Hanover
Waynesboro
Hagerstown
Taneytown
Manchester
Thurmont
Westminster
WEST VIRGINIA
MARYLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 7 – Interstate Industrial Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$54,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$54,000,000	Property Type – Subtype:	Industrial – Warehouse
% of IPB:	5.6%	Net Rentable Area (SF):	2,573,860
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Gavriel Alexander	Occupancy:	98.6%
Interest Rate:	6.50300%	Occupancy Date:	9/12/2024
Note Date:	10/2/2024	4th Most Recent NOI (As of)(3):	$6,177,232 (12/31/2021)
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of)(3):	$9,231,316 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$10,562,333 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$10,789,175 (7/31/2024 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$15,342,775
Call Protection:	L(12),YM1(44),O(4)	UW Expenses:	$4,209,461
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$11,133,314
Additional Debt(1):	Yes	UW NCF:	$10,103,770
Additional Debt Balance(1):	$58,000,000	Appraised Value / Per SF:	$175,350,000 / $68
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$44
Taxes:	$188,503	$188,503	N/A	Maturity Date Loan / SF:	$44
Insurance:	$265,597	$40,242	N/A	Cut-off Date LTV:	63.9%
Replacement Reserves:	$0	$32,173	$772,158	Maturity Date LTV:	63.9%
TI / LC:	$1,400,000	(5)	(5)	UW NCF DSCR:	1.37x
Immediate Repairs:	$197,044	$0	N/A	UW NOI Debt Yield:	9.9%
Other(6):	$786,168	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$112,000,000	100.0%	Loan Payoff	$104,953,570	93.7%
			Upfront Reserves	2,837,313	2.5
			Return of Equity	2,554,415	2.3
			Closing Costs	1,654,702	1.5
Total Sources	$112,000,000	100.0%	Total Uses	$112,000,000	100.0%
(1)	The Interstate Industrial Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $112.0 million (the “Interstate Industrial Portfolio Whole Loan”). The information under “Financial Information” in the chart above reflects the Interstate Industrial Portfolio Whole Loan.
(2)	See “The Borrowers” below for more information.
(3)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI is primarily attributed to the lease up at the 2294 Molly Pitcher Highway property from 25.0% in 2021 to 96.1% in 2022. The 2294 Molly Pitcher Highway property accounts for 24.1% of NRA at the Interstate Industrial Portfolio Properties (as defined below).
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	On a monthly basis, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI / LC reserves from November 6, 2024 through October 6, 2027. From November 6, 2027 through October 6, 2028, the borrowers are required to deposit an aggregate amount equal to $0.50 per square foot for TI / LC reserves, subject to a cap of $1,500,000 for the full TI / LC reserve. From November 6, 2028 through October 6, 2029, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI / LC reserves, subject to a cap of $1,500,000 for the full TI / LC reserve.
(6)	Other reserves consist of (i) approximately $210,881 for rent concession funds with respect to the Giovanni Food, Inc. lease ($101,703) for underwritten reimbursements for the period of November 2024 through May 2025 and the Triple Eggs LLC lease (approximately $109,178) for rent concessions in months one, two and 25 of the lease term and (ii) approximately $575,287 for tenant allowances and tenant improvements and leasing commissions (“TA TI / LC”) funds associated with Victory Packaging LP (approximately $540,287) and Packaging Corporation of America ($35,000).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 7 – Interstate Industrial Portfolio

The Loan. The seventh largest mortgage loan (the “Interstate Industrial Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a 2,573,860 square foot portfolio of seven industrial properties located in New York, Pennsylvania and Ohio (each, an “Interstate Industrial Portfolio Property”, and collectively, the “Interstate Industrial Portfolio Properties”). The Interstate Industrial Portfolio Whole Loan is evidenced by four pari passu notes and accrues interest at a rate of 6.50300% per annum. The Interstate Industrial Portfolio Whole Loan has a five-year term, is interest only for the entire term and accrues interest on an Actual/360 basis. The Interstate Industrial Portfolio Mortgage Loan is evidenced by the non-controlling Notes A-2, A-3 and A-4, with an aggregate principal balance as of the Cut-off Date of $54,000,000. The remaining note is currently held by UBS AG and is expected to be contributed to one or more future securitization trust(s).

The Interstate Industrial Portfolio Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C7 securitization trust, provided that from and after the securitization of Note A-1, the Interstate Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the securitization trust to which Note A-1 is contributed. The relationship between the holders of the Interstate Industrial Portfolio Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Interstate Industrial Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$58,000,000	$58,000,000	UBS AG	Yes
A-2	$32,000,000	$32,000,000	BMO 2024-5C7	No
A-3	$12,000,000	$12,000,000	BMO 2024-5C7	No
A-4	$10,000,000	$10,000,000	BMO 2024-5C7	No
Whole Loan	$112,000,000	$112,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The Interstate Industrial Portfolio Whole Loan is secured by seven industrial warehouse/distribution properties totaling 2,573,860 square feet located in New York (three properties, 48.0% of NRA), Pennsylvania (two properties, 35.2% of NRA) and Ohio (two properties, 16.7% of NRA). The borrower sponsor acquired the Interstate Industrial Portfolio Properties in 2021 for an aggregate purchase price (inclusive of origination costs) of approximately $145.6 million. Since acquisition, the borrower sponsor has invested approximately $680,000 in capital improvements resulting in a total cost basis of approximately $146.3 million at the Interstate Industrial Portfolio Properties. Twenty tenants, representing 48.4% of NRA and 56.1% of the underwritten base rent, are new leases or have either extended their lease terms or expanded their space at the Interstate Industrial Portfolio Properties. Tenants at the Interstate Industrial Portfolio Properties have a weighted average tenure of approximately 12.1 years. The Interstate Industrial Portfolio Properties were 98.6% occupied by 30 unique tenants as of September 12, 2024, with the five largest tenants accounting for 43.5% of NRA and 39.8% of the underwritten base rent. The remaining tenants represent no more than 6.8% of NRA or 5.0% of the underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 7 – Interstate Industrial Portfolio

The following table presents certain information relating to the Interstate Industrial Portfolio Properties:

Portfolio Summary
Property	State	Net Rentable Area (SF)(1)	Year Built/ Renovated(2)	% UW NOI(1)	Allocated Loan Amount “ALA”	% of ALA	“As-Is” Appraised Value(2)	% Office(2)	Clear Heights (ft.)(2)	Dock Doors (2)	Drive-In Doors (2)
2294 Molly Pitcher Highway	PA	621,400	1960 / 1991	22.4%	$27,700,000	24.7%	$44,675,000	3.0%	17' - 32'	40	2
Steelway Industrial Park	NY	661,623	1970, 1977 / NAP	21.5	24,400,000	21.8	33,300,000	1.0%	27' - 28'	73	5
1001 and 1011 AIP Drive	PA	285,831	1992 / 2012	14.5	19,400,000	17.3	31,850,000	3.6%	20' - 30'	55	1
Northeastern Industrial Park (Bldgs 8, 21 & 22)	NY	397,923	1947, 1988, 1989 / NAP	19.5	16,100,000	14.4	29,300,000	1.8%	24' - 36'	64	3
Owens Brockway Distribution Warehouse	OH	300,000	1991 / NAP	9.5	10,900,000	9.7	14,750,000	2.0%	30'	13	1
Marway Circle Industrial Buildings	NY	176,348	1975-1980 / NAP	6.8	8,400,000	7.5	13,900,000	23.1%	18' - 30'	27	3
DLG International, Inc.	OH	130,735	1988 / NAP	5.8	5,100,000	4.6	7,575,000	6.8%	20' - 26'	19	1
Total		2,573,860		100.0%	$112,000,000	100.0%	$175,350,000			291	16
(1)	Based on the underwritten rent rolls dated September 12, 2024.
(2)	Source: Appraisals.

The following table presents certain information relating to the historical and current occupancy of the Interstate Industrial Portfolio Properties:

Historical and Current Occupancy(1)
2021(2)	2022(2)	2023	Current(3)
81.9%	99.1%	100.0%	98.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	The increase in occupancy from 2021 to 2022 is primarily attributed to lease up at the 2294 Molly Pitcher Highway property from 25.0% in 2021 to 96.1% in 2022. The 2294 Molly Pitcher Highway property accounts for 24.1% of NRA at the Interstate Industrial Portfolio Properties.
(3)	Current occupancy is based on the underwritten rent rolls as of September 12, 2024. See “Top Tenant Summary” below for more information.

Environmental. According to the Phase I environmental reports dated between August 8, 2024 and August 15, 2024, there was no evidence of recognized environmental conditions at the Interstate Industrial Portfolio Properties.

Appraisal. According to the appraisals, the Interstate Industrial Portfolio Properties had an aggregate “as-is” appraised value of $175,350,000 as of August 5, 2024 to September 12, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Property	As-Is Appraised Value	Capitalization Rate
2294 Molly Pitcher Highway	$44,675,000	6.25%
Steelway Industrial Park	$33,300,000	6.75%
1001 and 1011 AIP Drive	31,850,000	4.75%
Northeastern Industrial Park (Bldgs 8, 21 & 22)	$29,300,000	7.25%
Owens Brockway Distribution Warehouse	$14,750,000	7.25%
Marway Circle Industrial Buildings	$13,900,000	7.50%
DLG International, Inc.	$7,575,000	7.50%
Total / Wtd. Avg.	$175,350,000	6.48%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 7 – Interstate Industrial Portfolio

The following table presents certain information relating to the largest tenants by underwritten base rent at the Interstate Industrial Portfolio Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Owens-Brockway Glass Container, Inc.	Owens Brockway Distribution Warehouse	Ba3/BB-/NR	300,000	11.7%	$3.56	$1,067,271	9.1%	4/30/2029
Thyssenkrupp Supply Chain Services NA, Inc.(4)	2294 Molly Pitcher Highway	Ba3/BB/NR	255,000	9.9	$4.65	1,185,750	10.1	9/30/2025
Victory Packaging LP	Steelway Industrial Park	Baa2/BBB/NR	195,949	7.6	$4.79	938,498	8.0	9/30/2029
D.M. Bowman(5)	2294 Molly Pitcher Highway	NR/NR/NR	192,000	7.5	$4.65	892,800	7.6	2/21/2026
Rotondo Warehouse	Steelway Industrial Park	NR/NR/NR	177,222	6.9	$3.38	599,125	5.1	Various(6)
Total Major Tenants			1,120,171	43.5%	$4.18	$4,683,445	39.8%

Other Tenants			1,418,924	55.1%	$5.00	$7,088,162	60.2%

Occupied Collateral Total / Wtd. Avg.			2,539,095	98.6%	$4.64	$11,771,606	100.0%
Vacant Space			34,765	1.4%

Collateral Total			2,573,860	100.0%

(1)	Based on the underwritten rent rolls dated September 12, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $687,882 of contractual rent steps through November 1, 2025.
(4)	Thyssenkrupp Supply Chain Services NA, Inc. subleases 255,000 square feet of space from D.M. Bowman at the 2294 Molly Pitcher Highway property expiring on June 30, 2025 at a base rental rate of $4.65 per square feet. The 255,000 square foot sublease provides for mutual termination rights at 90 days’ notice. However, D.M. Bowman must continue to pay rent and recoveries in accordance with its lease and has signed an estoppel attesting to its intent to honor its lease through its lease expiration date of February 21, 2026. The sublease allows for Thyssenkrupp Supply Chain Services NA, Inc. to extend through D.M. Bowman’s lease expiration date of February 21, 2026.
(5)	D.M. Bowman is the direct lease tenant with a lease term through February 21, 2026 at a current base rent of $5.10 per square foot NNN, which steps to $5.25 per square foot NNN in February 2025. The tenant vacated its space but continues to pay base rent and reimbursements per the terms of the lease. UBS AG has underwritten to the sublease rent for Thyssenkrupp Supply Chain Services NA, Inc. due to the expectation that Thyssenkrupp Supply Chain Services NA, Inc. will expand into the remaining space.
(6)	Rotondo Warehouse leases 112,000 square feet at the Steelway Industrial Park property expiring on June 30, 2026, and 65,222 square feet at the Steelway Industrial Park property expiring on September 30, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 7 – Interstate Industrial Portfolio

The following table presents certain information relating to the tenant lease expirations of the Interstate Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	34,765	1.4%	NAP	NA	P	34,765	1.4%	NAP	NA	P
2024 & MTM	0	0	0.0	$0	0.0%		34,765	1.4%	$0	0.0%
2025	6	447,730	17.4	2,093,740	17.8		482,495	18.7%	$2,093,740	17.8%
2026	8	674,236	26.2	3,241,019	27.5		1,156,731	44.9%	$5,334,759	45.3%
2027	4	209,394	8.1	991,949	8.4		1,366,125	53.1%	$6,326,708	53.7%
2028	7	313,164	12.2	1,421,564	12.1		1,679,289	65.2%	$7,748,272	65.8%
2029	4	670,349	26.0	2,598,729	22.1		2,349,638	91.3%	$10,347,001	87.9%
2030	4	132,560	5.2	857,715	7.3		2,482,198	96.4%	$11,204,716	95.2%
2031	3	29,846	1.2	226,902	1.9		2,512,044	97.6%	$11,431,618	97.1%
2032	1	61,816	2.4	339,988	2.9		2,573,860	100.0%	$11,771,606	100.0%
2033	0	0	0.0	0	0.0		2,573,860	100.0%	$11,771,606	100.0%
2034	0	0	0.0	0	0.0		2,573,860	100.0%	$11,771,606	100.0%
2035 & Beyond	0	0	0.0	0	0.0		2,573,860	100.0%	$11,771,606	100.0%
Total	37	2,573,860	100.0%	$11,771,606	100.0%
(1)	Based on the underwritten rent rolls dated September 12, 2024, inclusive of rent steps through November 1, 2025 totaling $687,882.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and are not considered in this Lease Rollover Schedule.

The following table presents certain information relating to the operating history and underwritten cash flows of the Interstate Industrial Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$7,601,485	$10,407,421	$10,910,113	$10,996,680	$11,083,724	$4.31	68.6%
Rent Steps(4)	0	0	0	0	687,882	0.27	4.3
Vacant Income	0	0	0	0	260,019	0.10	1.6
Gross Potential Rent	$7,601,485	$10,407,421	$10,910,113	$10,996,680	$12,031,625	$4.67	74.5%
Total Reimbursements	2,120,588	2,886,141	3,970,502	4,011,774	4,074,333	1.58	25.2
Total Other Income	0	0	23,073	42,507	42,507	0.02	0.3
Net Rental Income	$9,722,073	$13,293,562	$14,903,689	$15,050,961	$16,148,465	$6.27	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(805,690)	(0.31)	(5.0)
Effective Gross Income	$9,722,073	$13,293,562	$14,903,689	$15,050,961	$15,342,775	$5.96	95.0%
Total Expenses	3,544,841	4,062,246	4,341,356	4,261,786	4,209,461	1.64	27.4
Net Operating Income(5)	$6,177,232	$9,231,316	$10,562,333	$10,789,175	$11,133,314	$4.33	72.6%
Total TI / LC, Capex/RR	0	0	0	0	1,029,544	0.40	6.7
Net Cash Flow	$6,177,232	$9,231,316	$10,562,333	$10,789,175	$10,103,770	$3.93	65.9%
(1)	TTM represents the trailing 12-month period ending July 31, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the underwritten rent rolls dated September 12, 2024.
(4)	Rent Steps totaling $687,882 are taken through November 1, 2025.
(5)	The increase from 2021 Net Operating Income to 2022 Net Operating Income is primarily attributed to the lease up at the 2294 Molly Pitcher Highway property from 25.0% in 2021 to 96.1% in 2022. The 2294 Molly Pitcher Highway property accounts for 24.1% of NRA at the Interstate Industrial Portfolio Properties.

The Market. The Interstate Industrial Portfolio Properties are located in New York (43.7% of ALA), Pennsylvania (42.1% of ALA) and Ohio (14.3% of ALA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 7 – Interstate Industrial Portfolio

The following table presents certain market information with respect to the Interstate Industrial Portfolio Properties:

Market Overview(1)
Property	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	UW Base Rent PSF(2)(3)	Submarket Rent PSF
2294 Molly Pitcher Highway	621,400	Chambersburg/ Waynesboro	0.0%	12.1%	5.0%	35,691,682	$4.30(4)	$6.63
Steelway Industrial Park	661,623	NE Outer Onondaga County	0.0%	3.6%	3.0%	15,102,908	$4.17	$7.37
1001 and 1011 AIP Drive	285,831	Harrisburg Area East	0.0%	8.1%	7.0%	39,766,526	$5.97	$8.16
Northeastern Industrial Park (Bldgs 8, 21 & 22)	397,923	W Outer Albany County	0.1%	2.4%	3.0%	9,412,373	$5.62	$8.76
Owens Brockway Distribution Warehouse(5)	300,000	Zanesville	0.0%	1.7%	0.0%	9,235,173	$3.56	$5.77
Marway Circle Industrial Buildings	176,348	Southwest	19.4%	10.8%	3.0%	14,371,034	$5.87	$9.11
DLG International, Inc.	130,735	Union County	0.0%	2.5%	0.0%	14,285,311	$3.83	$9.35
Total/Wtd. Avg.	2,573,860		1.4%	6.2%	3.4%	137,865,007	$4.64	$7.53
(1)	Source: Third-party market research reports.
(2)	Based on the underwritten rent rolls dated September 12, 2024.
(3)	UW Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $687,882 of contractual rent steps through November 1, 2025.
(4)	UW Base Rent PSF for the 2294 Molly Pitcher Highway property is based on the Thyssenkrupp Supply Chain Services NA, Inc. sublease base rental rate of $4.65 per square foot. D.M. Bowman currently pays a base rental rate of $5.10 per square foot for its space. The tenant vacated its space but continues to pay base rent and reimbursements per the terms of the lease.
(5)	No submarket data for the Owens Brockway Distribution Warehouse property was available. Market information is presented in the table above.

The following table presents certain demographic information with respect to the Interstate Industrial Portfolio Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	ALA	% of ALA	UW NOI	% of UW NOI	Estimated 2024 Population (5-mile Radius)(2)	Estimated 2024 Average Household Income (5-mile Radius)(2)
2294 Molly Pitcher Highway	621,400	$27,700,000	24.7%	$2,496,650	22.4%	50,828	$93,790
Steelway Industrial Park	661,623	24,400,000	21.8	2,389,348	21.5	118,935	$92,075
1001 and 1011 AIP Drive	285,831	19,400,000	17.3	1,609,407	14.5	54,373	$103,186
Northeastern Industrial Park (Bldgs 8, 21 & 22)	397,923	16,100,000	14.4	2,173,697	19.5	39,068	$133,739
Owens Brockway Distribution Warehouse	300,000	10,900,000	9.7	1,055,368	9.5	32,343	$67,037
Marway Circle Industrial Buildings	176,348	8,400,000	7.5	762,041	6.8	169,535	$74,723
DLG International, Inc.	130,735	5,100,000	4.6	646,804	5.8	33,165	$121,465
Total/Wtd. Avg.	2,573,860	$112,000,000	100.0%	$11,133,314	100.0%	71,992	$97,550
(1)	Based on the underwritten rent rolls dated September 12, 2024.
(2)	Information obtained from third-party market research reports.

The Borrowers. The borrowers are Albany NY Warehouse LLC, Syracuse NY Warehouse LLC, Rochester NY Warehouse LLC, Harrisburg PA Warehouse LLC and Columbus OH Warehouse LLC, each a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Interstate Industrial Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Gavriel Alexander, founder and chief executive officer of Alexander Property Holdings, LLC (“APH”). APH is a privately held real estate company that is engaged in the acquisition, development, ownership, and management of real estate throughout the country. APH is based in New City, New York, where it controls or manages a portfolio of multifamily communities, office buildings, commercial buildings, and development sites. Resources include accounting services, underwriters, marketing capabilities, and a support staff that provides APH with infrastructure to continue to grow.

Property Management. The Interstate Industrial Portfolio Properties are managed by Heritage Capital Management, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 7 – Interstate Industrial Portfolio

Escrows and Reserves. At origination, the borrowers deposited (i) approximately $188,503 for real estate taxes, (ii) approximately $265,597 for insurance premiums, (iii) $1,400,000 for tenant improvements and leasing commissions, (iv) $197,044 for deferred maintenance, (v) approximately $210,881 for rent concession funds with respect to the Giovanni Food, Inc. lease ($101,703) for underwritten reimbursements for the period of November 2024 through May 2025 and the Triple Eggs LLC lease ($109,178.48) for rent concessions in months one, two and 25 of the lease term and (v) approximately $575,287 for TA TI / LC funds associated with Victory Packaging LP ($540,286.97) and Packaging Corporation of America ($35,000).

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $188,503 a month).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages (currently equivalent to approximately $40,242 a month).

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $32,173 for replacement reserves subject to a cap of $772,158.

TI / LC Reserve – On a monthly basis, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI / LC reserves from November 6, 2024 through October 6, 2027. From November 6, 2027 through October 6, 2028, the borrowers are required to deposit an aggregate amount equal to $0.50 per square foot for TI / LC reserves, subject to a cap of $1,500,000 for the full TI / LC reserve. From November 6, 2028 through October 6, 2029, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI / LC reserves, subject to a cap of $1,500,000 for the full TI / LC reserve. If the TI / LC reserve exceeds $2,000,000 at any point from November 6, 2024 through October 6, 2027, up to $200,0000 of the TI / LC reserve may be utilized for capital expenditure related items, so long as those capital expenditure funds are depleted.

Lockbox / Cash Management. The Interstate Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the Interstate Industrial Portfolio Properties are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Interstate Industrial Portfolio Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Interstate Industrial Portfolio Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Interstate Industrial Portfolio Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.20x, (iv) the indictment for fraud or misappropriation of funds by any of the borrowers, the guarantor or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to any of the Interstate Industrial Portfolio Properties), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantor’s or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.20x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Interstate Industrial Portfolio Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 7 – Interstate Industrial Portfolio

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Interstate Industrial Portfolio Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.15x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 60 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantor’s or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.15x for two consecutive calendar quarters.

A “Material Tenant” means (i) Owens-Brockway Glass Container, Inc., (ii) Victory Packaging LP, (iii) D.M. Bowman or (iv) any tenant at the Interstate Industrial Portfolio Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Interstate Industrial Portfolio Properties or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Interstate Industrial Portfolio Properties.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel, or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the then applicable expiration date under its Material Tenant lease, the Material Tenant does not extend its lease on terms and conditions reasonably acceptable to the lender, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated (in whole or in part) or is no longer in full force and effect, (vii) a Material Tenant (other than D.M. Bowman, but only for so long as the Thyssenkrupp Supply Chain Services NA, Inc. sublease remains in full force and effect) “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the applicable property or a portion thereof constituting more than 25% of the total net rentable square footage at the applicable property, (viii) a Material Tenant announcing or disclosing its intention to relocate from or vacate all or substantially all of its Material Tenant space or (ix) all or substantially all of a Material Tenant space is marketed for sublease by or on behalf of a Material Tenant (other than D.M. Bowman, but only for so long as the Thyssenkrupp Supply Chain Services NA, Inc. sublease remains in full force and effect), and expiring upon (a) with respect to clause (i), (ii), (iii), (vi), (vii), (viii) or (ix) above, (1) the applicable Material Tenant lease is extended or (2) all or substantially all of the applicable Material Tenant space is leased pursuant to one or more qualified leases, (b) with respect to clause (i) above, the date that the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (c) with respect to clause (iv) above, a cure of the applicable event of default, (d) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vii) above, the applicable Material Tenant recommences its operations, such that it is no longer dark, and has not vacated or ceased to conduct business at the applicable property, (f) with respect to clause (viii) above, the Material Tenant retracts all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space and (g) with respect to clause (ix) above, the unconditional cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to its Material Tenant space. As of the origination date of the Interstate Industrial Portfolio Whole Loan, there is no Material Tenant Trigger Event in effect.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 8 – West Palm Gardens

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 8 – West Palm Gardens

West Palm Gardens
2184 Ambergate Lane, 5015 and 5135 Elmhurst Road,
2449 Greengate Circle, 4854 Elmhurst Road
and 4750 Cresthaven Boulevard
West Palm Beach, FL 33415; 33417
WEST PALM BEACH
Palm Beach International Airport
PALM BEACH COUNTY
Wellington
Greenacres
Palm Springs
Lake Worth
Lantana
Boynton Beach
Southside
North Tamarind
Roosevelt Estates
Century Village
West Palm Beach Farms
Gun Club Estates
Lake Mangonia
Clear Lake
Lake Osborne
Lake Worth Lagoon
Okeeheelee County Park
Whispering Pines State Park
John Prince Park
Palm Beach County Park/ Lantana Airport
Florida's Turnpike
TRI-RAIL
Brightline Rail
Southern Blvd
Gun Club Rd
Summit Blvd
Forest Hill Blvd
10th Ave N
10th Ave
Lake Worth Rd
Melaleuca Ln
Lantana Rd
Hypoluxo Rd
Okeechobee Blvd
Westgate Ave
Palm Beach Lakes Blvd
Ocean Ave
6th Ave
1st St
Jog Rd
Haverhill Rd
N. Military Trail
S. Military Trail
Kirk Rd
Lawrence Rd
S. Congress Ave
Parker Ave
S. Dixie Hwy
Federal Hwy
Pike Rd
Ranch Rd
Pinehurst Dr
Paradise Place Shopping Ctr.
Bear Lakes Country Club
President Country Club
Bear Island Country Club
Tanger Outlets Palm Beach
Good Samaritan Medical Center
Crosstown Plaza
Coco Plum Plaza
Keiser University Flagship Residential Campus
Concourse Plaza
Westward
Pine Trail Shopping Ctr.
Kravis Center for the Performing Arts
City Place
Flagler Museum
FLAGLER MEM. BR.
ROYAL PARK BRIDGE
Palm Beach County Convention Ctr.
Palm Beach Atlantic College
Palm Beach Opera
Paradies Shops
Belmart Plaza
The Palm Beach Post
The Shoppes at Southern Palms
Gun Club Center
Southdale Shopping Ctr.
Marshall & Vera Lea Rinker Athletic Campus
Polo Grounds Mall
Summit Commons
Woodbridge Plaza
River Bridge Center
Trafalgar Square
West Palm Plaza
Forest Hill Center
Greenwood Shopping Centre
West Palm Beach Country Club
Palm Beach Natl. Golf & Country Club
Palm Springs Plaza
Green Acres Plaza
Woodlake Plaza
Palm Beach State College
LAKE WORTH
Congress Pointe
Lake Worth Beach GC
Fountain Country Club
Select Specialty Hosp. - Palm Beach
HCA Florida JFK Hospital
Atlantis Country Club
Shoppes of Atlantis
Atlantis Plaza
Lantana Shopping Center
Pinewood Square
The Club at Winston Trails
Miami 62 miles
95
98
1
809
811
704
807
882
802
Lake Okeechobee
West Palm Beach
Palm Beach Intl. Airport
Boynton Beach
Delray Beach
Boca Raton
Coral Springs
Pompano Beach
FORT LAUDERDALE
Plantation
Weston
Davie
Pembroke Pines
Hollywood
North Miami Beach
Hialeah
MIAMI
Miami Beach
Coral Gables
Homestead
Florida City
THE EVERGLADES
Everglades Pkwy
Gulf of Mexico
Atlantic Ocean
Belle Glade
Clewiston
La Belle
Pahokee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 8 – West Palm Gardens
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$50,000,000	Title:	Fee
Cut-off Date Principal Balance:	$50,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	5.2%	Net Rentable Area (Units):	437
Loan Purpose:	Refinance	Location:	West Palm Beach, FL
Borrowers:	West Palm Gardens FL LLC and SDS WPB TIC LP	Year Built / Renovated:	1982, 1984, 1987 / 2023
Borrower Sponsor:	Zvi Horowitz and Samuel Pollak	Occupancy:	94.3%
Interest Rate:	6.45000%	Occupancy Date:	8/26/2024
Note Date:	9/20/2024	4th Most Recent NOI (As of):	$3,177,319 (12/31/2021)
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of)(2):	$3,303,012 (TTM 8/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,084,148 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$5,024,675 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$8,255,992
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$2,970,367
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$5,285,625
Additional Debt:	No	UW NCF:	$5,164,467
Additional Debt Balance:	NAP	Appraised Value / Per Unit(3):	$84,200,000 / $192,677
Additional Debt Type:	NAP	Appraisal Date:	7/22/2024

Escrows and Reserves(1)
	Initial	Monthly	Initial Cap
Taxes:	$564,639	$51,331	N/A
Insurance:	$0	$65,559	N/A
Replacement Reserves:	$0	$10,096	N/A
Deferred Maintenance:	$62,750	$0	N/A

Financial Information
Cut-off Date Loan / Unit:	$114,416
Maturity Date Loan / Unit:	$114,416
Cut-off Date LTV(3):	59.4%
Maturity Date LTV(3):	59.4%
UW NCF DSCR:	1.58x
UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,000,000	100.0%	Loan Payoff	$35,003,463	70.0%
			Sponsor Equity	13,463,805	26.9
			Closing Costs	905,343	1.8
			Upfront Reserves	627,389	1.3
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	3rd Most Recent NOI represents the TTM as of August 31, 2022. Full year financials for 2022 are not available as the borrower sponsor entered into a purchase and sale agreement for the West Palm Gardens Properties (as defined below) on August 31, 2022.
(3)	Appraised Value / Per Unit represents the “as portfolio” value, which includes a portfolio premium of $600,000. Based on the aggregate “as is” appraised values of the West Palm Gardens Properties of $83,600,000, the Cut-off Date LTV and Maturity Date LTV would be 59.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 8 – West Palm Gardens

The Loan. The eighth largest mortgage loan (the “West Palm Gardens Mortgage Loan”) is secured by the borrowers’ fee interest in a 437-unit, garden-style multifamily development comprised of five complexes within a five-mile radius in West Palm Gardens, Florida (the “West Palm Gardens Properties”). The West Palm Gardens Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $50,000,000. The West Palm Gardens Mortgage Loan was originated on September 20, 2024 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 6.45000% per annum. The West Palm Gardens Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the West Palm Gardens Mortgage Loan is October 6, 2029.

The Property. The West Palm Gardens Properties are a 437-unit, garden style, multifamily development comprised of five complexes within a five-mile radius. The complexes include Ambergate Apartments, Elmwood Apartments, Greengate Apartments, Springtree Apartments, and Suntree Apartments, which are situated at 2184 Ambergate Lane (the “Ambergate Apartments Property”), 5015 and 5135 Elmhurst Road (the “Elmwood Apartments Property”), 2449 Greengate Circle (the “Greengate Apartments Property”), 4854 Elmhurst Road (the “Springtree Apartments Property”), and 4750 Cresthaven Boulevard (the “Suntree Apartments Property”) respectively, all of which are located in West Palm Beach, Florida.

The West Palm Gardens Properties are comprised of 65 one-story multifamily buildings and a one-story leasing office located across five complexes situated on land parcels ranging in size from 5.4 acres to 12.4 acres. As of August 26, 2024, the West Palm Gardens Properties were 94.3% occupied. The West Palm Gardens Properties were constructed as cardinal housing between 1982 and 1987 and were recently renovated in 2023. The borrower sponsor acquired the West Palm Gardens Properties in August 2022 for $52,920,000 and subsequently invested $3,414,941 to renovate the West Palm Gardens Properties in 2023. Renovations included both unit and common area upgrades with units being renovated upon turnover. As of August 26, 2024, 185 units (42.3% of total units) had been renovated, including all five studio units, 117 one-bedroom, one-bathroom units, 50 two-bedroom, one-bathroom units and 13 two-bedroom, two-bathroom units. The sponsor expects to renovate the remaining 252 units on a rolling basis; however, such renovations are not required or reserved for under the West Palm Gardens Mortgage Loan documents.

The West Palm Gardens Properties feature 752 parking spaces resulting in a parking ratio of 1.72 spaces per unit. The unit mix at the West Palm Gardens Properties consists of five studios, 352 one-bedroom units, and 80 two-bedroom units. Community amenities at the West Palm Gardens Properties include a pool at the Greengate Apartments Property and on-site laundry. Unit amenities include in-wall air-conditioning, stainless-steel appliances (renovated units) and granite countertops (renovated units).

The following table presents certain information relating to the five complexes that comprise the West Palm Gardens Properties:

Property Summary
Property Name	Year Built / Renovation	Number of Units	Net Rentable Area (SF)	Total Site Size (Acres)	Number of Buildings	Total Occ. %	Parking Spaces	As-is Appraised Value
Ambergate Apartments	1987/2023	73	43,488	9.1	10	95.9%	101	$13,650,000
Elmwood Apartments	1984/2023	104	67,392	8.6	19	95.2%	150	$20,000,000
Greengate Apartments	1987/2023	119	70,560	12.4	12	97.5%	179	$21,850,000
Springtree Apartments	1982/2023	73	45,504	5.5	12	89.0%	200	$13,700,000
Suntree Apartments	1982/2023	68	46,368	5.4	13	91.2%	122	$14,400,000
Total		437	273,312	41.0	66	94.3%	752	$83,600,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 8 – West Palm Gardens

The following tables presents certain information relating to the unit mix at the West Palm Gardens Properties:

West Palm Gardens Consolidated Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Studio- Renovated	5	1.1%	5	100.0%	288	$1,320	$1,320
1 BR / 1 BA	235	53.8%	226	96.2%	576	$1,373	$1,445
1 BR / 1 BA - Renovated	117	26.8%	106	90.6%	576	$1,612	$1,445
2 BR / 1 BA	13	3.0%	13	100.0%	864	$1,788	$1,945
2 BR / 1 BA - Renovated	50	11.4%	45	90.0%	864	$1,984	$1,945
2 BR / 2 BA	4	0.9%	4	100.0%	864	$1,860	$2,125
2 BR / 2 BA - Renovated	13	3.0%	13	100.0%	864	$2,196	$2,125
Total/Wtd. Avg.	437	100.0%	412	94.3%	625	$1,544	$1,542
(1)	Based on the underwritten rent roll dated August 26, 2024. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 8 – West Palm Gardens
West Palm Gardens Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Ambergate Apartments
Studio- Renovated	1	1.4%	100.0%	288	$1,300	$1,300
1 BR / 1 BA	51	69.9%	96.1%	576	$1,390	$1,390
1 BR / 1 BA - Renovated	15	20.5%	93.3%	576	$1,638	$1,685
2 BR / 1 BA	1	1.4%	100.0%	864	$1,850	$1,850
2 BR / 1 BA - Renovated	1	1.4%	100.0%	864	$2,100	$2,100
2 BR / 2 BA - Renovated	4	5.5%	100.0%	864	$2,300	$2,300
Property Total	73	100.0%	95.9%	596	$1,507	$1,515
Elmwood Apartments
Studio- Renovated	2	1.9%	100.0%	288	$1,350	$1,350
1 BR / 1 BA	48	46.2%	93.8%	576	$1,348	$1,335
1 BR / 1 BA - Renovated	26	25.0%	92.3%	576	$1,577	$1,570
2 BR / 1 BA	5	4.8%	100.0%	864	$1,780	$1,770
2 BR / 1 BA - Renovated	14	13.5%	100.0%	864	$1,907	$1,915
2 BR / 2 BA	3	2.9%	100.0%	864	$1,813	$1,815
2 BR / 2 BA - Renovated	6	5.8%	100.0%	864	$2,108	$2,130
Property Total	104	100.0%	95.2%	648	$1,565	$1,553
Greengate Apartments
1 BR / 1 BA	83	69.7%	100.0%	576	$1,391	$1,385
1 BR / 1 BA - Renovated	29	24.4%	96.6%	576	$1,646	$1,650
2 BR / 1 BA - Renovated	3	2.5%	33.3%	864	$2,100	$2,100
2 BR / 2 BA	1	0.8%	100.0%	864	$2,000	$2,000
2 BR / 2 BA - Renovated	3	2.5%	100.0%	864	$2,233	$2,235
Property Total	119	100.0%	97.5%	593	$1,486	$1,494
Springtree Apartments
Studio- Renovated	1	1.4%	100.0%	288	$1,300	$1,300
1 BR / 1 BA	28	38.4%	89.3%	576	$1,334	$1,325
1 BR / 1 BA - Renovated	31	42.5%	83.9%	576	$1,563	$1,565
2 BR / 1 BA - Renovated	13	17.8%	100.0%	864	$1,915	$1,920
Property Total	73	100.0%	89.1%	623	$1,534	$1,533
Suntree Apartments
Studio- Renovated	1	1.5%	100.0%	288	$1,300	$1,300
1 BR / 1 BA	25	36.8%	96.0%	576	$1,361	$1,355
1 BR / 1 BA - Renovated	16	23.5%	87.5%	576	$1,666	$1,700
2 BR / 1 BA	7	10.3%	100.0%	864	$1,786	$1,790
2 BR / 1 BA - Renovated	19	27.9%	84.2%	864	$2,094	$2,095
Property Total	68	100.0%	91.2%	682	$1,666	$1,687
Portfolio Total
Renovated Total	185	42.3%	91.4%	666	$1,747	$1,756
Unrenovated Total	252	57.7%	96.4%	595	$1,403	$1,395
Portfolio Total / Wtd Avg.	437	100.0%	94.3%	625	$1,544	$1,542
(1)	Based on the underwritten rent roll dated August 26, 2024. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 8 – West Palm Gardens

Appraisal. According to the appraisals, dated July 22, 2024, the West Palm Gardens Properties had an “as portfolio” appraised value of $84,200,000. The appraisal also concluded to an aggregate “as is” value of $83,600,000. The table below shows the appraisals’ “as-is” conclusions. Based on the aggregate “as is” value of $83,600,000, the Cut-off Date LTV and Maturity Date LTV for the West Palm Gardens Mortgage Loan are each 59.8%.

West Palm Gardens Appraised Value(1)
Property	As Is Value	Capitalization Rate
Ambergate Apartments	$13,650,000	6.40%
Elmwood Apartments	$20,000,000	6.45%
Greengate Apartments	$21,850,000	6.39%
Springtree Apartments	$13,700,000	6.47%
Suntree Apartments	$14,400,000	6.53%
Total / Wtd. Avg.	$83,600,000	6.44%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated July 24, 2024, there was no evidence of any recognized environmental conditions at the West Palm Gardens Properties.

The following table presents certain information relating to the historical and current occupancy of the West Palm Gardens Properties:

Historical and Current Occupancy(1)
	2023	Current(2)
West Palm Gardens	88.9%	94.3%
(1)	Historical occupancies represent the average annual occupancy of each respective year. Historical occupancies prior to 2023 are not available.
(2)	Current occupancy is as of August 26, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 8 – West Palm Gardens

The following table presents certain information relating to the historical operating information and underwritten net cash flow of the West Palm Gardens Properties:

Operating History and Underwritten Net Cash Flow
	2021	2022(1)	2023	TTM(2)	Underwritten	Per Unit	%(3)
In-Place Base Rent(4)	$5,000,436	$5,137,449	$5,806,024	$6,845,834	$7,634,928	$17,471	87.4%
Potential Income from Vacant Units	0	0	0	0	483,600	1,107	5.5
Gross Potential Rent	$5,000,436	$5,137,449	$5,806,024	$6,845,834	$8,118,528	$18,578	92.9%
Other Income(5)	489,103	453,196	563,395	620,753	621,064	1,421	7.1
Net Rental Income	$5,489,539	$5,590,645	$6,369,419	$7,466,587	$8,739,592	$19,999	100.0%
(Vacancy/Concessions/Credit Loss)	(449,625)	(348,845)	(24,592)	(26,762)	(483,600)	(1,107)	(5.5)
Effective Gross Income	$5,039,914	$5,241,800	$6,344,827	$7,439,824	$8,255,992	$18,892	94.5%
Management Fee	151,197	157,233	190,345	223,193	247,680	567	3.0
Real Estate Taxes	468,996	468,996	670,777	688,723	782,569	1,791	9.5
Insurance	218,204	231,592	381,890	411,870	794,249	1,818	9.6
Other Expenses(6)	1,024,198	1,080,967	1,017,667	1,091,363	1,145,869	2,622	13.9
Total Expenses	$1,862,595	$1,938,788	$2,260,679	$2,415,149	$2,970,367	$6,797	36.0%
Net Operating Income	$3,177,319	$3,303,012	$4,084,148	$5,024,675	$5,285,625	$12,095	64.0%
Replacement Reserves	0	0	0	0	121,158	277	1.5%
Net Cash Flow	$3,177,319	$3,303,012	$4,084,148	$5,024,675	$5,164,467	$11,818	62.6%
(1)	The 2022 column represents the trailing twelve-month period ending August 2022.
(2)	The TTM column represents the trailing twelve-month period ending July 2024.
(3)	The % column represents percentage of Net Rental Income for all revenue fields and percent of Effective Gross Income for the remainder of the fields.
(4)	The increase in In-Place Base Rent from TTM to Underwritten is primarily attributable to increased rents on recently renovated units and increase in occupancy at the West Palm Gardens Properties.
(5)	Other Income consists of utility and service fees, laundry income, application fee income, late fees, renters insurance waivers, and other miscellaneous income.
(6)	Other Expenses consist of payroll and benefits, repairs and maintenance, utilities, advertising and marketing, and general and administrative expenses.

The Market. The West Palm Gardens Properties are located at 2184 Ambergate Lane, 5015 and 5135 Elmhurst Road, 2449 Greengate Circle, 4854 Elmhurst Road, and 4750 Cresthaven Boulevard, in West Palm Beach, Florida. West Palm Beach is located in Palm Beach County which is part of the Miami-Fort Lauderdale-Pompano Beach metropolitan statistical area (the “Miami-Fort Lauderdale MSA”). West Palm Beach is approximately 24 miles north of Boca Raton and 68 miles north of Miami. Primary access to the city is provided by Interstate 95, U.S. Routes 1 and 98, and State Route 704.

According to a third-party market research report, the West Palm Gardens Properties are located in the Greenacres apartment submarket of the Miami-Fort Lauderdale MSA. As of June 21, 2024, the Greenacres apartment submarket had inventory of 6,403 units, a vacancy rate of 9.9% and effective rent of $1,888 per unit.

The following table presents certain information relating to the demographics of each parcel at the West Palm Gardens Properties:

	Demographic Summary(1)
	Population			Median Household Income
Property Name	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Ambergate Apartments	22,909	173,053	355,709	$53,360	$57,818	$64,576
Elmwood Apartments	18,278	117,598	281,027	$42,395	$55,402	$59,344
Greengate Apartments	27,564	161,747	352,669	$48,095	$56,386	$62,368
Springtree Apartments	16,317	107,916	248,462	$34,857	$55,468	$59,157
Suntree Apartments	22,909	173,053	355,709	$53,360	$57,818	$64,576
Total Portfolio Average	21,595	146,673	318,715	$46,413	$56,578	$62,004
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 8 – West Palm Gardens

The following table presents certain information relating to comparable multifamily properties to the West Palm Gardens Properties:

	Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject(2)	Year Built	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
West Palm Gardens(3)		1982-1987	94.3%	437	Studio	288 SF	$1,320
					1 BR / 1 BA	576 SF	$1,449
					2 BR / 1BA	864 SF	$1,941
					2 BR / 2 BA	864 SF	$2,117
Lakeside Villas 4652 Cherry Road West Palm Beach, FL	3.9 miles	1985	99.0%	104	2BR / 2BA	1000 SF	$1,750
Alta Villa Gardens 1907-1919 Haverhill Road North West Palm Beach, FL	4.4 miles	1981	100.0%	94	2 BR / 1BA	1000 SF	$1,400
Seasons 704 4970 Haverhill Commons Circle West Palm Beach, FL	4.0 miles	1987	93.0%	222	1 BR / 1 BA	804 SF	$1,630
					2 BR / 1BA	1038 SF	$2,120
West Palm Lane 537 South Sequoia Drive West Palm Beach, FL	5.0 miles	1974	96.0%	156	1 BR / 1 BA	700 SF	$1,622
					2 BR / 1BA	877 SF	$1,780
Palo Verde 6164 Forest Hill Boulevard West Palm Beach, FL	0.9 miles	1973	98.0%	266	1 BR / 1 BA	750 SF	$1,368
					2 BR / 1BA	850 SF	$1,653

(1)	Source: Appraisals.
(2)	Distance from Subject represents the distance from Greengate Apartments.
(3)	Based on the underwritten rent roll dated August 26, 2024.

The Borrowers. The borrowers are West Palm Gardens FL LLC and SDS WPB TIC LP, as tenants-in-common, each a Delaware limited liability entity and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the West Palm Gardens Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Zvi Horowitz and Samuel Pollak of Northpoint Asset Management. Northpoint Asset Management is a real estate private equity firm engaged in the preservation, acquisition, re-development, and management of real estate properties located in New York, New Jersey, Connecticut, Florida and Georgia.

Property Management. The West Palm Gardens Properties are managed by North Point Management Corp., a borrower affiliated management company.

Escrows and Reserves. At origination of the West Palm Gardens Mortgage Loan, the borrowers deposited approximately (i) $564,639 into a reserve account for real estate taxes and (ii) $62,750 into a reserve account for immediate repairs.

Tax Escrows – On a monthly basis, the borrowers are required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $51,331).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit into an insurance reserve 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies (initially estimated to be approximately $65,559).

Replacement Reserves – On a monthly basis, the borrowers are required to deposit $10,096 into a replacement reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 8 – West Palm Gardens

Lockbox / Cash Management. The West Palm Gardens Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrowers or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all tenants under non-residential leases at the West Palm Gardens Properties and all credit card companies that the borrowers or property manager have entered into a merchant agreement with directing them to remit rent and all other sums or payments due under the applicable lease or merchant agreement directly to the lender-controlled lockbox account. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox are required to be transferred to, or at the direction of, the borrowers, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the West Palm Gardens Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the West Palm Gardens Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the West Palm Gardens Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the West Palm Gardens Mortgage Loan documents, the lender may apply funds in the accounts to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the West Palm Gardens Mortgage Loan documents and (ii) the debt service coverage ratio being less than 1.15x (unless the Collateral Cure Conditions (as defined below) are satisfied) and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the West Palm Gardens Mortgage Loan documents and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for one calendar quarter.

“Collateral Cure Conditions” will be deemed to exist if and for so long as the borrowers deposit cash into an account with lender or deliver to lender a letter of credit which, in either case, serves as additional collateral for the West Palm Gardens Mortgage Loan, in an amount equal to $490,469 and, thereafter, for so long as the borrowers elect to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (as set forth in clause (A)(ii) of the definition of Trigger Period above) on each one year anniversary of the date that the borrowers made said deposit (or delivered said letter of credit), the borrowers are required to deposit additional cash collateral in the amount of $490,469 or to increase the amount of the letter of credit by an amount equal to $490,469 (as applicable). The borrowers’ cash deposit of $490,469 was sized to represent the dollar difference between a 1.15x and 1.00x debt service coverage ratio.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 9 – 95-22 147th Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 9 – 95-22 147th Place

95-22 147th Place
95-22 147th Place
Jamaica, NY 11435
QUEENS
QUEENS COUNTY
Flushing
East Flushing
Utopia
Kew Gardens Hills
Forest Hills
Kew Gardens
Jamaica Hills
Jamaica
Hollis
Richmond Hills
Ozone Park
South Jamaica
St. Albans
Wakefield
Laurelton
Rosedale
Elmhurst
John F. Kennedy International Airport
Van Wyck Expwy
Grand Central Pkwy
Long Island Expwy
Belt Pkwy
Nassau Expwy
JFK Expwy
Jamaica Ave
Hillside Ave
Union Tpke
Atlantic Ave
Linden Blvd
Rockaway Blvd
Sutphin Blvd
Merrick Blvd
Farmers Blvd
Queens College, CUNY
St. Johns University
York College
Flushing Meadows Corona Park
Forest Park
Kissena Corridor Park
Baisley Pond Park
Resorts World New York City
Aqueduct Race Track
NEW YORK CITY
MANHATTAN
BROOKLYN
BRONX
QUEENS
STATEN ISLAND
NEWARK
JERSEY CITY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 9 – 95-22 147th Place
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$46,000,000	Title:	Fee
Cut-off Date Principal Balance:	$46,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	4.8%	Net Rentable Area (Units)(3):	118
Loan Purpose:	Refinance	Location:	Jamaica, NY
Borrower:	147 St Holdings LLC	Year Built / Renovated(2):	2024 / NAP
Borrower Sponsor:	Moshe Braver	Occupancy(3):	96.6%
Interest Rate:	6.34000%	Occupancy Date:	9/16/2024
Note Date:	9/19/2024	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$5,041,939
Call Protection:	L(24),D(30),O(6)	UW Expenses:	$1,103,731
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,938,208
Additional Debt:	No	UW NCF:	$3,906,703
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$74,100,000 / $627,966
Additional Debt Type:	NAP	Appraisal Date:	6/26/2024

Escrows and Reserves(1)
	Initial	Monthly	Initial Cap
Taxes:	$23,377	$4,675	N/A
Insurance:	$16,705	$8,352	N/A
Replacement Reserves:	$0	$2,484	N/A
TI / LC:	$0	$0	N/A
Deferred Maintenance:	$5,923	$0	N/A

Financial Information
Cut-off Date Loan / Unit(3):	$389,831
Maturity Date Loan / Unit(3):	$389,831
Cut-off Date LTV:	62.1%
Maturity Date LTV:	62.1%
UW NCF DSCR:	1.32x
UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$46,000,000	100.0%	Loan Payoff	$35,931,858	78.1%
			Sponsor Equity	8,851,768	19.2
			Closing Costs	1,170,370	2.5
			Upfront Reserves	46,005	0.1
Total Sources	$46,000,000	100.0%	Total Uses	$46,000,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	The 95-22 147th Place Property (as defined below) is comprised of two buildings. The main building is an 11-story high rise building that was completed in 2024 and contains 117 units that have been designated as affordable housing units. The second building was constructed in 1925 and contains one retail unit and one market rate multifamily unit.
(3)	Net Rentable Area, Occupancy, Cut-off Date Loan / Unit and Maturity Date Loan / Unit are based on the multifamily component of the 95-22 147th Place Property and exclude the one retail unit which is currently occupied by a local deli/grocery store.
(4)	Historical NOI information is not available because substantially all of the 95-22 147th Place Property was recently constructed in 2024.

The Loan. The ninth largest mortgage loan (the “95-22 147th Place Mortgage Loan”) is secured by the borrower’s fee interest in two buildings, including a Class A, 11-story 117-unit high rise multifamily building and a two-story mixed use building with one retail unit and one multifamily unit, each located in the Jamaica neighborhood of the Queens borough in New York City (the “95-22 147th Place Property”). The 95-22 147th Place Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $46,000,000. The 95-22 147th Place Mortgage Loan was originated on September 19, 2024 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 6.34000% per annum. The 95-22 147th Place Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the 95-22 147th Place Mortgage Loan is October 6, 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 9 – 95-22 147th Place

The Property. The 95-22 147th Place Property is comprised of (i) a recently constructed, 117-unit, 11-story high-rise multifamily property completed in 2024 and being rented as affordable housing, as described below (the “Main Building”), and (ii) a mixed use building containing one retail unit and one market rate three-bedroom multifamily unit (the “Additional Building”), located adjacent to each other in the Jamaica neighborhood of the Queens borough in New York City. The retail unit at the Additional Building accounts for 1.2% of effective gross income at the 95-22 147th Place Property and is leased to a deli and grocery store on a five-year term through March 2029. Amenities at the 95-22 147th Place Property include a recreational / fitness center, bike storage, laundry room, terrace and rooftop. The 95-22 147th Place Property also contains onsite parking with 54 garage parking spaces which accounts for 3.9% of effective gross income at the 95-22 147th Place Property. All 54 garage parking spaces are currently leased to Prime Structure, Inc. on a two year lease expiring in July 2026. The 95-22 147th Place Property is located adjacent to the Jamaica Station which services the LIRR, E, J and Z subway lines and the AirTrain to John F. Kennedy airport.

The unit mix at the 95-22 147th Place Property consists of 19 studio units, 39 one-bedroom units, 59 two-bedroom units, that are located in the Main Building and one three-bedroom unit located in the Additional Building. Unit amenities at the Main Building of the 95-22 147th Place Property include full appliance packages including a dishwasher, electric stove/oven with a bottom-freezer refrigerator, hardwood floors, and balconies for select units. As of September 16, 2024, the multifamily units at the 95-22 147th Place Property were 96.6% occupied.

The Main Building at the 95-22 147th Place Property benefits from a 35-year 421-a Affordable New York Housing Tax Exemption Program exemption. In order to qualify for the tax exemption, at least 30% of the units at the 95-22 147th Place Property Main Building must be leased as “affordable units,” which are defined as affordable to a household whose income does not exceed 130% of the area median income. The borrower has elected to lease all 117 of the units at the Main Building as affordable units, as described in more detail below. For the first 25 years of such exemption, 100% of the projected assessed value of the 95-22 147th Place Property Main Building improvements on the tax lot will be exempt from real estate taxes and for the remaining 10 years of the exemption the percentage of the exemption would be equal to the percentage of affordable units (accordingly, such exemption will remain at 100% so long as the borrower continues to lease all of the 117 units at the Main Building at rents that are affordable to households whose income does not exceed 130% of area median income). Taxes were underwritten to the appraisal’s year-one estimated 2024/2025 taxes of $53,433 (based on abated taxes for the Main Building and unabated taxes for the Additional Building) versus the appraisal’s estimated full tax liability for both buildings for 2024/2025 of $968,527. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

In addition to the affordable housing requirements under the 421-a exemption, the borrower utilized inclusionary housing bonus floor area ratio, which requires 19 of the 117 units at the Main Building to be leased at rents that are affordable to households whose income does not exceed 80% of area median income, and the borrower has elected to lease an additional approximately 40 units at the Main Building at rents that are affordable to households whose income does not exceed 125% of area median income, with the remaining units leased at rents that are affordable to households whose income does not exceed 130% of area median income. In addition, all units at the Main Building are rent stabilized. The borrower is utilizing the Family Homelessness and Eviction Protection Supplement program (“CityFHEPs”), a rental assistance program administered by the New York City Department of Social Services to help tenants find and keep housing. Of the 118 residential units at the 95-22 147th Place Property, all 117 units at the Main Building are affordable-rate units being leased through the CityFHEPs program. The one market rate unit at the 95-22 147th Place Property is a three-bedroom unit located above the retail unit in the Additional Building and is not currently leased.

The following table presents certain information relating to the multifamily unit mix at the 95-22 147th Place Property:

95-22 147th Place Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Unit	Average Monthly Market Rent Per Unit(2)
Studio	19	16.1%	17	89.5%	345	$2,941	$2,200
1 BR	39	33.1	39	100.0%	498	$2,842	$2,650
2 BR	59	50.0	58	98.3%	616	$3,526	$3,400
3 BR	1	0.8	0	0.0%	1,054	NAV	$2,700
Total/Wtd. Avg.	118	100.0%	114	96.6%	537	$3,205	$2,953
(1)	Based on the underwritten rent roll dated September 16, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 9 – 95-22 147th Place
(2)	Source: Appraisal.

Appraisal. According to the appraisal, the 95-22 147th Place Property had an “as-is” appraised value of $74,100,000 as of June 26, 2024. The table below shows the appraisal’s “as-is” conclusions.

95-22 147th Place(1)
Property	Value	Capitalization Rate
95-22 147th Place	$74,100,000	5.50%
(1)	Source: Appraisal

Environmental. According to the Phase I environmental site assessment dated July 10, 2024, there was no evidence of any recognized environmental conditions at the 95-22 147th Place Property.

The following table presents certain information relating to the current multifamily occupancy of the 95-22 147th Place Property:

Current Occupancy(1)
Current(2)
95-22 147th Place	96.6%
(1)	Historical occupancy information is not available as the Main Building was delivered in 2024.
(2)	Current occupancy represents multifamily occupancy as of September 16, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 9 – 95-22 147th Place

The following table presents certain information relating to the Underwritten Net Cash Flow of the 95-22 147th Place Property:

Underwritten Net Cash Flow
	Underwritten	Per Unit(1)	%(2)
In-Place Base Rent	$4,384,440	$37,156	88.6%
Potential Income from Vacant Units	148,896	1,262	3.0
Other Income(3)	414,696	3,514	8.4
Gross Potential Income - Residential	$4,948,032	$41,932	100.0%
(Vacancy/Concessions/Credit Loss)	(147,298)	(1,248)	(3.0)
Effective Gross Income - Residential	$4,800,734	$40,684	97.0%
Commercial Rental Income	59,500	29	23.4
Parking Income(4)	194,400	94	76.6
Gross Potential Income - Commercial	$253,900	$123	100.0%
(Vacancy/Concessions/Credit Loss)	(12,695)	(6)	(5.0)
Effective Gross Income - Commercial	$241,205	$117	95.0%
Total Effective Gross Income	$5,041,939	$42,728	100.0%
Management Fee	151,258	1,282	3.0
Real Estate Taxes(5)	53,433	453	1.1
Insurance	95,456	809	1.9
Other Expenses(6)	803,584	6,810	15.9
Total Expenses	$1,103,731	$9,354	21.9%
Net Operating Income	$3,938,208	$33,375	78.1%
Replacement Reserves - Residential	29,500	250	0.6
Replacement Reserves - Commercial	310	0	0.0
TI/LC - Commercial	1,696	1	0.0
Net Cash Flow	$3,906,703	$33,108	77.5%
(1)	The per unit column is based on total multifamily units (118 units) for all line items except for commercial items which are based on total commercial SF at the property (2,066 SF)
(2)	The % column represents percentage of Gross Potential Income for all corresponding revenue lines (i.e. apartments vs commercial) and represents percentage of Total Effective Gross Income for the remainder of the fields.
(3)	Other Income includes fixed monthly utility payments paid by CityFHEPs, miscellaneous income, and laundry income.
(4)	Parking Income is derived from a lease to a third-party parking operator. Prime Structure, Inc. leased all 54 parking spaces at the 95-22 147th Place Property on a two-year lease expiring in July 2026.
(5)	For the Main Building, real estate taxes were underwritten based on the 421-a exemption and for the Additional Building, real estate taxes were underwritten based on the transitional assessed value and the 2023-2024 tax rate. The appraisal estimated unabated taxes for both buildings to be $968,527.
(6)	Other Expenses consist of payroll and benefits, repairs and maintenance, utilities, and general and administrative expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
114

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 9 – 95-22 147th Place

The Market. The Main Building at the 95-22 147th Place Property is located at 95-22 147th Place, and the Additional Building is located at 95-09 Sutphin Boulevard, each in the Queens County multifamily submarket of New York, New York. Primary access to the neighborhood is provided by Van Wyck Expressway with public transportation provided by the E, J, Z, and F subway lines, the LIRR, and the JFK AirTrain. The 95-22 147th Place Property is located within the New York metropolitan multifamily market which according to the appraisal, as of March 31, 2024, had total inventory of 1,936,157 units, a vacancy rate of 3.2%, and effective rent of $4,429 per unit.

According to the appraisal, the 95-22 147th Place Property is located in the Queens County multifamily submarket of the New York metropolitan multifamily market. As of March 31, 2024, the Queens County multifamily submarket had total inventory of 280,927 units, a vacancy rate of 1.9%, effective rent of $3,635 per unit and positive net absorption of 1,019 units.

According to the appraisal, the 2023 population in the Jamaica neighborhood of Queens was 57,685. The 2023 average household income within the neighborhood was $107,851.

The following table presents certain information relating to comparable multifamily properties to the 95-22 147th Place Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
95-22 147th Place Jamaica, NY 11435(2)	-	2024 / NAP	118	Studio	345 SF	$2,941
				1 BR	498 SF	$2,842
				2 BR	616 SF	$3,526
				3 BR	1054 SF	NAP
152-11 89th Avenue Jamaica, NY 11432	0.6 mi	2019 / NAP	482	0 BR / 1 BA	426 SF	$2,200
				1 BR / 1 BA	700 SF	$2,550
				2 BR / 2 BA	846 SF	$3,450
153-30 89th Avenue Jamaica, NY 11432	0.7 mi	2010 / NAP	346	1 BR / 1 BA	703 SF	$2,500
				2 BR / 2 BA	933 SF	$3,120
88-36 139th Street Jamaica, NY 11435	1.0 mi	2024 / NAP	81	0 BR / 1 BA	403 SF	$2,146
				1 BR / 1 BA	706 SF	$2,792
142-07 Pershing Crescent Jamaica, NY 11435	1.8 mi	1940 / NAP	2	3 BR / 2 BA	1500 SF	$3,000
178-02 Hillside Avenue	2.0 mi	2019 / NAP	131	1 BR / 1 BA	669 SF	$2,435
Jamaica, NY 11432				1 BR / 1 BA	911 SF	$3,423
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 16, 2024.

The Borrower. The borrower is 147 St Holdings LLC, a New York limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 95-22 147th Place Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Moshe Braver. Moshe Braver is a New York City based real estate developer with a portfolio of multifamily, retail and office properties. As of June 30, 2024, Moshe Braver had a portfolio of 17 properties including another property leased pursuant to the CityFHEPs program.

Property Management. The 95-22 147th Place Property is managed by Velocity Management LLC, a borrower affiliated management company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
115

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 9 – 95-22 147th Place

Escrows and Reserves. At origination of the 95-22 147th Place Mortgage Loan, the borrower deposited approximately (i) $23,377 into a reserve account for real estate taxes, (ii) $16,705 into a reserve account for insurance premiums, and (iii) $5,923 into a reserve account for immediate repairs.

Tax Escrows – On a monthly basis, the borrower is required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $4,675). Deposits into the real estate tax reserve are required to be calculated based on abated taxes.

Insurance Escrows – If the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $8,352).

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $2,484 into a replacement reserve.

Lockbox / Cash Management. The 95-22 147th Place Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants at the 95-22 147th Place Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox are required to be transferred on each business day to, or at the direction of, the borrower, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the 95-22 147th Place Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 95-22 147th Place Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 95-22 147th Place Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 95-22 147th Place Mortgage Loan documents, the lender may apply funds in the accounts to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 95-22 147th Place Mortgage Loan documents and (ii) the debt service coverage ratio being less than 1.10x and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the 95-22 147th Place Mortgage Loan documents and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for one calendar quarter.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
116

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 10 – Hampton Inn JFK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 10 – Hampton Inn JFK

Hampton Inn JFK
144-10 135th Avenue
Queens, NY 11436
QUEENS
QUEENS COUNTY
Forest Hills
Forest Park
Kew Gardens
Ozone Park
Jamaica
South Jamaica
St. Albans
Hollis
Queens Village
Laurelton
Brookville
Rosedale
Howard Beach
Woodmere
NASSAU COUNTY
Cedarhurst
LONG ISLAND
Inwood
Lawrence
Far Rockaway
St. Johns University
Queens Hospital Center
Jamaica Hospital Medical Ctr.
York College
Jamaica Colosseum Mall
Gertz Plaza
St. Albans Community Living Ctr.
MONTEFIORE CEMETERY
Rochdale Village Shopping Center
Baisley Pond Park
Resorts World New York City
Aqueduct Race Track
JFK Training Center
US Federal Aviation Administration
Cross Bay Commons
JFK Logistics Center
Brookville Park
Green Acres Mall
Airport Industrial Office Park
UBS Arena
Amazon Distribution Center
Five Towns Shopping Center
John F. Kennedy International Airport
Jamaica Bay
Head of Bay
JoCo Marsh
Edgemere Park
Shop Fair of Cornaga
St. John's Episcopal Hospital
Lawrence Yacht and Country Club
Grand Central Pkwy
Interboro Pkwy
Van Wyck Expwy
JFK Expwy
Belt Pkwy
Cross Island Pkwy
Laurelton Pkwy
Sunrise Hwy.
Union Tpke.
Hillside Ave.
Jamaica Ave.
Hempstead Ave.
Hollis Ave.
Merrick Blvd.
Farmers Blvd.
Francis Lewis Blvd.
Springfield Blvd.
Linden Blvd.
Liberty Ave.
Atlantic Ave.
Rockaway Blvd.
Conduit Ave.
Sutphin Blvd.
Lefferts Blvd.
Myrtle Ave.
Metropolitan Ave.
115th Ave.
Guy R. Brewer Blvd.
Rockaway Tpke.
Nassau Expwy.
Peninsula Blvd.
W. Broadway
Broadway
Rock Hall Rd.
Seagirt Blvd.
Beach Channel Dr.
LIRR
AIRTRAIN
NEW YORK CITY
MANHATTAN
BROOKLYN
QUEENS
BRONX
NEWARK
JERSEY CITY
STATEN ISLAND
PATERSON
YONKERS
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
118

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 10 – Hampton Inn JFK

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$45,000,000	Title:	Fee
Cut-off Date Principal Balance:	$45,000,000	Property Type – Subtype:	Hospitality – Select Service
% of IPB:	4.7%	Net Rentable Area (Rooms):	216
Loan Purpose:	Refinance	Location:	Queens, NY
Borrower:	ASAP 135th Ave Jamaica, LLC	Year Built / Renovated:	2001 / 2019
Borrower Sponsors:	Frank Yuan, Jerome Edward Yuan, Norbert Yuan and Paul Yuan	Occupancy / ADR / RevPAR:	90.4% / $222.19 / $200.83
Interest Rate:	7.50000%	Occupancy / ADR / RevPAR Date:	TTM 8/31/2024
Note Date:	10/4/2024	4th Most Recent NOI (As of):	$1,659,715 (12/31/2021)
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of):	$3,745,618 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$5,078,321 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$6,455,404 (TTM 8/31/2024)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	90.4% / $222.19 / $200.83
Amortization Type:	Interest Only	UW Revenues:	$16,883,383
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$10,511,727
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$6,371,656
Additional Debt:	No	UW NCF:	$5,696,320
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$74,100,000 / $343,056
Additional Debt Type:	N/A	Appraisal Date:	8/7/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Room:	$208,333
Taxes:	$457,399	$104,908	N/A	Maturity Date Loan / Room:	$208,333
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.7%
FF&E Reserve:	$0	$28,139	N/A	Maturity Date LTV:	60.7%
Immediate Repairs:	$51,750	$0	N/A	UW NCF DSCR:	1.66x
Other Reserves(1):	$250,000	Springing	$2,500,000	UW NOI Debt Yield:	14.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	100.0%	Loan Payoff	$43,694,103	97.1%
Borrower Equity	9,144	0.0%	Upfront Reserves	759,149	1.7
			Closing Costs	555,893	1.2
Total Sources	$45,009,144	100.0%	Total Uses	$45,009,144	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The tenth largest mortgage loan (the “Hampton Inn JFK Mortgage Loan”) is secured by the borrower’s fee interest in a 216-room select service hotel located in Queens, New York (the “Hampton Inn JFK Property”). The Hampton Inn JFK Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $45,000,000. The Hampton Inn JFK Mortgage Loan was originated on October 4, 2024 by UBS AG. The Hampton Inn JFK Mortgage Loan accrues interest at a fixed rate of 7.50000% per annum. The Hampton Inn JFK Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Hampton Inn JFK Mortgage Loan is October 6, 2029.

The Property. The Hampton Inn JFK Property is a 13-story, 216-room select service hotel located in Queens, New York. Built in 2001 and renovated in 2019, the Hampton Inn JFK Property is situated on an approximately 1.14-acre parcel with 42 parking spaces (0.19 spaces per room). The Hampton Inn JFK Property features 216 rooms consisting of 87 king rooms and 129 double/double rooms.

Hampton Inn JFK Property amenities include the 135 Lounge, complimentary hot breakfast, a fitness center featuring Peloton bikes, a business center, a guest laundry room, a sundries shop, free Wi-Fi, 1,050 square feet of meeting space,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 10 – Hampton Inn JFK

and a complimentary airport shuttle. The 135 Lounge is a restaurant and bar located in the lobby that offers a full bar and American bar food options. Room amenities include 55-inch flat-screen televisions with both cable and premium networks, a mini fridge, a large desk, and an ergonomic chair. According to the appraisal, the demand estimated segmentation is 56% leisure, 36% commercial, 5% extended stay and 3% meeting and group.

The Hampton Inn JFK Property is subject to a 15-year franchise agreement with Hilton Franchise Holding LLC, a wholly-owned subsidiary of Hilton Worldwide Holdings, Inc. (NYSE: HLT), which commenced in July 2018 and expires in July 2033 with no renewal options. The franchise agreement calls for a royalty fee of 6.0% of gross rooms revenue, and a program fee of 4.0% of gross rooms revenue.

Since acquiring the Hampton Inn JFK Property for approximately $59.8 million in July 2018, the borrower sponsors have invested approximately $2.3 million ($10,783 per room) on capital improvements and completed approximately $1.3 million in property improvement plan work in November 2023. Upgrades to the Hampton Inn JFK Property were made on the lobby, construction of the new kitchen, the bar and dining areas, the front desk relocation, the breakfast area, the fitness center and the meeting rooms.

The following table presents certain information relating to the operating history and underwritten cash flows of the Hampton Inn JFK Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	74.1%	85.4%	86.8%	90.4%	90.4%
ADR	$133.19	$174.49	$204.85	$222.19	$222.19
RevPAR	$98.64	$149.04	$177.73	$200.83	$200.83

Room Revenue	$7,776,582	$11,750,398	$14,012,266	$15,876,663	$15,876,663	$73,503	94.0%
Food & Beverage Revenue	0	179,501	376,424	559,078	559,078	2,588	3.3
Other Departmental Revenue(4)	308,571	348,617	382,267	447,642	447,642	2,072	2.7
Total Revenue	$8,085,153	$12,278,516	$14,770,957	$16,883,383	$16,883,383	$78,164	100.0%

Room Expenses	$2,215,926	$3,165,121	$3,530,773	$3,891,890	$3,891,890	$18,018	24.5%
Food & Beverage Expenses	0	182,966	281,587	375,800	375,800	1,740	67.2
Other Departmental Expenses	43,382	41,986	59,031	71,293	71,293	330	15.9
Departmental Expenses	$2,259,308	$3,390,073	$3,871,391	$4,338,983	$4,338,983	$20,088	25.7%

Departmental Profit	$5,825,845	$8,888,443	$10,899,566	$12,544,400	$12,544,400	$58,076	74.3%

Operating Expenses	$2,591,501	$3,546,422	$4,097,026	$4,280,431	$4,247,051	$19,662	25.2%
Gross Operating Profit	$3,234,344	$5,342,021	$6,802,540	$8,263,969	$8,297,349	$38,414	49.1%

Total Other Expenses	$1,574,629	$1,596,403	$1,724,219	$1,808,565	$1,925,693	$8,915	11.4%

Net Operating Income	$1,659,715	$3,745,618	$5,078,321	$6,455,404	$6,371,656	$29,498	37.7%
FF&E	0	0	0	0	675,335	3,127	4.0
Net Cash Flow	$1,659,715	$3,745,618	$5,078,321	$6,455,404	$5,696,320	$26,372	33.7%
(1)	TTM column represents the trailing 12-month period ending August 31, 2024.
(2)	Per Room values are based on 216 rooms.
(3)	% of Total Revenue column represents percent of Total Revenue except for Room Expenses, Food and Beverage Expenses and Other Departmental Expenses, which are based on their corresponding revenue line items.
(4)	Other Departmental Revenue primarily includes guest communications, laundry, parking fees, corner pantry and cancellation fees.

Environmental. According to the Phase I environmental site assessment dated August 13, 2024, there was no evidence of any recognized environmental conditions at the Hampton Inn JFK Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
120

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 10 – Hampton Inn JFK

Appraisal. According to the appraisal, the Hampton Inn JFK Property had an “as-is” appraised value of $74,100,000 as of August 7, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$74,100,000	7.48%
(1)	Source: Appraisal.

The Market. According to the appraisal, the Hampton Inn JFK Property is located in the Jamaica neighborhood of Queens, New York. The Hampton Inn JFK Property is located less than one mile north of the John F. Kennedy International Airport, approximately 14.8 miles east of Midtown Manhattan, approximately 9.9 miles south of LaGuardia Airport and approximately 6.8 miles south of Billie Jean King National Tennis Center. Access to the Hampton Inn JFK Property is primarily provided by major thoroughfares including the Van Wyck Expressway (I-678), JFK Expressway, and Belt Parkway. According to the appraisal, in addition to John F. Kennedy International Airport, demand generators nearby include Jamaica Hospital Medical Center, Charles Memorial Park, Baisley Pond Park, Resorts World New York City and Aqueduct Race Track.

John F. Kennedy International Airport ranks as the sixth busiest airport in the United States serving over 62.4 million passengers in 2023, a 13.2% increase from the prior year and just 0.2% lower than the number of passengers in pre-pandemic 2019, according to The Port Authority of New York & New Jersey. John F. Kennedy International Airport is undergoing an approximately $19 billion capital improvement plan to transform the current complex into a modern 21st-century hub. Construction of the new Terminal 1, a 2.4 million square foot, state-of-the-art facility with 23 gates, began in September 2022 and is set to open in 2026. The terminal will feature expansive, naturally lit public spaces, innovative technology, and over 300,000 square feet of dining, retail, and recreational space. The project also includes an approximately $1.5 billion expansion of Terminal 4 by Delta, construction of a new approximately $4.2 billion Terminal 6, and enhancements to Terminal 8 by American Airlines, which will offer over 60 dining and shopping options.

According to a third-party market research report, the estimated 2024 population within a one-, three- and five-mile radius of the Hampton Inn JFK Property is 40,717, 429,152 and 1,132,683, respectively. The estimated 2024 average household income within the same radii is $113,949, $107,567 and $110,661, respectively. According to a third-party market research report, owner-occupied households outpace renters within a 1-mile radius of the Hampton Inn JFK Property while there are more renters within a 3- and 5-mile radius of the Hampton Inn JFK Property.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Hampton Inn JFK Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Hampton Inn JFK Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 8/31/2022	77.1%	$171.68	$132.30	80.9%	$164.75	$133.34	105.0%	96.0%	100.8%
TTM 8/31/2023	83.8%	$199.78	$167.51	87.3%	$190.89	$166.65	104.1%	95.5%	99.5%
TTM 8/31/2024	87.2%	$223.62	$195.01	90.4%	$222.19	$200.83	103.6%	99.4%	103.0%
(1)	Source: Third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Hampton Inn JFK Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Courtyard New York JFK Airport (166 rooms), Fairfield Inn New York JFK Airport (110 rooms), Hampton Inn Rockville Centre (121 rooms), Hilton Garden Inn Queens/JFK Airport (192 rooms) and Holiday Inn Express Jamaica - JFK AirTrain - NYC (150 rooms).

The Borrower. The borrower is ASAP 135th Ave Jamaica, LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hampton Inn JFK Mortgage Loan.

The Borrower Sponsors. The non-recourse carveout guarantors and borrower sponsors are Frank Yuan, Jerome Edward Yuan, Paul Yuan and Norbert Yuan. Frank Yuan, Jerome Edward Yuan and Paul Yuan are the chief executive officer, chief

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 10 – Hampton Inn JFK

investment officer and chief operating officer, respectively, of ASAP Holdings (“ASAP”). ASAP is a private equity firm with a focus on acquiring hospitality and commercial real estate across the United States. Since its founding in 2010, ASAP has acquired over 34 hotels with a portfolio of approximately $2.0 billion in assets under management. As of July 2024, ASAP's portfolio included seven hotels located in Texas, Hawaii, California, Utah, and New York totaling 1,852 rooms, inclusive of the Hampton Inn JFK Property, along with three vacant land parcels for future projects. ASAP's current portfolio has an estimated value of $730.0 million. Three of the four guarantors (Frank Yuan, Jerome Edward Yuan and Norbert Yuan) are named defendants in a pending lawsuit (the “Urban Commons Lawsuit”) in which the plaintiffs seek damages in excess of $140 million in connection with the defendants’ alleged improper sale of stock pledged as collateral for a payment obligation to the plaintiffs. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus for more information regarding the Urban Commons Lawsuit.

Property Management. The Hampton Inn JFK Property is managed by Remington JFK Employers, LLC.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $457,399 for real estate taxes, (ii) $51,750 for immediate repairs and (iii) $250,000 for seasonality funds. In addition, the borrower is required to deposit (i) on or prior to September 30, 2025, $500,000 into a Guarantor Litigation Funds account (the “Guarantor Litigation Funds”), (ii) on or prior to the date that is seven days prior to November 3, 2025 or such earlier or later date that is set for trial by the applicable court (the “Guarantor Litigation Trial Start Date”), $500,000 and (iii) on each anniversary of the Guarantor Litigation Trial Start Date, an amount equal to $500,000. Notwithstanding the foregoing, the amount in the Guarantor Litigation Funds account is subject to a cap of $2,500,000. The Guarantor Litigation Funds will be held by the lender as additional collateral for the Hampton Inn JFK Mortgage Loan. In lieu of the cash deposits required to be delivered above, the borrower has the right to deposit one or more letters of credit in an amount equal to the amounts required to be deposited by the borrower.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $104,908 a month).

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages; provided, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender. At origination of the Hampton Inn JFK Mortgage Loan, an acceptable blanket policy was in place.

FF&E Reserve – On a monthly basis, the borrower is required to deposit an amount equal to the greater of (i) an amount equal to 1/12th of the aggregate amount required to be reserved under the management agreement and the franchise agreement, which currently equates to approximately $28,139 and (ii) the Minimum Cap Ex Deposit Amount. The “Minimum Cap Ex Deposit Amount” means (i) from November 6, 2024 through and including October 6, 2025, 2% of the gross income during the second calendar month preceding the calendar month in which such monthly payment date occurs, (ii) from November 6, 2025 through and including October 6, 2026, 3% of the gross income during the second calendar month preceding the calendar month in which such monthly payment date occurs and (iii) thereafter, 4% of the gross income during the second calendar month preceding the calendar month in which such monthly payment date occurs.

PIP Reserve – On each payment date during the continuance of a Franchise Trigger Event (as defined below), the borrower is required to deposit all excess cash to pay or reimburse the borrower for the costs and expenses of any work set forth in any PIP approved by the lender.

Seasonality Reserve – On each payment date occurring during April, May, June, July, August, September, October, November, December and January of each year beginning in April 2025, the borrower will deposit with the lender an amount equal to the quotient obtained by dividing (a) the Seasonality Reserve Aggregate Shortfall Amount (as defined below) by (b) 10, to provide some protection for payments due under the Hampton Inn JFK Mortgage Loan documents and budgeted operating expenses during seasonal periods when the rents may be reduced. At any time and from time to time, the lender may reassess its estimate of the amount necessary to pay seasonality shortfalls and may require the borrower to increase the monthly deposits required. The “Seasonality Reserve Aggregate Shortfall Amount” means, commencing in March 2025, the product of (a) the aggregate amount of all seasonality reserve monthly shortfall amounts for the immediately preceding 12 calendar month period, as calculated by the lender in March of each year, multiplied by (b) 1.25.

Lockbox / Cash Management. The Hampton Inn JFK Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Lockbox Trigger Event (as defined below), rents from the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BMO 2024-5C7
No. 10 – Hampton Inn JFK

Hampton Inn JFK Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within two business days of receipt. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Hampton Inn JFK Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Hampton Inn JFK Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Franchise Trigger Event has occurred and is continuing, to the PIP account, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing, to the lender-controlled excess cash flow account or (c) if no Franchise Trigger Event or Cash Sweep Trigger Event then exists, to an account designated by the borrower.

A “Lockbox Trigger Event” means a period commencing upon the earliest of (i) a Cash Management Trigger Event, (ii) the payment date immediately prior to the Guarantor Litigation Trial Start Date and (iii) August 30, 2025.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Hampton Inn JFK Mortgage Loan documents, (ii) any bankruptcy action involving the borrower, a managing member of the borrower (an “SPC Party”), the guarantors, the key principals or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.40x, (iv) the indictment for fraud or misappropriation of funds by the borrower, the guarantors, the key principals or an affiliated or third-party property manager, or any director or officer of the aforementioned parties (provided that, in the case of the third-party property manager or any officer or director of such third-party property manager, as applicable, such fraud or misappropriation of funds is related to the Hampton Inn JFK Property), (v) a Franchise Trigger Event or (vi) if the borrower fails to make any of the deposits into the Guarantor Litigation Funds account as and when they are required (a “Guarantor Litigation Trigger Event”) and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, if the filing is an involuntary bankruptcy filing against the borrower, any SPC Party, guarantors, or key principals, as applicable, and neither the applicable parties nor their affiliates solicited, consented to, acquiesced in or joined in such filing, the discharge or dismissal of such filing within 60 days of such filing; provided, that such filing does not materially increase such party’s monetary or material non-monetary obligations, materially and adversely affect the guarantors’ or key principals’ ability to perform their respective obligations under the Hampton Inn JFK Mortgage Loan documents, or materially and adversely affect the guarantors’ or key principals’ ability to exercise any authority granted to guarantors or key principals pursuant to any organizational documents of the borrower, any SPC Party or any person that controls the borrower or SPC party, and the borrower is not otherwise in default of the single purpose covenants or transfer provisions in the Hampton Inn JFK Mortgage Loan documents, (c) with respect to clause (ii) above, as it relates to a bankruptcy action of an affiliated property manager, the replacement of such property manager with a third party property manager in accordance with the Hampton Inn JFK Mortgage Loan documents or, if the applicable bankruptcy filing is involuntary and neither the affiliated property manager nor any affiliate of the affiliated property manager solicited, consented to, acquiesced or joined in such filing, the discharge or dismissal of such filing within 60 days; provided, that such filing does not materially and adversely affect such affiliated property manager’s ability to perform its obligations under the management agreement or any Hampton Inn JFK Mortgage Loan document to which it is a party, (d) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.50x for two consecutive calendar quarters, (e) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Hampton Inn JFK Mortgage Loan documents or (f) with respect to clause (v) above, the cure of a Franchise Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Hampton Inn JFK Mortgage Loan documents, (ii) any bankruptcy action involving the borrower, any SPC Party, the guarantors, the key principals or an affiliated property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.20x or (iv) a Guarantor Litigation Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, if the filing is an involuntary bankruptcy filing against the borrower, any SPC Party, guarantors, or key principals, as applicable, and neither the applicable parties nor their affiliates solicited, consented to, acquiesced in or joined in such filing, the discharge or dismissal of such filing within 60 days of such filing; provided that, such filing does not materially increase such party’s monetary or material non-monetary obligations, materially and adversely affect the guarantors’ or key principals’ ability to perform their respective obligations under the Hampton Inn JFK Mortgage Loan documents, or materially and adversely affect the guarantors’ or key principals’ ability to exercise any authority granted to guarantors or key principals pursuant to any organizational documents of the borrower, any SPC Party or any person that controls the borrower or SPC party, and the borrower is not otherwise in default of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
123

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 10 – Hampton Inn JFK

single purpose covenants or transfer provisions in the Hampton Inn JFK Mortgage Loan documents, (c) with respect to clause (ii) above, as it relates to a bankruptcy action of an affiliated property manager, the replacement of such property manager with a third party property manager in accordance with the Hampton Inn JFK Mortgage Loan documents or, if the applicable bankruptcy filing is involuntary and neither the affiliated property manager nor any affiliate of the affiliated property manager solicited, consented to, acquiesced or joined in such filing, the discharge or dismissal of such filing within 60 days; provided, that such filing does not materially and adversely affect such affiliated property manager’s ability to perform its obligations under the management agreement or any Hampton Inn JFK Mortgage Loan document to which it is a party or (d) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.30x for two consecutive calendar quarters.

A “Franchise Trigger Event” means a period commencing upon the occurrence of (i) the franchisor giving written notice to the borrower of its intention to terminate or not extend the franchise agreement, (ii) if, on or prior to the date that is six months prior to the then-applicable expiration date under the franchise agreement, the franchise agreement not being extended on terms and conditions reasonably acceptable to the lender, (iii) an event of default by the borrower or an affiliate of the borrower occurs under the franchise agreement, (iv) subject to clause (v) below, a material event of default by the franchisor occurs under the franchise agreement, (v) any bankruptcy action of the franchisor, (vi) the franchise agreement being terminated (in whole or in part) or is no longer in full force and effect or (vii) the franchisor requiring the borrower to perform or otherwise satisfy any PIP work.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
124

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 11 – 88 North 1st Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$43,200,000	Title:	Fee
Cut-off Date Principal Balance:	$43,200,000	Property Type - Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	4.5%	Net Rentable Area (Units):	46
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	North 1st Apartments LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsor:	Joel Schwartz	Occupancy(2):	100.0%
Interest Rate:	6.31000%	Occupancy Date:	9/27/2024
Note Date:	10/2/2024	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	96.3%
Amortization Type:	Interest Only	UW Revenues:	$3,824,293
Call Protection:	L(24),D(30),O(6)	UW Expenses:	$355,960
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,468,333
Additional Debt:	No	UW NCF:	$3,454,085
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$66,400,000 / $1,443,478
Additional Debt Type:	N/A	Appraisal Date:	9/23/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$939,130
Taxes:	$0	$53,489	N/A	Maturity Date Loan / Unit:	$939,130
Insurance:	$18,045	$3,609	N/A	Cut-off Date LTV:	65.1%
Replacement Reserves:	$0	$887	N/A	Maturity Date LTV:	65.1%
TI/LC:	$0	$300	N/A	UW NCF DSCR:	1.25x
Other Reserve(1):	$106,000	$0	N/A	UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,200,000	100.0%	Loan Payoff	$36,835,000	85.3%
			Return of Equity	4,931,519	11.4
			Closing Costs(4)	1,309,435	3.0
			Upfront Reserves	124,045	0.3
Total Sources	$43,200,000	100.0%	Total Uses	$43,200,000	100.0%
(1)	At origination, the borrower deposited into escrow $106,000 for free rent related to the &Pup lease. Such funds may be released to the borrower, upon the satisfaction of certain conditions, including, but not limited to, (i) &Pup having commenced paying full unabated rent and (ii) &Pup being open for business.
(2)	The 88 North 1st Street Property (as defined below) is comprised of (i) 46 residential units and (ii) 7,210 square feet of commercial that is leased to &Pup. &Pup has executed a lease and taken possession of its space. &Pup has two months of free rent, which rent was reserved at origination of the 88 North 1st Street Mortgage Loan (as defined below). The borrower sponsor anticipates that &Pup will open for business in the first quarter of 2025. Additionally, the 88 North 1st Street Mortgage Loan is structured with $10.0 million of personal recourse to the borrower sponsor until such time that the borrower provides satisfactory evidence that, among other things, &Pup has commenced paying full rent and is open for business.
(3)	The 88 North 1st Street Property was built in 2024. Historical financial information is not available.
(4)	Closing Costs include an interest rate buy-down credit of $328,320.

The Loan. The eleventh largest mortgage loan (the “88 North 1st Street Mortgage Loan”) is secured by the borrower’s fee interest in a mid-rise multifamily building with ground-floor and below-grade retail property located in Brooklyn, New York (the “88 North 1st Street Property”). The 88 North 1st Street Mortgage Loan was originated on October 2, 2024 by Starwood Mortgage Capital LLC. The 88 North 1st Street Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $43.2 million, has a five-year term, accrues interest at a fixed rate of 6.31000% per annum on an Actual/360 basis and is interest-only for the loan term. The scheduled maturity date of the 88 North 1st Street Mortgage Loan is October 6, 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
125

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 11 – 88 North 1st Street

The Property. The 88 North 1st Street Property is a newly developed 46-unit mid-rise multifamily property completed in 2024. The 88 North 1st Street Property unit mix includes 11 studios, 13 one-bedroom units, and 22 two-bedroom units. Of the 46 units at the 88 North 1st Street Property, 14 units are designated for affordable housing. As of September 27, 2024, the multifamily component of the 88 North 1st Street Property was 100.0% occupied. The 88 North 1st Street Property also has 7,210 square feet of ground-floor and below-grade commercial space that is currently leased to &Pup.

The commercial tenant &Pup recently executed a seven-year lease at a rate of $88.21 per square foot ($636,000 per annum) and has a current expiration date in September 2031. &Pup has taken possession of its space and is required to commence paying rent following a two-month free rent period. At origination of the 88 North 1st Street Mortgage Loan, the borrower deposited with the lender $106,000 in connection with the free rent period. Additionally, the borrower sponsor has $10.0 million of personal recourse until such time that &Pup is (i) paying full rent and (ii) open for business. The borrower sponsor has also entered into a master lease agreement with the borrower related to the &Pup space. If at any time &Pup fails to perform its obligations under its lease or the commercial space is not leased, the borrower sponsor is required to make payments under the master lease equal to the contractual rent set forth under the &Pup lease, but not less than $636,000 per annum.

The borrower sponsor acquired the 88 North 1st Street Property in April 2022 for $11.0 million. At the time of the acquisition, the site consisted of a commercial building. Additionally, the borrower sponsor acquired transferable inclusionary development rights for $1.981 million, which allowed for 8,359 square feet of additional buildable area to be constructed with the redevelopment of the 88 North 1st Street Property. The borrower sponsor completed the 88 North 1st Street Property at a cost of approximately $30.455 million which equates to a total cost basis of approximately $50.633 million.

The borrower has applied for a 35-year 421-a tax abatement under the NYC Department of Housing Preservation & Development’s 421-a tax abatement program. In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30% of the units (which is equal to 14 units) at the 88 North 1st Street Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. The 421-a tax abatement provides (i) a 100% tax exemption for the first 25 years and (ii) a 30.43% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending and the abatement period has not yet started. The full unabated estimated taxes for the 2024/2025 tax year are $641,870 compared to the underwritten abated taxes of $61,705.

The 88 North 1st Street Mortgage Loan will be fully recourse to the borrower and the guarantor until such time that the 421-a tax exemption has been approved and is in place at the 88 North 1st Street Property. Additionally, if at any time the borrower fails to maintain the 421-a tax exemption, the 88 North 1st Street Mortgage Loan will become fully recourse to the borrower and the guarantor.

The following table presents certain information with respect to the units at the 88 North 1st Street Property:

88 North 1st Street Unit Summary
Unit Type	No. of Units(1)	% of Total	Occupied Collateral Units(1)	% of Units Occupied(1)	Average Unit Size (SF)(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate per SF(2)	Average Monthly Market Rental Rate(1)	Average Monthly Market Rental Rate per SF(1)
Studio – Affordable	11	23.9%	11	100.0%	420	$3,088	$7.36	$3,088	$7.35
1 BR	10	21.7	10	100.0	616	$5,847	$9.49	$5,638	$9.15
1 BR – Affordable	3	6.5	3	100.0	549	$3,298	$6.01	$3,298	$6.01
2 BR	22	47.8	22	100.0	925	$7,806	$8.45	$7,865	$8.51
Total/Wtd. Avg.	46	100.0%	46	100.0%	712	$5,958	$8.25	$5,941	$8.21
(1)	Based on the borrower rent roll dated September 27, 2024.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
126

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 11 – 88 North 1st Street

The following table presents certain information relating to the sole commercial tenant at the 88 North 1st Street Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
&Pup(2)	NR / NR / NR	7,210	100.0%	$88.21	$636,000	100.0%	9/8/2031
Occupied Collateral Total / Wtd. Avg.		7,210	100.0%	$88.21	$636,000	100.0%

Vacant Space		0	0.0%

Collateral Total		7,210	100.0%

(1)	Based on the underwritten rent roll dated September 27, 2024.
(2)	&Pup has taken possession of its space and is required to commence paying rent following a two-month free rent period. At origination of the 88 North 1st Street Mortgage Loan, the borrower deposited with the lender $106,000 in connection with the free rent period. Additionally, the borrower sponsor has $10.0 million of personal recourse until such time that &Pup is (i) paying full rent and (ii) open for business. The borrower sponsor has also entered into a master lease agreement with the borrower related to the &Pup space. If at any time &Pup fails to perform its obligations under its lease or the commercial space is not leased, the borrower sponsor is required to make payments under the master lease equal to the contractual rent set forth under the &Pup lease, but not less than $636,000 per annum.

The following table presents certain information relating to the lease rollover schedule at the 88 North 1st Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	1	7,210	100.0	636,000	100.0		7,210	100.0%	$636,000	100.0%
2032	0	0	0.0	0	0.0		7,210	100.0%	$636,000	100.0%
2033	0	0	0.0	0	0.0		7,210	100.0%	$636,000	100.0%
2034	0	0	0.0	0	0.0		7,210	100.0%	$636,000	100.0%
2035 & Beyond	0	0	0.0	0	0.0		7,210	100.0%	$636,000	100.0%
Total	1	7,210	100.0%	$636,000	100.0%
(1)	Based on the underwritten rent roll dated September 27, 2024.

The following table presents certain information with respect to the historical and current occupancy of the 88 North 1st Street Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancy is not available as the 88 North 1st Street Property was built in 2024.
(2)	Current Occupancy is as of September 27, 2024.

Environmental. According to a Phase I environmental assessment dated August 1, 2024, there was no evidence of any recognized environmental conditions at the 88 North 1st Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
127

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 11 – 88 North 1st Street

The Market. The 88 North 1st Street Property is located in Brooklyn, New York. According to the appraisal, the 88 North 1st Street Property is located in the Williamsburg multifamily submarket. According to the appraisal, the Williamsburg multifamily submarket has a vacancy rate of approximately 3.9% and average asking rents of $4,236 per unit as of the second quarter of 2024. Within a one-, three- and five-mile radius of the 88 North 1st Street Property, the estimated 2024 population is 146,628, 1,326,449 and 3,035,412, respectively. Within the same radii, the estimated 2024 average annual household income is $117,944, $133,384 and $126,370, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the 88 North 1st Street Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
88 North 1st Street(2) Brooklyn, NY	2024 / NAP	100.0%	46	Studio – Affordable 1BR 1BR – Affordable 2BR	420 616 549 924	$7.35 $9.15 $6.01 $8.51	$3,088 $5,638 $3,298 $7,865
146 South 4th Street Brooklyn, NY	2011 / NAP	100.0%	114	Studio	414	$8.94	$3,700
184 Kent Avenue Brooklyn, NY	1914 / 2007	95.0%	335	Studio 2BR	477 942	$7.34 $7.54	$3,500 $7,100
625 Driggs Avenue Brooklyn, NY	2019 / NAP	100.0%	6	Studio	500	$7.59	$3,795
347 Berry Street Brooklyn, NY	1950 / 2014	95.8%	24	Studio	548	$6.30	$3,450
34 Berry Street Brooklyn, NY	2008 / NAP	98.6%	142	Studio	512	$6.91	$3,540
22 North 6th Street Brooklyn, NY	2006 / NAP	98.1%	359	1BR	681	$7.93	$5,400
50 North 5th Street Brooklyn, NY	2012 / NAP	98.7%	232	1BR	662	$7.95	$5,265
171 North 1st Street Brooklyn, NY	2021 / NAP	87.7%	57	1BR 2BR	641 1,139	$8.58 $8.52	$5,500 $9,700
110 North 1st Street Brooklyn, NY	2022 / NAP	89.5%	38	1BR	644	$9.16	$5,900
101 Bedford Avenue Brooklyn, NY	2008 / 2013	99.1%	351	1BR	880	$7.99	$7,027
57 Metropolitan Avenue Brooklyn, NY	2018 / NAP	99.0%	96	1BR	500	$13.46	$6,730
33 Frost Street Brooklyn, NY	2019 / NAP	100.0%	8	2BR	1,129	$8.64	$9,750
135 North 11th Street Brooklyn, NY	2011 / NAP	93.0%	57	2BR	918	$9.26	$8,500

(1)	Source: Appraisal, unless otherwise indicated. Comparables reflect market rate units.
(2)	Based on the borrower rent roll dated September 27, 2024 or as otherwise provided by the borrower.

According to the appraisal, the 88 North 1st Street Property is located within the North Brooklyn retail submarket. As of the second quarter of 2024, the North Brooklyn retail submarket had a vacancy rate of 3.0% and market rent of $54.45 per square foot. The appraisal determined a blended market rent of $88.59 per square foot ($155.00 per square foot for ground floor and $45.00 per square foot for cellar space) for the &Pup space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
128

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 11 – 88 North 1st Street

The following table presents retail rental data for comparable retail property leases with respect to the 88 North 1st Street Property as identified in the appraisal:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
88 North 1st Street Brooklyn, NY	2024 / NAP	100.0%	7,210	&Pup	7,210	$88.21	Sep-2024	7.0	MG
510 Driggs Avenue Brooklyn, NY	NAV	NAV	NAV	Barry’s Boot Camp (Ground Floor)	5,203	$150.00	Jun-2024	10.7	MG
79 Grand Street Brooklyn, NY	NAV	NAV	NAV	Travis Teddeo (Ground Floor)	1,800	$175.00	Apr-2023	NAV	MG
167 Grand Street Brooklyn, NY	NAV	NAV	NAV	Not Reported (Ground Floor)	1,250	$125.00	Jan-2023	NAV	MG
1000 Lorimer Street Brooklyn, NY	NAV	NAV	NAV	Confidential (Ground Floor)	5,000	$115.00	Jan-2023	11.0	MG
106 North 3rd Street Brooklyn, NY	NAV	NAV	NAV	Williamsburg Athletic (Cellar)	2,100	$45.00	Nov-2023	10.0	MG
126 Harrison Avenue Brooklyn, NY	NAV	NAV	NAV	Confidential (Cellar)	2,300	$52.17	Jun-2023	10.0	MG
49 Wyckoff Avenue Brooklyn, NY	NAV	NAV	NAV	Gym (Cellar)	9,500	$25.00	Mar-2023	14.7	MG
56 North 9th Street Brooklyn, NY	NAV	NAV	NAV	Below Grade (Cellar)	11,670	$45.00	May-2022	10.0	MG
(1)	Source: Appraisal, except for the 88 North 1st Street Property, which information is based on the underwritten rent roll dated September 27, 2024.

The following table presents certain information with respect to the underwritten cash flow of the 88 North 1st Street Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Unit	%(2)
Gross Potential Rent – Residential	$3,279,144	$71,286	83.8%
Gross Potential Rent – Commercial	636,000	13,826	16.2
Net Rental Income	$3,915,144	$85,112	100.0%
(Vacancy/Credit Loss)	(143,291)	(3,115)	(3.7)
Laundry Income	41,400	900	1.1
Other Income	11,040	240	0.3
Effective Gross Income	$3,824,293	$83,137	97.7%

Total Expenses	$355,960	$7,738	9.3%

Net Operating Income	$3,468,333	$75,399	90.7%

Replacement Reserves	10,642	231	0.3
TI/LC	3,606	78	0.1
Net Cash Flow	$3,454,085	$75,089	90.3%
(1)	The 88 North 1st Street Property was completed in 2024 and historical financial information is not available.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
129

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 12 – The Summit
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$37,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$37,000,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	3.9%	Net Rentable Area (Units)(2):	102
Loan Purpose:	Refinance	Location:	Jersey City, NJ
Borrower:	Park Halb DE LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsor:	Mordechai Halberstam	Occupancy:	97.1%
Interest Rate:	5.24700%	Occupancy Date:	9/16/2024
Note Date:	9/17/2024	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	10/1/2029	3rd Most Recent NOI (As of)(3):	NAV
Interest-Only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	$2,151,078 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	94.3%
Amortization Type:	Interest Only	UW Revenues:	$4,731,230
Call Protection:	L(13),YM1(40),O(7)	UW Expenses:	$1,194,433
Lockbox / Cash Management:	Springing / Springing	UW NOI(4):	$3,536,797
Additional Debt:	No	UW NCF:	$3,511,177
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$60,300,000 / $591,176
Additional Debt Type:	N/A	Appraisal Date:	7/18/2024
Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$362,745
Taxes:	$374,711	$64,325	N/A	Maturity Date Loan / Unit:	$362,745
Insurance:	$34,862	$6,972	N/A	Cut-off Date LTV(1):	58.9%
Replacement Reserve:	$0	$2,135	N/A	Maturity Date LTV(1):	58.9%
TI/LC Reserve:	$0	$0	N/A	UW NCF DSCR:	1.78x
Other Reserves(1):	$1,500,000	$0	N/A	UW NOI Debt Yield(1):	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,000,000	100.0%	Loan Payoff	$26,192,492	70.8%
			Return of Equity	7,883,139	21.3
			Reserves	1,909,573	5.2
			Closing Costs(5)	1,014,795	2.7
Total Sources	$37,000,000	100.0%	Total Uses	$37,000,000	100.0%
(1)	At the origination of The Summit Mortgage Loan (as defined below), the borrower deposited $1,500,000 into a performance reserve, to be released no more than once per quarter commencing on January 1, 2025 and continuing up to and including October 31, 2027. The requested amount may not be less than $250,000 (unless the balance then on deposit in the performance reserve subaccount is less than $250,000 and such request is for the entire balance) and must be accompanied by an operating statement for the twelve month period ended at the end of the most recently completed calendar month. If the lender determines the net cash flow debt yield equals or exceeds 9.89% (the “Performance Debt Yield”), then, provided, no default, event of default or cash management period exists, the lender will disburse the requested performance disbursement amount to the borrower; provided, that immediately after such disbursement by the lender the debt yield will not be below the Performance Debt Yield. Notwithstanding the foregoing, if on October 31, 2027, there are any funds remaining in the performance reserve subaccount, the lender will have the right to apply such funds to prepay the outstanding principal balance of The Summit Mortgage Loan in any order and priority. In connection with any such prepayment, the borrower is required to pay to the lender the yield maintenance premium on the amount being prepaid. The Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield are based on the assumed The Summit Mortgage Loan Cut-off Date Balance of $35,500,000, which is net of the $1,500,000 performance reserve. Assuming the gross The Summit Mortgage Loan Cut-off Date Balance of $37,000,000, the Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield calculations are 61.4%, 61.4% and 9.6%, respectively.
(2)	The Summit Property (as defined below) consists of 99 multifamily units and three commercial units representing 5,800 square feet of retail space.
(3)	Historical NOIs are not available as The Summit Property was built in 2023.
(4)	The increase in UW NOI from the Most Recent NOI is primarily attributed to The Summit Property being in lease-up. The Summit Property was delivered in 2023.
(5)	Closing Costs includes an interest rate buy-down fee of approximately $500,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
130

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 12 – The Summit

The Loan. The twelfth largest mortgage loan (“The Summit Mortgage Loan”) is secured by the borrower’s fee simple interest in a mid-rise multifamily property located in Jersey City, New Jersey (“The Summit Property”). The Summit Mortgage Loan was originated on September 17, 2024 by Societe Generale Financial Corporation. The Summit Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $37,000,000, has a five-year term, accrues interest at a rate of 5.24700% per annum on an Actual/360 basis and is interest only for the term of the loan. The scheduled maturity date of The Summit Mortgage Loan is October 1, 2029.

The Property. The Summit Property is a recently constructed mid-rise multifamily property located within the McGuinley Square neighborhood of Jersey City. The Summit Property unit mix includes 69 two-bedroom units, 30 three-bedroom units and three commercial units representing 5,800 square feet of commercial space leased to Hidden Grounds LLC (2,000 square feet) and NT Management NY Corp (1,800 square feet), with the remaining commercial space currently vacant. Unit amenities include a stainless steel appliance package, a stackable washer/dryer, wide plank hardwood flooring, stone countertops and oversized windows. The Summit Property features a furnished rooftop terrace with multiple lounge spaces, a co-working space, a fitness center with locker rooms, bicycle and stroller/scooter rooms, a virtual doorman system and a package room. Parking is provided via 75 garage parking spaces resulting in a parking ratio of approximately 0.76 spaces per unit. As of the September 16, 2024 rent roll, The Summit Property was 97.1% occupied on a per unit basis when including two of the three commercial retail spaces.

The following table presents detailed information with respect to the unit mix of The Summit Property:

The Summit Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Avg. Monthly Rental Rate(2)	Monthly Rental Rate per SF(2)
Two Bedroom	69	69.7%	67	97.1%	1,087	$3,684	$3.39
Three Bedroom	30	30.3	30	100.0%	1,219	$4,441	$3.64
Total/Wtd. Avg.	99	100.0%	97	98.0%	1,127	$3,918	$3.47
(1)	Based on the rent roll dated September 16, 2024.
(2)	Avg. Monthly Rental Rate Per Unit is calculated using the in-place rent of the Occupied Units.

Environmental. According to the Phase I environmental assessment dated July 23, 2024, there is no evidence of any recognized environmental conditions at The Summit Property.

The following table presents certain information relating to the historical and current occupancy of The Summit Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)(3)
NAV	NAV	NAV	97.1%
(1)	Historical Occupancies are unavailable as The Summit Property was built in 2023.
(2)	Current Occupancy represent occupancy for the multifamily and commercial units.
(3)	Current Occupancy is as of September 16, 2024.

The Market. The Summit Property is located in Jersey City, New Jersey within the McGuinley Square neighborhood. The Summit Property’s neighborhood consists of residential and commercial land uses and includes a mixture of mixed-use buildings, apartments buildings, industrial sites and single-family homes. The Summit Property provides unobstructed views of Manhattan, the Hudson River and the Statue of Liberty.

McGinley Square is located in the heart of Jersey City just south of Journal Square. McGinley Square features a variety of locally owned retail establishments located along the intersection of Bergen Avenue and Montgomery Street. Saint Peter’s College is located along Kennedy Boulevard and Montgomery Street, the primary institution in the McGinley Square neighborhood. Saint Peter’s College has an expanding student enrollment and, together with Jersey City, has recently completed the construction of a pedestrian overpass connecting Saint Peter’s College buildings on both sides of Kennedy Boulevard. McGinley Square is located approximately 0.8 miles south of Journal Squared, a three-tower, mixed use development located adjacent to the Journal Square Path station and is anticipated to feature 1,838 rental residences and 36,000 square feet of retail and restaurant space in 53-, 60- and 70-story towers. Public transportation is provided via The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
131

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 12 – The Summit

Port Authority Trans-Hudson (“PATH”) system, which provides subway and train lines to New York City with service to midtown and downtown Manhattan. On the New Jersey side of the river, PATH stations are located in Hoboken, Jersey City, Harrison and Newark. According to the appraisal, the 2023 population within a one- and three-mile radius of The Summit Property was 90,615 and 414,428, respectively. The 2023 average household income within the same radii was $106,320 and $163,975.

According to the appraisal, The Summit Property is located within the Newark Metro apartment market. As of the first quarter of 2024, the Newark Metro apartment market contained 562,449 units, with a vacancy rate of 3.7%. As of the first quarter of 2024, the Newark Metro apartment market reported an effective rent of $2,672 per unit. As of the first quarter of 2024, there were 2,204 units completed and there was a positive net absorption of 786 units within the Newark Metro apartment market. According to the appraisal, The Summit Property is located within the Jersey City apartment submarket. As of the first quarter of 2024, the Jersey City apartment submarket contained 77,753 units, with a vacancy rate of 3.9%. As of the first quarter of 2024, the Jersey City apartment submarket reported an effective rent of $3,670 per unit. As of the first quarter of 2024, there were 523 units completed with a positive net absorption of 293 units within the Newark Metro apartment market.

The following table presents certain information relating to comparable multifamily rental properties to The Summit Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The Summit 136-144 Summit Avenue Jersey City, NJ(2)	2023 / NAP	97.1%(2)	99(2)	Two Bedroom Three Bedroom	1,087(2) 1,219(2)	$3.39(2) $3.64(2)	$3,684(2) $4,441(2)
MRK 97 Newkirk Stret Jersey City, NJ	2020 / NAP	97.1%	132	Two Bedroom Three Bedroom	676 1,235	$5.18 $4.06	$3,505 $5,008
99 Storms Avenue 99 Storms Avenue Jersey City, NJ	2024 / NAP	98.5%	50	Two Bedroom	1,050	$3.01	$3,162
Altura 198 Academy Street Jersey City, NJ	2019 / NAP	98.6%	69	Two Bedroom Three Bedroom	992 1,171	$2.87 $2.99	$2,843 $3,500
Solaris Lofts 65 Maple Street Jersey City, NJ	2019 / NAP	94.5%	72	Two Bedroom Three Bedroom	1,008 1,165	$3.37 $3.53	$3,395 $4,114
Conifer Flats 331 Pine Street Jersey City, NJ	2020 / NAP	100.0%	98	Two Bedroom Three Bedroom	1,083 1,402	$2.60 $2.58	$2,817 $3,622
Jasmin Terrace II 412-416 Whiton Street Jersey City, NJ	2024 / NAP	NAV	56	Two Bedroom Three Bedroom	828 1,179	$3.86 $3.20	$3,194 $3,778
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 16, 2024 for the multifamily units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
132

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 12 – The Summit

The following table presents certain information relating to the operating history and underwritten cash flow of The Summit Property:

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$2,900,793	$4,650,659	$45,595	92.6%
Parking Income	88,960	167,400	1,641	3.3
Other Income(3)	49,992	201,704	1,977	4.0
Gross Potential Income	$3,039,745	$5,019,763	$49,213	100.0%
Total Reimbursements	0	0	0	0.0
Net Rental Income	$3,039,745	$5,019,763	$49,213	100.0%
(Vacancy/Credit Loss)(4)	0	(288,533)	(2,829)	(5.7)
Effective Gross Income	$3,039,745	$4,731,230	$46,385	94.3%
Total Expenses	$888,667	$1,194,433	$11,710	25.2%
Net Operating Income	$2,151,078	$3,536,797	$34,674	74.8%
Replacement Reserves	0	25,620	251	0.5%
Net Cash Flow	$2,151,078	$3,511,177	$34,423	74.2%
(1)	TTM column represents the trailing 12 months ending June 2024.
(2)	% column represents percent of Total Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income represents in place commercial space income for the two ground floor units, totaling 3,800 square feet leased to Hidden Grounds LLC and NT Management NY Corp., plus recoveries per the tenant leases.
(4)	Underwritten Vacancy/Credit Loss represents the underwritten economic vacancy of 5.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
133

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 13 – AL & SC Multifamily Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$30,350,000	Title:	Fee
Cut-off Date Principal Balance:	$30,350,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	3.2%	Net Rentable Area (Units):	513
Loan Purpose:	Refinance	Location(3):	Various, Various
Borrowers:	3400 Treeline Court Associates LLC; 1 Hampton Place Associates, LLC; Contour Silver Creek LLC; Broadway Investment Associates LLC	Year Built / Renovated(3):	Various / Various
Borrower Sponsors:	David Dedvukaj and Joseph Anthony Nathan	Occupancy:	95.1%
Interest Rate:	7.03000%	Occupancy Date:	9/24/2024
Note Date:	10/7/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$2,924,741 (12/31/2022)
Interest-only Period(1):	61 months	2nd Most Recent NOI (As of):	$3,113,917 (12/31/2023)
Original Term(1):	61 months	Most Recent NOI (As of):	$3,012,277 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	92.1%
Amortization Type:	Interest Only	UW Revenues:	$5,332,116
Call Protection(1):	L(24),D(30),O(7)	UW Expenses:	$2,415,605
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,916,510
Additional Debt:	No	UW NCF:	$2,782,457
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$51,950,000 / $101,267
Additional Debt Type:	NAP	Appraisal Date(4):	Various

Escrows and Reserves(2)
	Initial	Monthly	Initial Cap
Taxes:	$109,168	$54,584	NAP
Insurance:	$32,944	$32,944	NAP
Replacement Reserves:	$0	$11,171	NAP
Deferred Maintenance:	$28,750	$0	NAP

Financial Information
Cut-off Date Loan / Unit:	$59,162
Maturity Date Loan / Unit:	$59,162
Cut-off Date LTV:	58.4%
Maturity Date LTV:	58.4%
UW NCF DSCR:	1.29x
UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,350,000	100.0%	Loan Payoff	$26,062,817	85.9%
			Closing Costs	2,106,362	6.9
			Sponsor Equity	2,009,958	6.6
			Upfront Reserves	170,863	0.6
Total Sources	$30,350,000	100.0%	Total Uses	$30,350,000	100.0%
(1)	The first payment date of the AL & SC Multifamily Portfolio Mortgage Loan (as defined below) is December 6, 2024. On the closing date of the BMO 2024-5C7 securitization, Citi Real Estate Funding Inc. (“CREFI”) will contribute an initial interest deposit amount to the issuing entity to cover one month’s interest that would have accrued with respect to the AL & SC Multifamily Portfolio Mortgage Loan at the related net mortgage rate, and each of Interest Only Period, Original Term, and Call Protection reflects the foregoing.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	See “Portfolio Summary” below.
(4)	Appraisal Dates range from June 27, 2024 to June 28, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
134

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 13 – AL & SC Multifamily Portfolio

The Loan. The thirteenth largest mortgage loan (the “AL & SC Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in a portfolio of four garden-style multifamily properties totaling 513 units located in Hoover, Alabama and Greenville, South Carolina (the “AL & SC Multifamily Portfolio Properties”). The AL & SC Multifamily Portfolio Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $30,350,000. The AL & SC Multifamily Portfolio Mortgage Loan was originated on October 7, 2024 by CREFI and accrues interest at a fixed rate of 7.03000% per annum. The AL & SC Multifamily Portfolio Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the AL & SC Multifamily Portfolio Mortgage Loan is November 6, 2029.

The Properties. The AL & SC Multifamily Portfolio Properties are comprised of a portfolio of four garden-style multifamily properties totaling 513 units located in Hoover, Alabama and Greenville, South Carolina.

The following table presents certain information relating to the four properties that comprise the AL & SC Multifamily Portfolio:

	Portfolio Summary
Property Name	City, State	Year Built / Renovation(1)	Number of Units(2)	Total Occ. %(2)	Allocated Cut-off Date Balance	As-is Appraised Value(1)	UW NOI	% of UW NOI
Lorna Place Apartments	Hoover, AL	1973 / 2020 - 2024	149	92.6%	$9,600,000	$15,800,000	$1,025,643	35.2%
The Place at Galleria	Hoover, AL	1977 / 2020 - 2024	150	96.7%	$9,100,000	$16,100,000	$780,792	26.8%
Silver Creek Apartments	Greenville, SC	1978 / 2023	150	95.3%	$8,525,000	$14,700,000	$774,127	26.5%
Broadway Apartments	Greenville, SC	1973 / 2023	64	96.9%	$3,125,000	$5,350,000	$335,949	11.5%
Total/ Wtd. Avg			513	95.1%	$30,350,000	$51,950,000	$2,916,510	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated September 24, 2024.

Lorna Place Apartments

The Lorna Place Apartments property is located at 3400 Treeline Court in Hoover, Alabama (the “Lorna Place Apartments Property”). The Lorna Place Apartments Property is a 149-unit, garden-style apartment community, that was constructed in 1973, renovated from 2020-2024, and is situated on a 9.01-acre site. The Lorna Place Apartments Property consists of a mix of 1BR, 2BR and 3BR units, with an average unit size of 845 SF, and an average in-place rent of $991 per month. The unit-mix is comprised of 79 1BR/1BA units, 58 2BR/1BA flats and townhouses, and 12 3BR/2BA townhouses. As of September 24, 2024, the Lorna Place Apartments Property was 92.6% leased. The borrower sponsors have invested approximately $1.5 million in renovations, which included new windows, new roofs, parking lot repairs, building exterior upgrades, updated clubhouse/leasing lobby as well as renovating 37 units (24.8% of units) with updated kitchens, bathrooms and floors.

The Place at Galleria

The Place at Galleria property is located at 1 Hampton Place in Hoover, Alabama (the “Place at Galleria Property”). The Place at Galleria Property is a 150-unit, garden-style apartment community, that was constructed in 1977, renovated from 2020-2024, and is situated on an 8.37-acre site. The Place at Galleria Property consists of a mix of 1BR, 2BR and 3BR units, with an average unit size of 892 SF, and an average in-place rent of $993 per month. The unit-mix is comprised of 64 1BR/1BA units, 78 2BR/1.5BA units, and eight 3BR/2.5BA units. As of September 24, 2024, the Place at Galleria Property was 96.7% leased. The borrower sponsors have invested approximately $2.0 million in renovations, which included new windows, new roofs, parking lot repairs, building exterior upgrades, updated clubhouse/leasing lobby as well as renovating 38 units (25.3% of units) with updated kitchens, bathrooms and floors.

Silver Creek Apartments

The Silver Creek Apartments property is located at 100 Ashe Drive in Greenville, South Carolina (the “Silver Creek Apartments Property”). The Silver Creek Apartments Property is a 150-unit, garden-style apartment community, that was constructed in 1978, renovated in 2023, and is situated on a 13.09-acre site. The Silver Creek Apartments Property consists of a mix of 1BR, 2BR and 3BR units, with an average unit size of 690 SF, and an average in-place rent of $902 per month. The unit-mix is comprised of 14 1BR/1BA units, 101 2BR/1BA units, and 35 3BR/1BA units. As of September 24, 2024, the Silver Creek Apartments Property was 95.3% leased. The borrower sponsors have invested approximately $1.8 million in renovations, which included new windows, new roofs, parking lot repairs, building exterior upgrades, as well as renovations to approximately 20 units (13.3% of units) at the Silver Creek Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
135

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 13 – AL & SC Multifamily Portfolio

Broadway Apartments

The Broadway Apartments property is located at 11 Broadway Drive in Greenville, South Carolina (the “Broadway Apartments Property”). The Broadway Apartments Property is a 64-unit, garden-style apartment community that was constructed in 1973, renovated in 2023, and is situated on a 4.80-acre site. The Broadway Apartments Property consists of a mix of 1BR and 2BR units, with an average unit size of 631 SF, and an average in-place rent of $745 per month. The unit-mix is comprised of 40 1BR/1BA units and 24 2BR/1BA units. As of September 24, 2024, the Broadway Apartments Property was 96.9% leased. The borrower sponsors have invested approximately $800,000 in renovations, which included new windows, new roofs, parking lot repairs, building exterior upgrades, as well as renovations to approximately 10 units (15.6% of units) at the Broadway Apartments Property.

The following tables present certain information relating to the unit mix at the AL & SC Multifamily Portfolio Properties:

AL & SC Multifamily Portfolio Consolidated Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1 BR / 1 BA	147	28.7%	139	94.6%	671	$851	$947
1 BR / 1 BA - Renovated	50	9.7%	47	94.0%	697	$914	$1,103
2 BR / 1 BA	159	31.0%	150	94.3%	786	$942	$1,003
2 BR / 1 BA - Renovated	24	4.7%	24	100.0%	806	$901	$1,058
2 BR / 1.5 BA	62	12.1%	60	96.8%	941	$988	$1,200
2 BR / 1.5 BA - Renovated	16	3.1%	16	100.0%	956	$1,047	$1,275
3 BR / 1 BA	29	5.7%	28	96.6%	744	$955	$1,050
3 BR / 1 BA - Renovated	6	1.2%	5	83.3%	744	$975	$1,150
3 BR / 2 BA	8	1.6%	8	100.0%	1,200	$1,211	$1,300
3 BR / 2 BA - Renovated	4	0.8%	4	100.0%	1,200	$1,219	$1,400
3 BR / 2.5 BA	3	0.6%	3	100.0%	1,449	$1,288	$1,350
3 BR / 2.5 BA - Renovated	5	1.0%	4	80.0%	1,449	$1,415	$1,600
Total/Wtd. Avg.	513	100.0%	488	95.1%	787	$934	$1,052
(1)	Based on the underwritten rent rolls dated September 24, 2024. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
136

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 13 – AL & SC Multifamily Portfolio

AL & SC Multifamily Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(2)	Average Monthly Market Rent Per Unit(3)
Lorna Place Apartments
1 BR / 1 BA	54	36.2%	92.6%	700	$882	$950
1 BR / 1 BA - Renovated	25	16.8%	92.0%	700	$933	$1,125
2 BR / 1 BA	50	33.6%	90.0%	966	$1,075	$1,200
2 BR / 1 BA - Renovated	8	5.4%	100.0%	988	$1,028	$1,250
3 BR / 2 BA	8	5.4%	100.0%	1200	$1,211	$1,300
3 BR / 2 BA - Renovated	4	2.7%	100.0%	1200	$1,219	$1,400
Property Total	149	100.0%	92.6%	845	$991	$1,110
The Place at Galleria
1 BR / 1 BA	47	31.3%	97.9%	756	$940	$1,125
1 BR / 1 BA - Renovated	17	11.3%	94.1%	766	$954	$1,195
2 BR / 1.5 BA	62	41.3%	96.8%	941	$1,040	$1,200
2 BR / 1.5 BA - Renovated	16	10.7%	100.0%	956	$1,047	$1,275
3 BR / 2.5 BA	3	2.0%	100.0%	1449	$1,288	$1,350
3 BR / 2.5 BA - Renovated	5	3.3%	80.0%	1449	$1,415	$1,600
Property Total	150	100.0%	96.7%	892	$1,014	$1,200
Silver Creek Apartments
1 BR / 1 BA	10	6.7%	90.0%	520	$777	$800
1 BR / 1 BA - Renovated	4	2.7%	100.0%	520	$781	$875
2 BR / 1 BA	91	60.7%	95.6%	695	$901	$925
2 BR / 1 BA - Renovated	10	6.7%	100.0%	695	$884	$1,000
3 BR / 1 BA	29	19.3%	96.6%	744	$955	$1,050
3 BR / 1 BA - Renovated	6	4.0%	83.3%	744	$975	$1,150
Property Total	150	100.0%	95.3%	690	$902	$954
Broadway Apartments
1 BR / 1 BA	36	56.3%	94.4%	560	$704	$750
1 BR / 1 BA - Renovated	4	6.3%	100.0%	560	$775	$800
2 BR / 1 BA	18	28.1%	100.0%	750	$809	$850
2 BR / 1 BA - Renovated	6	9.4%	100.0%	750	$915	$900
Property Total	64	100.0%	96.9%	631	$757	$795
Portfolio Total
Renovated Total	105	20.5%	95.2%	819	$977	$1,157
Unrenovated Total	408	79.5%	95.1%	778	$933	$1,024
Portfolio Total / Wtd Avg.	513	100.0%	95.1%	787	$942	$1,052
(1)	Based on the underwritten rent rolls dated September 24, 2024. Average Monthly Rent Per Unit is based on occupied units.
(2)	Average Monthly Rent Per Unit is based on occupied units and excludes units for which no rent is attributable.
(3)	Source: Appraisals.

Appraisals. According to the appraisals, dated between June 27, 2024 and June 28, 2024, the AL & SC Multifamily Portfolio Properties had an aggregate “as is” value of $51,950,000. The table below shows the appraisals’ “as-is” conclusions. Based on the aggregate “as is” value the Cut-off Date LTV and Maturity Date LTV for the AL & SC Multifamily Portfolio Mortgage Loan are each 58.4%.

AL & SC Multifamily Portfolio Appraised Value(1)
Property	As Is Value	Capitalization Rate
Lorna Place Apartments	$15,800,000	6.00%
The Place at Galleria	$16,100,000	6.00%
Silver Creek Apartments	$14,700,000	5.75%
Broadway Apartments	$5,350,000	5.75%
Total / Wtd. Avg.	$51,950,000	5.90%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessments dated between July 12, 2024 and July 15, 2024, there was no evidence of any recognized environmental conditions at the AL & SC Multifamily Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
137

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 13 – AL & SC Multifamily Portfolio

The following table presents certain information relating to the historical and current occupancy of the AL & SC Multifamily Portfolio Properties:

Historical and Current Occupancy(1)
Current(2)
AL & SC Multifamily Portfolio	95.1%
(1)	Historical occupancies are not available because the AL & SC Multifamily Portfolio Properties were recently renovated in 2023 and 2024.
(2)	Current occupancy is as of September 24, 2024.

The following table presents certain information relating to the historical operating information and underwritten net cash flow of the AL & SC Multifamily Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per Unit
In-Place Base Rent	$5,147,471	$5,478,143	$5,241,735	$5,470,992	$10,665
Potential Income from Vacant Units	0	0	0	318,840	622
Gross Potential Rent	$5,147,471	$5,478,143	$5,241,735	$5,789,832	$11,286
Other Income	0	0	0	0	0
Net Rental Income	$5,147,471	$5,478,143	$5,241,735	$5,789,832	$11,286
(Vacancy/Concessions/Credit Loss)	0	0	0	($457,717)	($892)
Effective Gross Income	$5,147,471	$5,478,143	$5,241,735	$5,332,116	$10,394
Management Fee	154,424	164,344	157,252	159,963	312
Real Estate Taxes	605,159	697,821	667,819	644,648	1,257
Insurance	173,151	173,964	177,548	376,508	734
Other Expenses(2)	1,289,995	1,328,097	1,226,839	1,234,486	2,406
Total Expenses	$2,222,730	$2,364,226	$2,229,458	$2,415,605	$4,709
Net Operating Income	$2,924,741	$3,113,917	$3,012,277	$2,916,510	$5,685
Replacement Reserves	0	0	0	134,053	261
Net Cash Flow	$2,924,741	$3,113,917	$3,012,277	$2,782,457	$5,424
(1)	The TTM column represents the trailing twelve-month period ending July 2024.
(2)	Other Expenses consist of payroll and benefits, repairs and maintenance, utilities, advertising and marketing, and general and administrative expenses.

The Markets. The AL & SC Multifamily Portfolio Properties are located in Hoover, Alabama (two properties, 61.6% of underwritten base rent) and Greenville, South Carolina (two properties, 38.4% of underwritten base rent). The Lorna Place Apartments Property and The Place at Galleria Property are both located in the Hoover/Vestavia Hills submarket of the overall Birmingham market, within 0.2 miles of each other. According to the appraisals, as of December 31, 2023, the Hoover/Vestavia Hills submarket had inventory of 11,276 units, a vacancy rate of 10.7% and monthly market rent of $1,177 per unit. The Silver Creek Apartments Property and the Broadway Apartments Property are both located in the Berea multifamily submarket of the overall Greenville market, within 0.7 miles of each other. According to the appraisals, as of December 31, 2023, the Berea submarket had inventory of 6,036 units, a vacancy rate of 13.5% and monthly market rent of $1,297 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
138

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 13 – AL & SC Multifamily Portfolio

The following table presents certain information relating to the demographics of each of the AL & SC Multifamily Portfolio Properties:

Demographic Summary(1)
	Population			Median Household Income
Property Name	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Lorna Place Apartments	11,767	64,968	137,514	$52,808	$76,142	$84,947
The Place at Galleria	11,767	64,968	137,514	$52,808	$76,142	$84,947
Silver Creek Apartments	6,551	57,140	128,333	$39,940	$47,673	$58,237
Broadway Apartments	5,504	49,940	120,927	$41,796	$46,101	$57,598
Portfolio Wtd. Average	9,661	61,159	133,166	$48,124	$65,125	$74,707
(1)	Source: Appraisals. Data shown represents 2023 information for the Lorna Place Apartments Property and The Place at Galleria Property and 2024 information for the Silver Creek Apartments Property and the Broadway Apartments Property.

The following table presents certain information relating to comparable multifamily properties to the AL & SC Multifamily Portfolio Properties located in Alabama:

Comparable Rental Summary -Alabama (1)
Property Name / Address	Distance from Subject(2)	Year Built / Renovated	Occupancy	Number of Units	Unit Type(3)	Average Unit Size(3)	Average Rent Per Unit(3)
The Place at Galleria and Lorna Place Apartments	-	1973 and 1977 / 2020-2024	94.6%	299	1BR / 1BA	726 SF	$919
					2 BR / 1BA	969 SF	$1,068
					2BR / 1.5BA	944 SF	$1,041
					3BR / 2BA	1,200 SF	$1,214
					3BR / 2.5BA	1,449 SF	$1,360
Benton 3904 Primm Lane Hoover, AL 35216	0.2 mi	1973 / 2009	100.0%	116	1BR / 1BA	906 SF	$875
					2BR / 2BA	1,056 SF	$1,070
					3BR / 3BA	1,156 SF	$1,325
The Willows - Hoover 3565 Lorna Road Hoover, AL 35216	0.5 mi	1973 / 2011	97.6%	169	1BR / 1BA	666 SF	$917
					2BR / 1BA	994 SF	$1,079
					2BR / 1.5BA	1,090 SF	$1,182
					3BR / 1.5BA	1,300 SF	$1,308
The Halston 1000 Autumn Wood Drive Hoover, AL 35216	0.6 mi	1986 / 2013	97.6%	206	1 BR / 1BA	760 SF	$915
					2BR / 2BA	872 SF	$1,121
					2BR / 2BA	1,000 SF	$1,130
The Lory of Hoover 2149 Emerald Pointe Drive Birmingham, AL 35216	0.7 mi	1974 / NAP	89.1%	174	1BR / 1BA	703 SF	$870
					2BR / 1.5BA	926 SF	$999
					3BR / 1.5BA	1,068 SF	$1,129
Wildwood Apartments – Hoover 601 Wildbrook Lane Vestavia Hills, AL 35216	0.8 mi	1979 / 2017	92.1%	88	1BR / 1BA	1,000 SF	$1,150
					2BR / 2BA	1,250 SF	$1,475
					3BR / 2BA	1,680 SF	$1,725
Wood Gardens Apartments 2139 Rocky Ridge Ranch Road Hoover, AL 35216	0.8 mi	1987 / NAP	98.2%	332	1BR / 1BA	761 SF	$970
					2BR / 2BA	1,084 SF	$1,180
					3BR / 2BA	1,284 SF	$1,260
(1)	Source: Appraisals.
(2)	Distance from Subject represents the distance from the Lorna Place Apartments Property.
(3)	Based on the underwritten rent rolls of The Place at Galleria Property and the Lorna Place Apartments Property as of September 24, 2024. Average Unit Size and Average Rent per Unit represent the averages inclusive of renovated and non-renovated units. Average Rent Per Unit is based on occupied units and excludes units for which no rent is attributable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
139

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 13 – AL & SC Multifamily Portfolio

The following table presents certain information relating to comparable multifamily properties to the AL & SC Multifamily Portfolio Properties located in South Carolina:

Comparable Rental Summary- South Carolina(1)
Property Name / Address	Distance from Subject(2)	Year Built	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
Broadway Apartments and Silver Creek Apartments(3)	-	1973 and 1978 / 2023	95.8%	214	1BR / 1BA	550 SF	$728
					2BR / 1BA	706 SF	$887
					3BR / 1BA	744 SF	$958
Assembly Apartments 5001 Assembly View Circle Greenville, SC 29611	0.7 mi	2017 / NAP	100.0%	240	1BR / 1BA	758 SF	$813
					2BR / 2BA	990 SF	$964
					3BR / 2BA	1192 SF	$1,131
Vista West Greenville 423 Lily Street Greenville, SC 29617	0.8 mi	1971 / 2020	97.4%	76	1BR / 1BA	588 SF	$826
					2BR / 1BA	700 SF	$961
Hawks Landing 1201 Cedar Lane Road Greenville, SC 29617	1.4 mi	1973 / NAP	99.1%	353	1 BR / 1 BA	600 SF	$850
					2BR / 1.5BA	800 SF	$1,068
					3BR / 2BA	1000 SF	$1,278
Fairmeadow Townhomes 15 Best Drive Greenville, SC 29611	2.4 mi	1974 / NAP	98.3%	71	1BR / 1BA	650 SF	$1,086
					2BR / 1.5BA	1028 SF	$1,245
					3BR / 2BA	951 SF	$1,049
(1)	Source: Appraisals.
(2)	Distance from Subject represents the distance from the Silver Creek Apartments Property.
(3)	Based on the underwritten rent rolls of the Broadway Apartments Property and the Silver Creek Apartments Property as of September 24, 2024. Average Unit Size and Average Rent per Unit represent the averages inclusive of renovated and non-renovated units. Average Rent Per Unit is based on occupied units and excludes units for which no rent is attributable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
140

Structural and Collateral Term Sheet	BMO 2024-5C7
No 14 – 277 Park Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	1,881,010
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	277 Park Avenue, LLC	Year Built / Renovated:	1963 / 2023
Borrower Sponsor:	The Stahl Organization	Occupancy:	97.5%
Interest Rate(2):	7.01000%	Occupancy Date:	5/6/2024
Note Date:	8/6/2024	4th Most Recent NOI (As of):	$72,346,093 (12/31/2021)
Maturity/ARD Date:	8/6/2029	3rd Most Recent NOI (As of):	$61,203,110 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$54,589,335 (12/31/2023)
Original ARD Term:	60 months	Most Recent NOI (As of):	$60,582,785 (TTM 6/30/2024)
Original Amortization:	None	UW Occupancy:	95.0%
Amortization Type(3):	Interest Only - ARD	UW Revenues:	$177,408,734
Call Protection:	L(26),D(30),O(4)	UW Expenses:	$76,356,450
Lockbox / Cash Management:	Hard / In-Place	UW NOI:	$101,052,285
Additional Debt(1):	Yes	UW NCF:	$100,676,083
Additional Debt Balance(1):	$490,000,000 / $230,000,000	Appraised Value / Per SF(6):	$1,755,000,000 / $933
Additional Debt Type(1):	Pari Passu / B Note	Appraisal Date:	5/15/2024

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$6,464,476	$3,232,238	N/A	Cut-off Date Loan / SF:	$276	$399
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$276	$399
Replacement Reserves:	$13,608,000	$0	N/A	Cut-off Date LTV:	29.6%	42.7%
TI / LC Reserve:	$180,000,000	Springing	N/A	Maturity Date LTV:	29.6%	42.7%
Other Reserves(5):	$61,953,099	$1,250,000	$53,305,208	UW NCF DSCR:	2.72x	1.89x
				UW NOI Debt Yield:	19.4%	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$520,000,000	50.3%	Loan Payoff:	$752,340,900	72.8%
Subordinate Companion Loan(1):	230,000,000	22.3	Upfront Reserves:	262,025,575	25.4
Sponsor Equity:	283,053,566	27.4	Closing Costs:	18,687,091	1.8
Total Sources	$1,033,053,566	100.0%	Total Uses	$1,033,053,566	100.0%
(1)	The 277 Park Avenue Loan (as defined below) is part of a whole loan that is comprised of eight senior pari passu promissory notes with an aggregate original balance of $520,000,000 (the “277 Park Avenue Senior Loan”) and one junior note with an original balance of $230,000,000 (the “277 Park Avenue Subordinate Companion Loan”, and together with the 277 Park Avenue Senior Loan, the “277 Park Avenue Whole Loan”). For additional information, see “The Loan” below.
(2)	The initial interest rate is a fixed rate per annum of 7.01000% for the 277 Park Avenue Senior Loan and 7.01000% for the 277 Park Avenue Subordinate Companion Loan (the “Initial Interest Rate”). From and after the anticipated repayment date (the “ARD”), the interest rate will be a rate equal to the greater of (i) 9.5100% and (ii) the five-year treasury yield plus 527 basis points, for the 277 Park Avenue Whole Loan (the “Adjusted Interest Rate”).
(3)	If the 277 Park Avenue Whole Loan is not paid in full on the ARD, and income tax conditions are met, 80% of the excess cash flow after payment of interest and the Initial Interest Rate (100% if certain income tax conditions are not met), reserves and operating expenses (the “Excess Cash Flow”) will be applied to reduce the outstanding principal balance of the 277 Park Avenue Senior Loan on a pro rata and pari passu basis until paid in full and then the outstanding principal balance of the 277 Park Avenue Subordinate Companion Loan until paid in full. Thereafter, 80% of Excess Cash Flow (100% if certain tax conditions are not met) will be applied to the deferred interest on the 277 Park Avenue Senior Loan on a pro rata and pari passu basis until paid in full and then the deferred interest on the 277 Park Avenue Subordinate Companion Loan until paid in full. If certain conditions are satisfied, including that no trigger event exists (other than the occurrence of the ARD) and the debt service coverage ratio (“DSCR”) is at least 1.50x, 20% of the Excess Cash Flow will be deposited into an income tax reserve account.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	Other Reserves consist of (i) a $41,953,099 upfront outstanding TI/LC and free rent reserve and (ii) a $20,000,000 upfront debt service reserve with $1,250,000 ongoing monthly payments capped at $53,305,208.
(6)	The Appraised Value is the “Alternative Market Value As Is Subject to Extraordinary Assumptions Regarding Funds Held in Reserve”, which assumes a $217,228,243 upfront reserve was deposited in escrow at origination, of which $37,228,243 is for leasing cost obligations and the remaining $180,000,000 is for future leasing costs. At origination, $180,000,000 was deposited into a TI/LC reserve and $41,953,099 was deposited into the outstanding TI/LC and free rent reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
141

Structural and Collateral Term Sheet	BMO 2024-5C7
No 14 – 277 Park Avenue

The Loan. The fourteenth largest mortgage loan (the “277 Park Avenue Mortgage Loan”) is part of a whole loan that is evidenced by eight senior pari passu promissory notes totaling $520,000,000 and one junior note totaling $230,000,000. The 277 Park Avenue Whole Loan is secured by a first lien mortgage on the borrower’s fee simple interest in an approximately 1.88 million square foot office building located at 277 Park Avenue in New York, New York (the “277 Park Avenue Property”). The 277 Park Avenue Whole Loan has an outstanding principal balance as of the Cut-off Date of $750,000,000. The 277 Park Avenue Whole Loan accrues interest at a fixed rate of 7.01000% per annum on an Actual/360 basis. The 277 Park Avenue Whole Loan has a 60-month term and is interest-only for the full term. The ARD of the 277 Park Avenue Whole Loan is the payment date that occurs on August 6, 2029. The 277 Park Avenue Mortgage Loan is evidenced by Notes A-2, A-3, and A-4-1 with an aggregate original principal balance of $30,000,000.

The relationship between the holders of the 277 Park Avenue Whole Loan is governed by a co-lender agreement. The 277 Park Avenue Whole Loan is currently serviced under the COMM 2024-277P trust and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The table below identifies the promissory notes that comprise the 277 Park Avenue Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$370,000,000	$370,000,000	COMM 2024-277P	No
A-2	$10,000,000	$10,000,000	BMO 2024-5C7	No
A-3	$10,000,000	$10,000,000	BMO 2024-5C7	No
A-4-1	$10,000,000	$10,000,000	BMO 2024-5C7	No
A-4-2	$5,000,000	$5,000,000	BBCMS 2024-5C29	No
A-5	$25,000,000	$25,000,000	BBCMS 2024-5C29	No
A-6	$40,000,000	$40,000,000	BBCMS 2024-5C29	No
A-7	$50,000,000	$50,000,000	COMM 2024-277P	No
B-1	$230,000,000	$230,000,000	COMM 2024-277P	Yes
Whole Loan	$750,000,000	$750,000,000

The Property. The 277 Park Avenue Property is a Class A 50-story office building with ground floor retail space, totaling 1,881,010 square feet. The 277 Park Avenue Property is located on an entire block bounded by Park Avenue, Lexington Avenue, East 47th Street and East 48th Street in the Plaza District submarket of Midtown Manhattan. The 277 Park Avenue Property contains 1,820,679 square feet of office space, 31,807 square feet of retail space and 20,502 square feet of other space used for amenities, communications and storage. The 277 Park Avenue Property also contains an 8,022 square foot (40 spaces) parking garage leased to a third-party parking operator. As of May 6, 2024, the 277 Park Avenue Property was 97.5% occupied by 31 tenants including several investment-grade credit tenants that comprise 83.6% of UW base rent. The 277 Park Avenue Property is located on Park Avenue in the heart of Midtown Manhattan with nearby access to Grand Central Terminal and local subway lines in addition to major New York City landmarks, hotels, restaurants and attractions.

Originally built in 1963, the 277 Park Avenue Property was most recently renovated in 2023. In 2023, ownership completed a more than $150 million capital improvement program, which included a new, re-mastered lobby and entrances, modern destination dispatch elevators (including all new elevator cabs, controls and interior finishes), a new amenity center with a state-of-the-art gym and common areas, and a new restaurant managed by renowned restauranteur and chef David Burke. In addition, the 277 Park Avenue Property has recently completed a significant HVAC infrastructure upgrade that allows the building to realize energy savings in swing seasons by utilizing the smaller electric drive units to cool the building during the low-demand season.

Major Tenants. The three largest tenants based on underwritten base rent are JP Morgan Chase, Sumitomo Mitsui Banking Corporation (“SMBC”) and M&T Bank.

JP Morgan Chase (898,121 square feet; 47.7% of net rentable area; 48.0% of underwritten base rent). Founded in 1823 and headquartered in New York, New York, JP Morgan Chase is one of the largest financial services firms in the U.S. The company has more than 5,100 bank branches across the country and is also among the nation's largest mortgage lenders and credit card issuers. Active in approximately 60 countries, the company also has investment banking and asset management operations. The firm's subsidiaries include JPMorgan Private Bank and institutional investment manager JPMorgan Asset Management (with $3.4 trillion in assets under management as of 2023). JP Morgan Chase also owns the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
142

Structural and Collateral Term Sheet	BMO 2024-5C7
No 14 – 277 Park Avenue

private equity firm One Equity Partners. JP Morgan Chase hosts some of their investment banking, compliance, accounting and other support functions at the 277 Park Avenue Property. The company is building a new corporate headquarters directly across from the 277 Park Avenue Property at 270 Park Avenue, which is expected to be completed in 2025. It is expected that JP Morgan Chase will vacate most of its space at the 277 Park Avenue Property upon expiration of its leases. At origination, the borrower deposited approximately $180,000,000 in the TI/LC reserve for the purposes of reletting the JP Morgan Chase premises. See “Escrows and Reserves” below.

Sumitomo Mitsui Banking Corporation (315,671 square feet; 16.8% of net rentable area; 17.2% of underwritten base rent). SMBC is one of the largest banks in Japan. The bank's main lines of business include retail, corporate and investment banking, asset management, securities trading and lending. The bank is headquartered in Tokyo and operates as a subsidiary of Sumitomo Mitsui Financial Group (“SMFG”), which acts as a holding company for a group of related financial businesses. In addition to SMBC, SMFG also owns Sumitomo Mitsui Finance and Leasing, SMBC Nikko, SMBC Friend Securities, Sumitomo Mitsui Card Company, Cedyna, SMBC Consumer Finance and the Japan Research Institute. SMFG is a publicly traded company and began listing its shares on the New York Stock Exchange in 2010. SMBC has been at the 277 Park Avenue Property since 1994 and has expanded its space since that time.

M&T Bank (92,658 square feet; 4.9% of net rentable area; 4.7% of underwritten base rent). M&T Bank is a bank holding company that offers banking, mortgages, investments and insurance and business solutions through its subsidiaries. Banking products comprise accounts, cards, loans, deposit services and investment banking. Mortgage solutions consist of refinancing, financing solutions and loan sweep services. Investments and insurance solutions include life and non-life insurance and retirement planning services. Business solutions comprise business succession, custody and employee benefits services. The company operates through a network of branch offices, ATMs and online portals and serves individual, corporate, high-net-worth individuals and wealthy family clients. M&T Bank has an operational presence in Maryland, New York, Pennsylvania, New Jersey, Connecticut, Delaware, West Virginia, Virginia and the District of Columbia. M&T Bank is headquartered in Buffalo, New York.

Environmental. According to the Phase I environmental assessment dated May 23, 2024, there was no evidence of any recognized environmental conditions at the 277 Park Avenue Property.

The following table presents certain information relating to the historical occupancy of the 277 Park Avenue Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
80.0%	80.0%	89.0%	97.5%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated May 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
143

Structural and Collateral Term Sheet	BMO 2024-5C7
No 14 – 277 Park Avenue

The following table presents certain information relating to the top 10 tenants by square footage at the 277 Park Avenue Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
JP Morgan Chase(3)	A1/A-/AA-	898,121	47.7%	$86.91	$78,051,455	48.0%	3/31/2026
Sumitomo Mitsui Banking Corporation(4)	A1/A/A	315,671	16.8	$88.80	28,032,423	17.2	6/30/2037
M&T Bank	Baa1/BBB+/A	92,658	4.9	$83.00	7,690,614	4.7	11/30/2033
Visa USA Inc	Aa3/AA-/NR	49,236	2.6	$118.09	5,814,480	3.6	6/30/2033
Russell Reynolds Associates	NR/NR/NR	49,236	2.6	$95.70	4,711,894	2.9	12/31/2026
Stepstone Group(5)	NR/NR/NR	48,672	2.6	$107.00	5,207,904	3.2	4/30/2039
Sumitomo Corporation of America(6)	Baa1/A-/NR	48,591	2.6	$94.00	4,567,554	2.8	5/31/2045
Arsenal Capital Management LP(7)	NR/NR/NR	46,393	2.5	$105.00	4,871,265	3.0	9/30/2034
Intermediate Capital Group	NR/BBB/BBB	43,426	2.3	$97.00	4,212,322	2.6	5/31/2034
Australia & New Zealand Bank	NR/NR/NR	35,564	1.9	$89.53	3,184,177	2.0	12/31/2027
Top 10 Tenant Occupied		1,627,568	86.5%	$89.92	$146,344,089	90.0%
Other Occupied		206,860	11.0	$78.82	16,304,248	10.0
Total Occupied		1,834,428	97.5%	$88.66	$162,648,337	100.0%
Vacant Space		46,582	2.5
Totals/ Wtd. Avg.		1,881,010	100.0%
(1)	Based on the underwritten rent roll dated May 6, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	JP Morgan Chase has 361,802 square feet of net rentable area expiring on March 31, 2026 and 536,319 square feet of net rentable area expiring on March 31, 2028. JP Morgan Chase currently subleases 12,406 square feet from Australia & New Zealand Bank through December 30, 2027.
(4)	SMBC has the right to terminate its lease with respect to the storage spaces (approximately 1,200 square feet) at any point during the lease term upon at least 30 days’ written notice to the landlord.
(5)	Stepstone Group has the right to terminate its lease effective on the date that is the 10th anniversary of the rent commencement date upon 18 months’ prior written notice and paying a termination fee equal to (i) three months of fixed rent and escalation rent then payable by the tenant, (ii) the unamortized amount of out of pocket costs incurred by the landlord in connection with the lease, including the free rent period between the lease commencement date and rent commencement date, brokerage commissions, tenant improvement allowances, costs of the landlord’s work (including the restroom allowance and test fits) and legal costs, amortized on a straight-line basis over the lease term plus interest on the unamortized balance at the rate of 6% per annum.
(6)	Sumitomo Corporation of America has the right to terminate its lease effective on the date that is the 10th anniversary of the rent commencement date upon 18 months’ prior written notice and paying a termination fee equal to (i) three months of fixed rent and escalation rent then payable by the tenant, (ii) the unamortized amount of out of pocket costs incurred by the landlord in connection with the lease, including the free rent period between the lease commencement date and rent commencement date, brokerage commissions, tenant improvement allowances, costs of the landlord’s work (including the restroom allowance) and legal costs, amortized on a straight-line basis over the lease term plus interest on the unamortized balance at the rate of 7% per annum.
(7)	Arsenal Capital Management LP currently subleases 6,419 square feet to Willoughby Capital Holdings through 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
144

Structural and Collateral Term Sheet	BMO 2024-5C7
No 14 – 277 Park Avenue

The following table presents certain information relating to the lease rollover schedule at the 277 Park Avenue Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	46,582	2.5%	NAP	NAP	46,582	2.5%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%	46,582	2.5%	$0	0.0%
2025	0	0	0.0	0	0.0	46,582	2.5%	$0	0.0%
2026	3	411,139	21.9	37,025,426	22.8	457,721	24.3%	$37,025,426	22.8%
2027	4	71,014	3.8	6,536,873	4.0	528,735	28.1%	$43,562,299	26.8%
2028	1	536,319	28.5	45,737,923	28.1	1,065,054	56.6%	$89,300,222	54.9%
2029	2	2,835	0.2	240,000	0.1	1,067,889	56.8%	$89,540,222	55.1%
2030	1	8,022	0.4	0	0.0	1,075,911	57.2%	$89,540,222	55.1%
2031	2	12,542	0.7	1,127,544	0.7	1,088,453	57.9%	$90,667,766	55.7%
2032	1	940	0.0	132,000	0.1	1,089,393	57.9%	$90,799,766	55.8%
2033	5	200,734	10.7	19,152,309	11.8	1,290,127	68.6%	$109,952,075	67.6%
2034	4	99,901	5.3	10,309,123	6.3	1,390,028	73.9%	$120,261,198	73.9%
2035 & Beyond	9	490,982	26.1	42,387,138	26.1	1,881,010	100.0%	$162,648,337	100.0%
Total	32	1,881,010	100.0%	$162,648,337	100.0%
(1)	Based on the underwritten rent roll dated May 6, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

The Market. The 277 Park Avenue Property is located in New York, New York, in the Manhattan office market and the Park Avenue office submarket. According to the appraisal, in 2023 the New York City metropolitan area has a population of approximately 14.5 million people and a median household income of $86,200. Total employment in the area has been trending upward since 2020 with a 2.6% increase from 2022 and a total of approximately 7.3 million jobs in 2023.

According to the appraisal, the Manhattan office market performed well in 2023 but reported some weakness in the first quarter of 2024. The leasing activity in the first quarter of 2024 recorded at 6.5 million square feet, which is down 10.7% from same time last year. 76.4% of the leasing activity came from the midtown submarket (inclusive of the Park Avenue submarket). Asking rents as of the first quarter of 2024 were $75.42, average vacancies at 14.2%, and approximately 90 million square feet of space was available.

The Park Avenue office submarket is heavily trafficked and conveniently located within proximity to several local area attractions, public amenities, and transportation. According to the appraisal, the 277 Park Avenue Property is classified as Class A and is commensurate with the surrounding Class A-/A+ office buildings. The Park Avenue office submarket had the lowest availability rate in Manhattan at 9.96% in the first quarter of 2024. Asking rents as of the first quarter of 2024 were at $102.31 PSF and the Park Avenue office submarket saw a net absorption of negative 161,276 square feet – the first negative absorption reported by the submarket since the first quarter of 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
145

Structural and Collateral Term Sheet	BMO 2024-5C7
No 14 – 277 Park Avenue

The following table presents certain information relating to comparable office leases for the 277 Park Avenue Property:

Comparable Office Leases(1)
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant SF	Rent PSF
277 Park Avenue 277 Park Avenue New York, NY	1963 / 2023	JP Morgan Chase(2)	Apr-18; Apr-21(2)(3)	6.3(2)(3)	-	898,121(3)	$86.91(3)
280 Park Avenue 280 Park Avenue New York, NY	1968 / NAP	PJT	Apr-24	15.8	Modified Gross	290,639	$125.16 - $145.16
299 Park Avenue 299 Park Avenue New York, NY	1967 / 2020	MacKay Shields	Oct-24	10.7	Modified Gross	29,820	$105.00 - $115.00
320 Park Avenue 320 Park Avenue New York, NY	1960 / NAP	Flagstar Bank	Jan-24	12.3	Modified Gross	54,590	$85.00 - $92.00
499 Park Avenue 499 Park Avenue New York, NY	1981 / 2016	The Andrew W. Mellon Foundation	Mar-24	12.0	Modified Gross	22,588	$105.00 - $115.00
200 Park Avenue 200 Park Avenue New York, NY	1963 / NAP	Herbert Smith Freehills LLP	Oct-23	12.3	Modified Gross	36,184	$89.00 - $103.00
245 Park Avenue 245 Park Avenue New York, NY	1967 / 2017	Stonepeak Infrastructure Partners	Nov-23	16.4	Modified Gross	76,716	$130.00 - $152.00
101 Park Avenue 101 Park Avenue New York, NY	1982 / NAP	Federated Investors, Inc.	Jul-23	10.8	Modified Gross	26,400	$119.10 - $127.10
399 Park Avenue 399 Park Avenue New York, NY	1961 / 2019	WorldQuant	Mar-23	12.8	Modified Gross	35,000	$115.00 - $125.00
(1)	Source: Appraisal.
(2)	JP Morgan Chase has 361,802 square feet of net rentable area expiring on March 31, 2026 and 536,319 square feet of net rentable area expiring on March 31, 2028.
(3)	Based on the underwritten rent roll dated May 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
146

Structural and Collateral Term Sheet	BMO 2024-5C7
No 14 – 277 Park Avenue

The following table presents certain information relating to the operating history and underwritten cash flows of the 277 Park Avenue Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	TTM(2)	Underwritten	Per Sq. Ft.(3)	%(4)
Base Rent	$132,486,801	$124,191,735	$119,189,677	$125,830,169	$162,648,337	$86.47	87.1%
Step Rent	0	0	0	0	1,125,485	0.60	0.6
IG Rent Steps	0	0	0	0	3,464,684	1.84	1.9
Value of Vacant Space	0	0	0	0	8,367,800	4.45	4.5
Gross Potential Revenue	$132,486,801	$124,191,735	$119,189,677	$125,830,169	$175,606,306	$93.36	94.0%
Tenant Recoveries	12,358,454	4,267,841	5,575,511	6,508,016	6,011,472	3.20	3.2
Total Recoveries	$12,358,454	$4,267,841	$5,575,511	$6,508,016	$6,011,472	$3.20	3.2%
Other Income	8,552,695	5,990,796	4,424,460	4,642,061	5,128,258	2.73	2.7
Total Gross Income	$153,397,950	$134,450,372	$129,189,648	$136,980,246	$186,746,036	$99.28	100.0%
Vacancy	0	0	0	0	(9,337,302)	(4.96)	(5.0)
Abatements	(13,216,308)	(5,241,862)	(16,156)	(101,617)	0	0.00	0.0
Effective Gross Income	$140,181,642	$129,208,510	$129,173,492	$136,878,629	$177,408,734	$94.32	95.0%
Management Fee	302,820	302,820	302,820	302,820	1,000,000	0.53	0.6
Administrative	1,284,453	1,428,837	1,995,481	3,228,216	2,585,496	1.37	1.5
Utilities	7,118,727	7,918,635	8,546,301	8,148,277	8,148,277	4.33	4.6
Fire, Life & Safety	1,887,964	1,978,598	2,101,921	2,510,357	2,203,000	1.17	1.2
Cleaning	607,933	701,083	818,476	1,038,189	1,089,214	0.58	0.6
Payroll	11,366,933	12,454,336	13,863,634	13,352,199	14,387,761	7.65	8.1
Repairs & Maintenance	3,318,833	3,605,678	5,048,055	4,606,333	3,866,045	2.06	2.2
Non-Reimbursable	937,537	828,770	1,097,565	1,017,787	961,000	0.51	0.5
Real Estate Taxes	39,051,049	36,527,572	38,700,170	39,599,259	39,287,320	20.89	22.1
Insurance	1,959,300	2,259,072	2,109,734	2,492,407	2,828,337	1.50	1.6
Total Expenses	$67,835,549	$68,005,400	$74,584,157	$76,295,844	$76,356,450	$40.59	43.0%

Net Operating Income	$72,346,093	$61,203,110	$54,589,335	$60,582,785	$101,052,285	$53.72	57.0%
Reserves for Replacements	0	0	0	0	376,202	0.20	0.2
TI/LC	0	0	0	0	0	0.00	0.0
Net Cash Flow	$72,346,093	$61,203,110	$54,589,335	$60,582,785	$100,676,083	$53.52	56.7%
(1)	Based on the underwritten rent roll dated May 6, 2024.
(2)	TTM column reflects the trailing 12 months ending June 30, 2024.
(3)	Per Sq. Ft. values are based on 1,881,010 square feet.
(4)	Revenue % column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

Subordinate Debt and Mezzanine Debt. The 277 Park Avenue Property also secures the 277 Park Avenue Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $230,000,000. The 277 Park Avenue Subordinate Companion Loan is coterminous with the 277 Park Avenue Senior Loan and accrues interest at 7.01000% per annum. The 277 Park Avenue Senior Loan is senior in right of payment to the 277 Park Avenue Subordinate Companion Loan. The holders of the 277 Park Avenue Mortgage Loan, the 277 Park Avenue Senior Loan and the 277 Park Avenue Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 277 Park Avenue Whole Loan.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
277 Park Avenue Subordinate Companion Loan	$230,000,000	7.01000%	60	0	60	1.89x	13.5%	42.7%

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease: None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
147

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 15 – Baybrook Mall
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$26,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,960,630	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	2.7%	Net Rentable Area (SF)(3):	540,986
Loan Purpose:	Refinance	Location:	Friendswood, TX
Borrower:	Baybrook Mall, LLC	Year Built / Renovated:	1978 / 2016
Borrower Sponsors:	Brookfield Properties Retail Holding LLC and SMRF Baybrook Investor Member LLC	Occupancy:	95.4%
Interest Rate:	6.81600%	Occupancy Date:	6/30/2024
Note Date:	7/19/2024	4th Most Recent NOI (As of):	$25,944,427 (12/31/2021)
Maturity Date:	8/1/2029	3rd Most Recent NOI (As of):	$28,591,885 (12/31/2022)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$29,919,970 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$29,848,392 (5/31/2024 TTM)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.4%
Amortization Type:	Amortizing Balloon	UW Revenues:	$41,481,121
Call Protection:	L(26),D(30),O(4)	UW Expenses:	$11,271,177
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$30,209,945
Additional Debt(1):	Yes	UW NCF:	$29,652,729
Additional Debt Balance(1):	$193,706,236	Appraised Value / Per SF(4):	$392,659,260 / $726
Additional Debt Type(1):	Pari Passu	Appraisal Date(4):	6/4/2024

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$406
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$384
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	55.9%
Replacement Reserves:	$0	Springing	$270,493	Maturity Date LTV(4):	53.0%
TI/LC Reserve:	(2)	Springing	$1,081,972	UW NCF DSCR:	1.72x
Anchor Tenant Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	13.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$220,000,000	100.0%	Loan Payoff	$213,488,234	97.0%
			Return of Equity	5,037,736	2.3
			Closing Costs	1,474,030	0.7
Total Sources	$220,000,000	100.0%	Total Uses	$220,000,000	100.0%
(1)	The Baybrook Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by 11 pari passu promissory notes, with an aggregate original principal balance of $220,000,000 (the “Baybrook Mall Whole Loan”). The Financial Information in the chart above is based on the Baybrook Mall Whole Loan.
(2)	On the origination date, the borrower provided a Guaranty of Limited Payment (as described below) from the non-recourse carveout guarantor in lieu of depositing approximately $1,984,194 into a TI/LC reserve.
(3)	Net Rentable Area (SF) does not include 720,931 square feet of space associated with Dillard’s, Macy’s and Living Spaces, all non-collateral anchor tenants.
(4)	The Appraised Value is the Market Value “As Is” with Escrow Reserve, which assumes that $2,659,260 will be reserved for tenant improvements. The Market Value “As Is” Appraised Value without the reserve is $390,000,000, which results in a Cut-off Date LTV and Maturity Date LTV of 56.3% and 53.3%, respectively, and an Appraised Value Per SF of $720.91. Since the date of the appraisal, some of the outstanding tenant improvements have been paid. At origination, the outstanding tenant improvements of approximately $1,984,194 were guaranteed by the guarantor under the Guaranty of Limited Payment in lieu of a reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
148

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 15 – Baybrook Mall

The Loan. The fifteenth largest mortgage loan (the “Baybrook Mall Mortgage Loan”) is part of a whole loan evidenced by 11 pari passu promissory notes with an aggregate original principal amount of $220,000,000. The Baybrook Mall Whole Loan is secured by a first priority fee mortgage encumbering a 540,986 square foot retail property located in Friendswood, Texas (the “Baybrook Mall Property”). The Baybrook Mall Whole Loan was co-originated on July 19, 2024 by Morgan Stanley Bank, N.A. (“MSBNA”), Barclays Capital Real Estate Inc. (“BCREI”) and SGFC. The Baybrook Mall Mortgage Loan is evidenced by the non-controlling Notes A-10 and A-11, with an aggregate original principal amount of $26,000,000. The Baybrook Mall Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR9 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The table below identifies the promissory notes that comprise the Baybrook Mall Whole Loan.

Baybrook Mall Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,000,000	$59,909,145	BANK5 2024-5YR9	Yes
A-2	$28,000,000	$27,957,601	BANK5 2024-5YR9	No
A-3	$10,000,000	$9,984,858	BANK5 2024-5YR10	No
A-4	$10,000,000	$9,984,858	BANK5 2024-5YR10	No
A-5	$25,000,000	$24,962,144	BMARK 2024-V9	No
A-6	$18,000,000	$17,972,744	BBCMS 2024-5C29	No
A-7	$8,000,000	$7,987,886	BBCMS 2024-5C29	No
A-8	$5,000,000	$4,992,429	BBCMS 2024-5C29	No
A-9	$30,000,000	$29,954,573	BBCMS 2024-5C29	No
A-10	$16,000,000	$15,975,772	BMO 2024-5C7	No
A-11	$10,000,000	$9,984,858	BMO 2024-5C7	No
Total	$220,000,000	$219,666,866

The Property. The Baybrook Mall Property is a 540,986 square foot super regional mall, which is part of a larger 1,261,917 square foot super regional shopping center (the “Baybrook Mall Regional Shopping Center”) located in Friendswood, Texas. As of June 30, 2024, the Baybrook Mall Property was 95.4% leased to a granular rent roll comprised of approximately 140 tenants. The five largest tenants by square feet at the Baybrook Mall Property comprise approximately 13.8% of underwritten rent and no single tenant makes up more than 5.7% of the underwritten rent. Additionally, the 10 largest tenants by square feet account for 23.7% of the aggregate underwritten rent. Notable national tenants at the Baybrook Mall Property include Apple, Sephora, Foot Locker, Buckle, Lego, Shoe Palace, Victoria’s Secret and Finish Line. The Baybrook Mall Property is anchored by Dillard’s, Macy’s, Living Spaces (which is currently building out its space and is not yet in occupancy) and JCPenney. The Dillard’s, Macy’s and Living Spaces premises are separately owned and are not part of the collateral. Additionally, the borrower sponsors own the remainder of the Baybrook Mall Regional Shopping Center, which includes an adjacent outdoor lifestyle center as well as a power center anchored by Dick’s Sporting Goods, neither of which are part of the collateral. The Baybrook Mall Property includes three restaurant outparcels: Denny’s, The Cheesecake Factory and P.F. Chang’s. Expansion projects completed at the Baybrook Mall Regional Shopping Center have included an additional lifestyle expansion and power center, adding more than 30 retailers and 10 restaurants and entertainment venues including The Lawn, a spacious grassy area providing a gathering spot for the community. Since 2019, the borrower sponsors have invested approximately $16.8 million in capital expenditures at the Baybrook Mall Property, including property development and tenant improvements.

The following table presents inline sales history at the Baybrook Mall Property:

Tenant Sales PSF(1)
Tenant Type	2021 Sales	2021 Sales PSF	2022 Sales	2022 Sales PSF	2023 Sales	2023 Sales PSF	TTM 5/31/2024 Sales	TTM 5/31/2024 Sales PSF	TTM 5/31/2024 Occupancy Cost(2)
Inline (<10,000 SF)	$189,773,031	$976	$203,360,206	$881	$203,295,153	$855	$206,637,422	$863	14.2%
Inline (<10,000 SF excl. Apple)	$148,088,487	$782	$156,222,056	$692	$164,350,170	$706	$168,012,667	$717	17.2%
(1)	Information is based on sales information provided by the borrower sponsors.
(2)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
149

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 15 – Baybrook Mall

Major Tenants.

JCPenney (96,605 square feet; 17.9% of NRA; 1.3% of underwritten base rent). Founded in 1902 and headquartered in Plano, Texas, JCPenney is a department store chain with approximately 50,000 employees. JCPenney serves customers at more than 650 stores across the United States and Puerto Rico. JCPenney is one of the nation’s largest retailers of apparel, home, jewelry and beauty merchandise with a growing portfolio of private and national brands. JCPenney has anchored the Baybrook Mall Property since 2005, has a lease expiration date of January 31, 2026, and has six, five-year extension options remaining and no termination options. JCPenney filed for bankruptcy in 2020 during the beginning of the COVID-19 pandemic and emerged from bankruptcy in December 2020.

Forever 21 (81,772 square feet; 15.1% of NRA; 0.0% of underwritten base rent). Founded in 1984 and headquartered in Los Angeles, California, Forever 21 sells men's and women's clothing and accessories. Forever 21 is located in more than 540 locations globally and online throughout the United States and in Canada, Europe, Japan, Korea and the Philippines. Forever 21 has been a tenant at the Baybrook Mall Property since 2009, has a lease expiration date of December 31, 2026, and has no extension options remaining and no termination options. Forever 21 pays percentage rent instead of base rent. Based on the May 2024 TTM period, Forever 21 percentage in lieu rent was $519,744, which amount of percentage rent was underwritten for Forever 21. Forever 21 filed for bankruptcy in 2019 and emerged from bankruptcy in 2020.

H&M (17,510 square feet; 3.2% of NRA; 3.0% of underwritten base rent). H&M is a global retailer offering affordable apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. H&M operates approximately 4,338 stores across 77 markets with approximately 143,000 employees. H&M has been a tenant at the Baybrook Mall Property since 2022, has a lease expiration date of January 31, 2032, and has two, three-year extension options remaining. H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed approximately $5,440,386 between January 1, 2026 and December 31, 2026, or approximately $5,984,425 between January 1, 2028 and December 31, 2028. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of the construction allowance. H&M’s sales for the TTM May 2024 period were $4,596,073.

Victoria’s Secret (14,115 square feet; 2.6% of NRA; 3.7% of underwritten base rent). Victoria’s Secret is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swimwear, as well as fragrances and body care. Victoria’s Secret/Pink comprises two brands, Victoria’s Secret and PINK. Victoria’s Secret employs over 30,000 associates across approximately 1,350 retail stores in approximately 70 countries. Victoria’s Secret has been a tenant at the Baybrook Mall Property since 2022, has a lease expiration date of January 31, 2032, and has no extension options remaining and no termination options. Victoria’s Secret’s parent company filed for bankruptcy in 2020, and Victoria’s Secret was spun off as an independent business in 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
150

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 15 – Baybrook Mall

The following table presents certain information regarding the major tenants at the Baybrook Mall Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Stores
JCPenney	NR/NR/NR	96,605	17.9%	$325,000	1.3%	$3.36	1/31/2026	6, 5-year	N
Macy’s (non-collateral)(3)	BBB/Baa3/BBB-	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Dillard’s (non-collateral)(3)	BBB-/Baa3/BB+	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Living Spaces (non-collateral)(3)	NR/NR/NR	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Subtotal/Avg.		96,605	17.9%	$325,000	1.3%	$3.36

Major Tenants
Forever 21(4)	NR/NR/NR	81,772	15.1%	$0	0.0%	$0.00	12/31/2026	None	N
Foot Locker(5)	NR/Ba2/BB+	18,376	3.4%	$1,383,569	5.7%	$75.29	Various	None	N
H&M(6)	NR/NR/BBB	17,510	3.2%	$728,241	3.0%	$41.59	1/31/2032	2, 3-year	Y
Victoria’s Secret	NR/B1/BB-	14,115	2.6%	$904,630	3.7%	$64.09	1/31/2032	None	N
The Cheesecake Factory	NR/NR/NR	11,393	2.1%	$517,698	2.1%	$45.44	1/31/2033	2, 5-year	N
Finish Line	NR/NR/NR	9,000	1.7%	$479,970	2.0%	$53.33	1/31/2028	None	N
Akira	NR/NR/NR	7,845	1.5%	$404,018	1.7%	$51.50	8/31/2029	None	N
Tilly’s(7)	NR/NR/NR	7,530	1.4%	$246,231	1.0%	$32.70	2/28/2033	None	Y
American Eagle Outfitters(8)	NR/NR/NR	6,723	1.2%	$721,311	3.0%	$107.29	3/31/2032	None	Y
Buckle	NR/NR/NR	6,502	1.2%	$310,275	1.3%	$47.72	7/31/2028	None	N
Subtotal/Avg.		180,766	33.4%	$5,695,943	23.6%	$31.51

Other Tenants(9)		238,914	44.2%	$18,124,370	75.1%	$75.86
Occupied Subtotal/Avg.		516,285	95.4%	$24,145,313	100.0%	$46.77(10)

Vacant Space		24,701	4.6%
Total/Avg.		540,986	100.0%
(1)	Information is based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through July 19, 2025 and (ii) signed not occupied rent totaling $946,662.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Macy’s, Dillard’s and Living Spaces (which are not part of the Baybrook Mall Property) occupy 720,931 square feet and anchor the Baybrook Mall Regional Shopping Center. Such non-collateral anchors do not have operating covenants in place. Living Spaces is currently building out its space and not yet in occupancy.
(4)	Forever 21 pays percentage rent instead of base rent. Based on the May 2024 TTM period, Forever 21 percentage in lieu rent was $519,744, which amount of percentage rent was underwritten for Forever 21.
(5)	Includes 13,936 square feet of Foot Locker space that expires on April 30, 2032 and 4,440 square feet of Kids Foot Locker space that expires on May 31, 2027.
(6)	H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed approximately $5,440,386 between January 1, 2026 and December 31, 2026, or approximately $5,984,425 between January 1, 2028 and December 31, 2028. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of its construction allowance. H&M’s sales for the TTM May 2024 period were $4,596,073.
(7)	Tilly’s has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed $2,000,000 between November 1, 2027 and December 31, 2027. Tilly’s is required to pay a termination fee equal to 100% of the then unamortized portion of its construction allowance. Tilly’s sales for the TTM May 2024 period were $2,380,972.
(8)	American Eagle Outfitters has the right to terminate its lease upon 180 days’ notice if the tenant’s net sales fail to exceed $4,349,071 between April 1, 2027 and March 31, 2028 with payment of a termination fee equal to $117,652.50. American Eagle Outfitters’ sales for the TTM May 2024 period were $4,647,955.
(9)	Includes 5,151 square feet of inline tenant space as to which only percentage rent is due, 302 square feet of tenant space as to which only overage rent is due and 3,411 square feet of other space as to which there is no underwritten rent.
(10)	Includes the following square feet as to which no base rent was underwritten: 81,772 square feet occupied by Forever 21, as to which only percentage rent is due, 5,151 square feet of inline tenant space as to which only percentage rent is due, 302 square feet of tenant space as to which only overage rent is due and 3,411 square feet of other space as to which there is no underwritten rent. Occupied Subtotal/Wtd. Avg. Annual UW Rent PSF excluding these tenants is $56.73.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
151

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 15 – Baybrook Mall

The following table presents certain information relating to stores with the highest overall sales in order of their May 31, 2024 TTM Sales:

Top Tenants by Total Sales(1)
Tenant Name	Tenant SF	2022 Sales	2021 Sales PSF	2023 Sales	2023 Sales PSF	TTM 5/31/2024 Sales	TTM 5/31/2024 Sales PSF	TTM 5/31/2024 Occupancy Cost(2)
Macy’s(3)	254,000	$57,100,000	$225	$48,500,000	$191	$48,500,000	$191	0.2%
Dillard’s(3)	299,681	$51,500,000	$172	$51,200,000	$171	$51,200,000	$171	0.2%
Apple	5,176	$47,138,150	$9,107	$38,944,983	$7,524	$38,624,755	$7,462	1.1%
Sephora	5,876	$9,194,514	$1,565	$12,049,893	$2,051	$12,789,992	$2,177	8.3%
Foot Locker	18,376(4)	$11,908,582	$648	$12,329,184	$671	$12,452,889	$678	14.3%
JCPenney	96,605	$11,700,000	$121	$11,300,000	$117	$11,300,000	$117	2.9%
Victoria’s Secret	14,115	$9,186,162	$651	$10,320,677	$731	$10,210,080	$723	15.7%
The Cheesecake Factory	11,393	$9,806,788	$861	$9,899,056	$869	$9,845,401	$864	5.8%
Forever 21	81,772	$7,596,815	$93	$6,230,995	$76	$6,496,805	$79	8.0%
H&M	17,510	$6,099,815	$348	$5,413,053	$309	$4,596,073	$262	17.0%
(1)	Information obtained from the borrower.
(2)	TTM 5/31/2024 Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements). For the non-collateral tenants Macy’s and Dillard’s, Occupancy Cost is based on their respective common area maintenance expense contributions.
(3)	Not part of the Baybrook Mall Property collateral.
(4)	Includes 13,936 square feet of Foot Locker space and 4,400 square feet of Kids Foot Locker space.

The following table presents certain information relating to the lease rollover schedule at the Baybrook Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling		Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
Vacant	NAP	24,701	4.6%	4.6%	NAP	NA	P	NAP	NAP
MTM	4	5,896	1.1	5.7%	$308,043	1.3%		1.3%	$52.25
2024	8	8,611	1.6	7.2%	1,005,321	4.2		5.4%	$116.75
2025	18	21,559	4.0	11.2%	1,816,951	7.5		13.0%	$84.28
2026	25	240,690	44.5	55.7%	4,458,740	18.5		31.4%	$18.52
2027	22	43,312	8.0	63.7%	4,177,820	17.3		48.7%	$96.46
2028	22	54,663	10.1	73.8%	3,321,909	13.8		62.5%	$60.77
2029	15	42,280	7.8	81.6%	2,640,420	10.9		73.4%	$62.45
2030	7	11,461	2.1	83.8%	833,557	3.5		76.9%	$72.73
2031	2	1,208	0.2	84.0%	214,791	0.9		77.8%	$177.81
2032	6	54,798	10.1	94.1%	3,511,886	14.5		92.3%	$64.09
2033	7	28,476	5.3	99.4%	1,645,052	6.8		99.1%	$57.77
2034	3	3,331	0.6	100.0%	210,822	0.9		100.0%	$63.29
2035 & Thereafter	4	0	0.0	100.0%	0	0.0		100.0%	$0.00
Total/Wtd. Avg.(4)	143	540,986	100.0%		$24,145,313	100.0%			$46.77
(1)	Information is based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through July 19, 2025 and (ii) signed not occupied rent totaling $946,662.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes the following square feet as to which no base rent was underwritten: 81,772 square feet occupied by Forever 21, as to which only percentage rent is due, 5,151 SF of inline tenant space as to which only percentage rent is due, 302 square feet of tenant space as to which only overage rent is due and 3,411 square feet of other space as to which there is no underwritten rent. Total/Wtd. Avg. UW Rent PSF Rolling excluding these tenants is $56.73.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
152

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 15 – Baybrook Mall

The Market. The Baybrook Mall Property is located in Friendswood, Texas, south of the central business district of Houston and southeast of the George Bush Intercontinental Airport. Major industries include energy, aerospace, specialty chemical, healthcare and maritime. The city is also home to the Texas Medical Center, the largest medical center in the world, and the world’s largest concentration of health care and research institutions. Primary access to the local area is provided by Interstate 45, a major north-south arterial highway in the immediate area. State Route 35 and Gulf Freeway are the major north-south highways in the immediate area. Bay Area Boulevard and Long Prairie Road are the primary east-west roadways in the area. The Baybrook Mall Property is not accessible via public transportation. The primary mode of transportation in the immediate area is through automobile. Neighboring areas and the larger Houston metropolitan region are served by the Metropolitan Transit Authority of Harris County (METRO), which includes bus routes and park-and-ride services that Friendswood residents can access for commutes to Houston. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Southeast Outlier retail submarket was approximately 3.6% with average asking rents of $28.82 PSF and inventory of approximately 16.6 million square feet. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Houston market was approximately 5.0%, with average asking rents of $21.08 PSF and inventory of approximately 440.3 million square feet. According to the appraisal, the 2023 population within a one-mile-, three-mile and five- mile radius of the Baybrook Mall Property was 6,603, 76,142 and 211,728, respectively. The 2023 average household income within the same radii was $93,263, $102,629 and $122,801, respectively.

The following table presents information relating to the appraisal’s market rent conclusion for the Baybrook Mall Property:

Market Rent Summary(1)
Space Type	Market Rent	Escalations	Term (Months)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
0 to 1,500 SF Space:	$80.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
1,501 to 2,500 SF Space:	$70.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
2,501 to 4,000 SF Space:	$55.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
4,001 to 6,500 SF Space:	$80.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
6,501 to 10,000 SF Space:	$55.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
Snack Bars Space:	$135.00	3.00%/year	60	Triple Net	$60.00 / $15.00	6.0% / 3.0%
Food Court Space:	$145.00	3.00%/year	60	Triple Net	$60.00 / $15.00	6.0% / 3.0%
Restaurant Space:	$55.00	3.00%/year	60	Triple Net	$30.00 / $10.00	6.0% / 3.0%
Kiosk Space:	$360.00	3.00%/year	60	Gross	$10.00 / $2.00	6.0% / 3.0%
Large Tenants Over 10,000 SF Space:	$55.00	10% Midterm	120	Triple Net	$20.00 / $5.00	6.0% / 3.0%
Anchor Space:	$9.50	10% Midterm	120	Gross	$5.00 / $1.00	4.0% / 2.0%
Restaurant Outparcel Space:	$35.00	10% Midterm	120	Triple Net	$20.00 / $5.00	6.0% / 3.0%
Jewelry Space:	$150.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
(1)	Source: Appraisal.

The following table presents certain information relating to comparable retail centers to the Baybrook Mall Property:

Competitive Set Summary(1)
Name	Baybrook Mall (subject)	Houston Galleria	Memorial City	Pearland Town Center
Address	500 Baybrook Mall	5075 Westheimer Road	303 Memorial City	11200 Broadway
City, State	Friendswood, TX	Houston, TX	Houston, TX	Pearland, TX
Rentable Area (SF)	1,261,917(2)	2,011,293	1,700,000	N/A
Year Built	1978	1970	1966	N/A
Anchor Tenants	Dillard's, Macy's, JCPenney	Macy's, Neiman Marcus, Nordstrom, Saks Fifth Avenue	Dillard's JCPenney, Macy's	Dillard's, Macy's, Dick's Sporting Goods
Sales PSF	$863(3)	$980	$700	$406
Occupancy	95.4%(2)(4)	95.0%	89.0%	94.0%
(1)	Source: Appraisal unless otherwise noted.
(2)	Information is based on the underwritten rent roll dated June 30, 2024.
(3)	Based on the trailing 12-month period as of May 31, 2024.
(4)	Occupancy is not inclusive of non-collateral tenants. The Baybrook Mall Property is comprised of 540,986 square feet. Dillard’s, Macy’s and Living Spaces (collectively, 720,931 square feet) are not part of the collateral.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
153

Structural and Collateral Term Sheet	BMO 2024-5C7
No. 15 – Baybrook Mall

The following table presents certain information relating to the underwritten cash flows of the Baybrook Mall Property:

Underwritten Net Cash Flow (1)
	2020	2021	2022	2023	TTM 5/31/2024	UW	UW PSF
Gross Potential Rent(1)	$24,446,369	$25,720,119	$27,524,849	$28,432,717	$28,194,698	$28,171,016	$52.07
Reimbursements	$12,235,727	$10,638,392	$10,895,133	$11,417,589	$11,172,921	$11,141,965	$20.60
Other Income	$1,516,160	$1,860,280	$2,119,328	$2,297,302	$2,301,138	$2,168,140	$4.01
Effective Gross Income	$38,198,255	$38,218,791	$40,539,309	$42,147,608	$41,668,756	$41,481,121	$76.68

Real Estate Taxes	$5,440,425	$5,035,298	$4,702,799	$4,420,599	$4,217,902	$4,899,635	$9.06
Insurance	$247,003	$323,413	$366,254	$541,679	$614,253	$687,119	$1.27
Other Operating Expenses	$7,679,031	$6,915,653	$6,878,371	$7,265,360	$6,988,209	$5,684,423	$10.51
Total Operating Expenses	$13,366,460	$12,274,364	$11,947,424	$12,227,638	$11,820,364	$11,271,177	$20.83

Net Operating Income	$24,831,795	$25,944,427	$28,591,885	$29,919,970	$29,848,392	$30,209,945	$55.84
Replacement Reserves	$0	$0	$0	$0	$0	$232,624	$0.43
TI/LC	$0	$0	$0	$0	$0	$324,592	$0.60
Net Cash Flow	$24,831,795	$25,944,427	$28,591,885	$29,919,970	$29,848,392	$29,652,729	$54.81
(1)	Based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through July 19, 2025, (ii) signed not occupied rent totaling $946,662, (iii) percentage rent totaling $808,724, (iv) overage rent totaling $1,237,029, (v) specialty leasing rent totaling $408,693 and (vi) kiosk revenue totaling $1,571,257.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
154

Structural and Collateral Term Sheet	BMO 2024-5C7
Contacts
BMO Capital Markets CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Paul Vanderslice	paul.vanderslice@bmo.com	(917) 996-4514
Managing Director

David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Director

BMO Capital Markets CMBS Trading & Structuring
Contact	E-Mail	Phone Number
Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director

Mary Kunka	mary.kunka@bmo.com	(347) 956-1226
Managing Director

Kiran Manda	kiran.manda@bmo.com	(347) 831-4776
Managing Director

Michael Chen	lei4.chen@bmo.com	(646) 265-0023
Director

BMO Capital Markets Securitized Products Syndicate
Contact	E-Mail	Phone Number
Alex Smith-Constantine	alex.smithconstantine@bmo.com	(212) 702-1866
Managing Director

Trinian Donohoe	trinian.donohoe@bmo.com	(212) 702-1866
Vice President

Deutsche Bank Securities Banking
Contact	Contact	Contact
Lainie Kaye	lainie.kaye@db.com	(212) 250-5270
Managing Director

Michael Miller	michael.miller@db.com	(212) 250-0099
Vice President

Sam Lockwood	sam.lockwood@db.com	(212) 250-4569
Vice President

Deutsche Bank Securities Trading & Structuring
Contact	Contact	Contact
Shaishav Agarwal	shaishav.agarwal@db.com	(212) 250-6290
Managing Director

Daniel Penn	daniel.penn@db.com	(212) 250-5149
Managing Director

Matt Smith	matt-t.smith@db.com	(212) 250-6155
Director

Ryan Horvath	ryan.horvath@db.com	(212) 250-5149
Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
155

Structural and Collateral Term Sheet	BMO 2024-5C7
Contacts

Citigroup CMBS Capital Markets and Securitization
Contact	Contact	Contact
Rick Simpson	richard.simpson@citi.com	(212) 816-5343
Managing Director

Jason Mercandetti	jason.mercandetti@citi.com	(212) 816-6384
Director

Citigroup Structuring, Trading & Syndicate
Contact	E-Mail	Phone Number
Raul Orozco	raul.d.orozco@citi.com	(212) 723-1295
Managing Director

Matt Perry	mattison.perry@citi.com	(212) 723-1295
Director

Societe Generale Banking & Capital Markets
Contact	E-Mail	Phone Number
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

Societe Generale Syndicate and Trading
Contact	E-Mail	Phone Number
Mark Lacerenza	mark.lacerenza@sgcib.com	(212) 278-5243
Managing Director

Claire Weiss	claire.weiss@sgcib.com	(212) 278-6570
Director

Philip Yenikomshian	philip.yenikomshian@sgcib.com	(212) 278-5155
Director

Goldman Sachs Real Estate Financing Group - Securitization
Contact	E-Mail	Phone Number
Scott Epperson	scott.epperson@gs.com	(212) 934-2882
Managing Director

Justin Peterson	justin.peterson@gs.com	(212) 902-4283
Vice President

Raymond Todd	raymond.todd@gs.com	(972) 501-3979
Vice President

Goldman Sachs Real Estate Financing Group - Capital Markets
Contact	E-Mail	Phone Number
Nitin Jagga	nitin.jagga@gs.com	(212) 855-9035
Vice President

Rebecca Bayard	rebecca.bayard@gs.com	(212) 934-0848
Vice President

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
156

Structural and Collateral Term Sheet	BMO 2024-5C7
Contacts
Goldman Sachs Syndicate & Structuring
Contact	E-Mail	Phone Number
Scott Walter	scott.walter@gs.com	(212) 357-8910
Managing Director

Lisa Schexnayder	lisa.schexnayder@gs.com	(212) 902-2330
Vice President

UBS CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 713-8832
Managing Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Managing Director

Michael Barbieri	michael.barbieri@ubs.com	(212) 713-1181
Executive Director

UBS CMBS Trading and Syndicate
Contact	E-Mail	Phone Number
Jared Randall	jared.randall@ubs.com	(212) 713-8568
Executive Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
157